Filed pursuant to Rule 424(b)(3)

Registration No. 333-269516

PROSPECTUS

Up to 240,000,000 Shares of Common Stock

This prospectus relates to the resale of up to 240,000,000 shares of our common stock, par value $0.0001 per share, by GHS Investments LLC (“Selling Stockholder” or “GHS”). The shares of common stock being offered by the Selling Stockholder may be issued pursuant to the equity financing agreement dated January 20, 2023 (the “Financing Agreement”), that we entered into with the Selling Stockholder. See below for a description and additional information on the Financing Agreement and “Selling Stockholder”.  The prices at which GHS may sell the shares of common stock will be determined by the prevailing market price for the shares of common stock or in negotiated transactions.

The Financing Agreement with Selling Stockholder provides that Selling Stockholder is committed to purchase up to $10 million of our common stock. We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Financing Agreement.

The Shares included in this prospectus represent a portion of the shares issuable to Selling Stockholder under the Financing Agreement.

Selling Stockholder is an “underwriter” within the meaning of the Securities Act in connection with the resale of our common stock under the Financing Agreement. No other underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering.

Our common stock is currently available for quotation on the OTCQB Market under the symbol “SING”. On February 13, 2023, the last reported sale price of our common stock on the OTCQB Market was $.055 per share.

We will not receive any proceeds from the sale of these shares of common stock offered by Selling Stockholder. However, we will receive proceeds in the event we put shares to GHS under the Financing Agreement.

We will pay the expenses incurred in registering the shares of common stock, including legal and accounting fees. See “Plan of Distribution”

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See the risks and uncertainties described under the heading “Risk Factors” in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is February 14, 2023

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information from that contained in this prospectus. Selling Stockholder is offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

In this prospectus, “Singlepoint,” the “Company,” “we,” “us,” and “our” refer to Singlepoint Inc., a Nevada corporation, and the Company’s subsidiaries.

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CAUTIONARY NOTE REGARDING

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in or implied by the forward-looking statements we make. Factors that could cause such differences include, but are not limited to:

•	if we do not obtain adequate capital funding or improve our financial performance, we may not be able to continue as a going concern;

•	we have a holding company ownership structure and will depend on distributions from our majority-owned and/or controlled operating subsidiaries to meet our obligations;

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we have made and expect to continue to make acquisitions as a primary component of our growth strategy, however, we may not be able to identify suitable acquisition candidates or consummate acquisitions on acceptable terms;

•	we may be unable to successfully integrate acquisitions, which may adversely impact our operations;

•	the rapidly evolving and competitive nature of the solar industry makes it difficult to evaluate our future prospects;

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an increase in interest rates or tightening of the supply of capital in the global financial markets could make it difficult for end-users to finance the cost of a solar photovoltaic (“PV”) system and could reduce the demand for smart energy products and thus demand for our products;

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the market for our products is highly competitive and we expect to face increased competition as new and existing competitors introduce power optimizers, inverters, PV system monitoring and other smart energy products, which could negatively affect our results of operations and market share;

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existing electric utility industry regulations, and changes to regulations, may present technical, regulatory, and economic barriers to the purchase and use of solar PV systems that may significantly reduce demand for our products or harm our ability to compete;

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our management will have broad discretion over the use of any net proceeds from the sale of Common Stock to the Selling Stockholder pursuant to the Financing Agreement and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully; and

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because we initially became a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by means other than a traditional underwritten initial public offering, we may not be able to attract the attention of research analysts at major brokerage firms.

We have included important cautionary statements in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus and the documents that we have filed as exhibits to this registration statement of which this prospectus forms a part with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus, and we do not assume any obligation to update any forward-looking statements except as required by applicable law.

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PROSPECTUS SUMMARY

The following summary is not complete and does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision to purchase our common shares. All dollar amounts refer to United States dollars unless otherwise indicated. This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus before investing in our Common Stock, especially the risks and other information we discuss under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes beginning on page F-1. Our fiscal year end is December 31 and our fiscal years ended December 31, 2021 and 2020 are sometimes referred to herein as fiscal years 2021 and 2020, respectively. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements”.

Our Company

Singlepoint Inc. (“we,” “us,” “our,” “Singlepoint” or “the Company”) is a diversified holding company principally engaged through its subsidiaries in providing renewable energy solutions and energy-efficient applications to drive better health and living. Our primary focus is sustainability by providing an integrated solar energy solution for our customers and clean environment solutions through our air purification business. We conduct our solar operations mainly through our subsidiary, The Boston Solar Company LLC (“Boston Solar”), in which we hold an 81% equity interest.

We conduct our air purification operations through Box Pure Air, LLC (“Box Pure Air”), in which we hold a 51% equity interest.

We also have ownership interests outside of our primary solar and air purification businesses. We consider these subsidiaries to be noncore businesses of ours. These noncore businesses are:

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Discount Indoor Garden Supply, Inc. (“DIGS”), in which we hold a 90% equity interest and which provides products and services within the agricultural industry designed to improve yields and efficiencies;

•	EnergyWyze LLC (“EnergyWyze”), a wholly owned subsidiary and which is a digital and direct marketing firm focused on customer lead generation in the solar energy industry;
•	ShieldSaver, LLC (“ShieldSaver”), in which we hold a 51% equity interest and which focuses on efficiently tracking records of vehicle repairs; and
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Singlepoint Direct Solar, LLC (“Direct Solar America”), in which we hold a 51% equity interest and which works with homeowners and small commercial business to provide solar, battery backup and electric vehicle (“EV”) chargers at their location(s).

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We built and plan to continue to build our portfolio through organic growth, synergistic acquisitions, products, and partnerships. We generally acquire majority and/or control stakes in innovative and promising businesses that are expected to appreciate in value over time. We are particularly focused on businesses where our engagement will be potentially significant for that entity’s growth prospects. We strive to create long-term value for our stockholders by helping our subsidiary companies to increase their market penetration, grow revenue and improve operating margins and cash flow. Our emphasis is on building businesses in industries where our management team has either in-depth knowledge and experience, or where our management can provide value by advising on new markets and expansion.

Our Core Businesses

Solar Operations

Boston Solar.  Boston Solar is dedicated to providing superior products, exceptional customer service, and the highest quality workmanship in residential, commercial and industrial installations. Boston Solar has been honored with the 2020 Guildmaster Award from GuildQuality for demonstrating exceptional customer service within the residential construction industry. For five consecutive years, Boston Solar has been recognized as a Top Solar Contractor by Solar Power World magazine. Boston Solar has also made Boston Business Journal’s “Largest Clean Energy Companies in Massachusetts” List. Boston Solar is a member of Solar Energy Business Association of New England (SEBANE). Boston Solar is headquartered at 55 Sixth Road, Woburn, MA 01801.

 Air Purification Operations

Box Pure Air.  Box Pure Air is a distributor of industrial grade high-efficiency air purification products designed and manufactured for schools and commercial buildings. The company is pursuing additional products to leverage its sales network that are designed to increase safety and security in these locations. Box Pure Air strives to help businesses and consumers create a safe and healthy environment. The products we sell are engineered and designed to exceed the national standards of indoor air quality by following CDC requirements for air ventilation utilizing HEPA certified filters and incorporating proven antimicrobial technologies. Box Pure Air primarily sells and distributes the AirBox Air Purifier product line (“Airbox”), an industrial and commercial grade suite of products developed by clean-room technologists that are primarily hand-built in the United States. The Airbox line products combine high-proficiency air filtration with clean-lined, modern design and style. The Airbox purifier delivers commercial grade clean air technology to keep employees, customers and clients safe and healthy in high-traffic locations by improving and enhancing indoor air quality.

Our Market Opportunity

In each of our core businesses, we focus on solid, growing markets and capitalize on positive demographic and market trends. In our solar energy business, we intend to develop a vertically integrated solar energy business with nationwide geographical coverage. We believe these initiatives have the opportunity to increase market share, diversify geographical revenue streams, incorporate best practices across our portfolio, and provide increased cost savings by providing both purchasing power and lower general administrative cost across our solar energy operating businesses.  According to Fortune Business Insights, the solar industry is expected to grow at a compounded annual growth rate of 6.9% from 2021 through 2029. The market is expected to grow from approximately $184 billion in 2021 to $293 billion in 2028.

Our clean environment business was implemented, in response to demand due to COVID-19 and effects of global pollution, to provide mobile air purification technology in closed environments that are unable to implement such technology on an attractive cost basis. We are being increasingly called upon to provide services to help prevent the spreading of airborne diseases and toxins, thereby improving the environmental quality, health and wellness of our end users who include students, first responders, professionals returning to offices and others.

Our Growth Strategy and Competitive Advantages

Our goal is to develop or acquire ownership interests in companies that possess high-growth potential, and to provide those companies with management services that will help them grow. We believe that we can build a brand that is synonymous with integrity, strong corporate governance and transparency with an emphasis on social responsibility. Key elements of our growth strategy and competitive advantages include:

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Strengthen and Grow our Core. Our strategy involves driving organic growth in part by a continuing focus on and anticipation of customer needs related to environmentally friendly and safe and sustainable systems and solutions. We believe that we are well positioned to meet the demand expected to result from these trends through products like our AirBox air purification solutions for commercial building and school applications, and through our solar energy products and services which help decrease reliance on traditional energy sources. We intend to leverage our existing position in the clean environment industry to cross sell into new markets including sanitization, general air filter supply, and other products intended to improve school and building safety.

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Accretive acquisitions and strategic relationships at each level of our company. We intend to continue to pursue acquisitions that consolidate market share, expand our geographical footprint and further our position as a participant in each of our principal businesses. We seek to identify and partner with companies with complementary technology and where our existing business extension opportunities could be commercially beneficial to them.

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Diverse and competitive positioning of our companies. Our principal businesses operate in highly competitive but diverse markets which we believe balance the risk profile of our company. We believe the diverse and competitive positioning in these markets of our companies serves as a competitive strength.

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Central management support for all companies. Our “hands-on” management team provides centralized management oversight across our principal businesses. We believe we can improve the margins by controlling costs at our businesses as we centralize business practices in functional areas including financing, accounting, human resources, back-office administration, information technology and risk management. These margin improvements can be accomplished through leveraging our central capital and management capabilities to allow our businesses to better focus their efforts on revenue generation and product enhancement. In addition, we seek to increase revenue for each of our majority-owned and/or wholly-owned operating subsidiaries by cross-selling the complementary technical services and distribution network of each company.

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GHS Transaction

On January 20, 2023, the Company entered the Financing Agreement and Registration Rights Agreement with GHS. Pursuant to the Financing Agreement GHS agreed to purchase up to Ten Million Dollars ($10,000,000) in shares of the Company’s common stock, from time to time over the course of twenty-four (24) months after the execution of the Financing Agreement and Registration Rights Agreement (the “Contract Period”).

The Financing Agreement grants the Company the right, from time to time at its sole discretion (subject to certain conditions) during the Contract Period, to direct GHS to purchase shares of Common Stock on any business day (a “Put”), provided that at least ten trading days has passed since the most recent Put. The purchase price of the shares of Common Stock contained in a Put will be 80% of the lowest traded price for the Company’s common stock during the ten consecutive trading days preceding the date of notice.  If the Company should complete an up list to a national securities exchange, the purchase price will be 90% of the lowest traded price of the Company’s Common Stock during the ten consecutive trading days preceding the receipt by GHS of the applicable Put notice, subject to a floor of $0.02 below which the Company will not deliver a Put. Subject to the satisfaction of certain conditions set forth in the Financing Agreement, on each Put the Company will deliver an amount of Shares not exceeding two times the average of the daily trading dollar volume for the common stock. of the dollar amount of each Put. No Put will be made in an amount less than ten thousand dollars ($10,000) or greater than three million dollars ($500,000). Purchases are further limited to GHS owning no more than 4.99% of the total outstanding Common Stock at any given time.

Recent Developments

Sale of Class E Preferred Stock

On January 13, 2023, the Company entered a Securities Purchase Agreement (the “January Purchase Agreement”) with GHS, whereby GHS agreed to purchase an initial tranche of One Hundred (100) shares of the Company’s Class E Preferred Stock and up to an additional Seven Hundred Fifty (750) shares of the Company’s Class E Preferred Stock in three tranches of up to Two Hundred Fifty (250) shares each.  The first tranche, which occurred promptly upon execution of the January Purchase Agreement, is the purchase of One Hundred (100) shares of Class E Preferred Stock for One Hundred Thousand Dollars ($100,000).  In addition the Company issued GHS twenty-five shares of Class E Preferred Stock upon the initial closing date as an equity incentive.

Legal Proceedings

         On January 9, 2023, the Company announced that it and Direct Solar America have resolved their claims against Pablo Diaz Curiel, Kjelsey Johnson, Brian Odle, Elijah Chaffino, Christina Berume and Jessica Hernandez in the United States District Court, District of Arizona. The claims filed by Pablo Diaz, individually and derivatively on behalf of Direct Solar America, JAGUSA Holdings, LLC, Elijah Chaffino, Kjelsey Johnson, Brian Odle, Direct Solar, LLC and AI Live Transfers against the Company, Direct Solar America, Greg Lambrecht, Wil Ralston and Corey Lambrecht filed in the United States District Court, District of Arizona have also been resolved. The Company and Direct Solar America maintain their claims against Solar Integrated Roofing Corporation and USA Solar Network, LLC. The Company, Direct Solar America and Pablo Diaz Curiel have also resolved the arbitration matter pending before the American Arbitration Association, whereby Mr. Diaz brought wage related claims.

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Summary Risk Factors

Our business is subject to a number of risks. You should be aware of these risks before making an investment decision. These risks are discussed more fully in the section of this prospectus titled “Risk Factors.” Risks include, among others, the following:

•	if we do not obtain adequate capital funding or improve our financial performance, we may not be able to continue as a going concern;

•	we have a holding company ownership structure and will depend on distributions from our majority-owned and/or controlled operating subsidiaries to meet our obligations;

•	our common stock may become subject to the SEC’s penny stock rules, which may make it difficult for broker-dealers to complete customer transactions and could adversely affect trading activity in our securities;

•	we have made and expect to continue to make acquisitions as a primary component of our growth strategy, however, we may not be able to identify suitable acquisition candidates or consummate acquisitions on acceptable terms;

•	we may be unable to successfully integrate acquisitions, which may adversely impact our operations;

•	the rapidly evolving and competitive nature of the solar industry makes it difficult to evaluate our future prospects;

•	an increase in interest rates or tightening of the supply of capital in the global financial markets could make it difficult for end-users to finance the cost of a solar PV system and could reduce the demand for smart energy products and thus demand for our products;

•	the market for our products is highly competitive and we expect to face increased competition as new and existing competitors introduce power optimizers, inverters, solar PV system monitoring and other smart energy products, which could negatively affect our results of operations and market share;

•	existing electric utility industry regulations, and changes to regulations, may present technical, regulatory, and economic barriers to the purchase and use of solar PV systems that may significantly reduce demand for our products or harm our ability to compete;

•	the voting power of our Class A Convertible Preferred Stock has the effect of concentrating voting power with those of our executive officers and directors who collectively hold substantially all of our outstanding Class A Convertible Preferred Stock, which will limit investors’ ability to influence corporate matters, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions; and

•	because we initially became a reporting company under the Exchange Act by means other than a traditional underwritten initial public offering, we may not be able to attract the attention of research analysts at major brokerage firms;

•	the sale of our common stock to GHS may cause dilution, and the sale of the shares of common stock acquired by GHS, or the perception that such sales may occur, could cause the price of our common stock to fall.

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Corporate History and Information

Singlepoint Inc. was originally incorporated in the State of Nevada in 2007 as Carbon Credits International, Inc., a company engaged in the business of marketing, and distributing power-saving devices manufactured by a Malaysian corporation, which was spun off from Carbon Credits Industries Inc., its former parent, in October 2007. In December 2011, the Company entered into a merger agreement with Lifestyle Wireless, Inc., with the Company remaining as the surviving company. On July 1, 2013, the Company changed its name to Singlepoint Inc.

The Company originally became subject to the reporting requirements of the securities laws in 2008, and subsequently suspended its reporting obligations in 2010. The Company again became subject to the reporting requirements of the securities laws 2018.

Our principal offices are located at 2999 North 44th Street Suite 530, Phoenix, AZ 85018, telephone: (888) 682-7464. Our corporate website address is located at www.singlepoint.com. The information on or accessed through our website is not incorporated in this prospectus or the registration statement of which this prospectus forms a part.

In May 2019, we established a subsidiary, Direct Solar America, as we completed the acquisition of certain assets of Direct Solar LLC and AI Live Transfers LLC. The Company owns 51% of the membership interests of Direct Solar America.

In January 2021, we acquired EnergyWyze a national digital and direct marketing firm focused on customer lead generation in the solar energy industry.

In February 2021, we purchased 51% ownership of Box Pure Air, a distributor of industrial grade high-efficiency air purification products designed and manufactured for commercial locations.

On April 21, 2022 the Company purchased an aggregate of 80.1% of the outstanding membership interests of Boston Solar.

Implications of being a Smaller Reporting Company

We are a smaller reporting company as defined in the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation and, if we are a smaller reporting company with less than $100 million in annual revenue, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

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THE OFFERING

Issuer:	Singlepoint Inc., a Nevada corporation
Shares of common stock offered by Selling Stockholder::	Up to 240,000,000 shares of common stock.
Common Stock Outstanding After Offering:	Up to 240,000,000 shares of common stock
Use of Proceeds:

We will not receive any proceeds from the sale of the shares of common stock offered by Selling Stockholder. However, we may receive up to $10,000,000 in gross proceeds from sale of our common stock to the Selling Stockholder under the Financing Agreement. See “Use of Proceeds.”

Risk Factors:

An investment in our securities involves a high degree of risk. You should read this prospectus carefully, including the section titled “Risk Factors” and the consolidated financial statements and the related notes to those statements included in this prospectus, before deciding to invest in our securities.

OTCQB Symbol:	SING
The number of shares of our common stock outstanding after the offering is based on 117,361,708 shares outstanding as of January 31, 2023 and excludes:
•	1,946,919,441 shares of common stock issuable upon the conversion of all series of the Company’s preferred stock;
•	9,835,125 shares of common stock issuable upon conversion of the Company’s outstanding convertible notes in the outstanding principal amount of $6,263,465;
•	4,129,091 shares of common stock issuable upon the exercise of outstanding warrants at a weighted exercise price of $0.11 per share;
•	1,333,333 shares of common stock reserved for future issuance pursuant to our Singlepoint Inc. 2019 Equity Incentive Plan.

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RISK FACTORS

Risks Related to Our Business

We have had a history of losses and may incur future losses, which may prevent us from attaining profitability.

We have incurred significant net losses since inception. Our net loss was approximately $6.6 million for the nine months ended September 30, 2022 and approximately $5.8 million and $4.4 million for the years ended December 31, 2021 and 2020, respectively. As of September 30, 2022, we had an accumulated deficit of $92.7 million. We may continue to incur significant losses in the future for a number of reasons, including unforeseen expenses, difficulties, complications, delays, and other unknown events.

We anticipate that our operating expenses will increase substantially in the foreseeable future as we undertake the acquisition and integration of additional entities, incur expenses associated with maintaining compliance as a public company, and increase marketing and sales efforts to increase our customer base. These increased expenditures may make it more difficult to achieve and maintain profitability. In addition, our efforts to grow our business may be more expensive than we expect, and we may not be able to generate sufficient revenue to offset increased operating expenses. If we are required to reduce our expenses, our growth strategy could be materially affected. We will need to generate and sustain significant revenue levels in future periods in order to become profitable, and, even if we do, we may not be able to maintain or increase our level of profitability.

Accordingly, we cannot assure you that we will achieve sustainable operating profits as we continue to expand our product offerings and infrastructure, further develop our marketing efforts, and otherwise implement our growth initiatives. Any failure to achieve and maintain profitability would have a materially adverse effect on our ability to implement our business plan, our results and operations, and our financial condition.

If we do not obtain adequate capital funding or improve our financial performance, we may not be able to continue as a going concern.

We have incurred a net loss in each year since our inception and expect to incur losses in future periods as we continue to increase our expenses in order to grow our business. These factors raise substantial doubt about our Company’s ability to continue as a going concern. If we are unable to obtain adequate funding or if we are unable to grow our revenue substantially to achieve and sustain profitability, we may not be able to continue as a going concern. The report of our independent registered public accounting firm for the year ended December 31, 2021 included herein contains an explanatory paragraph indicating that there is substantial doubt as to our ability to continue as a going concern as a result of recurring losses from operations.

If we are unable to raise additional capital when required or on acceptable terms, we will be required to significantly delay, scale back or restrict our operations or obtain funds by entering into agreements on unattractive terms, which would likely have a material adverse effect on our business, stock price and our relationships with third parties with whom we have business relationships, at least until additional funding is obtained. If we do not have sufficient funds to continue operations, we could be required to seek bankruptcy protection or other alternatives that would likely result in our stockholders losing some or all of their investment in us. In addition, our ability to achieve profitability or to respond to competitive pressures would be significantly limited.

The amount and timing of our future funding requirements depends on many factors, including

•	the timing and cost of potential future acquisitions;

•	integration of the businesses that we have acquired or may acquire in the future; and

•	the hiring of additional management and other personnel as we continue to grow; and

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We cannot be certain that additional funding will be available on acceptable terms, or at all. In addition, we have in the past and may in the future be restricted or limited by the terms of the credit facilities governing our indebtedness on our ability to enter into additional indebtedness and any future debt financing based upon covenants that restrict our operations, including limitations on our ability to incur liens or additional debt, pay dividends, redeem our stock, make certain investments and engage in certain merger, consolidation or asset sale transactions.

We and our subsidiaries have limited operating histories and therefore we cannot ensure the long-term successful operation of our business or the execution of our growth strategy.

Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by growing companies in new and rapidly evolving markets. We may meet many challenges including:

•	establishing and maintaining broad market acceptance of our products and services and converting that acceptance into direct and indirect sources of revenue;

•	timely and successfully developing new products and services and increasing the features of existing products and services;

•	developing products and services that result in high degrees of customer satisfaction and high levels of customer usage;

•	successfully responding to competition, including competition from emerging technologies and solutions;

•	developing and maintaining strategic relationships to enhance the distribution, features, content and utility of our products and services; and

•	identifying, attracting and retaining talented technical and sales services staff at reasonable market compensation rates in the markets in which we operate.

Our growth strategy may be unsuccessful and we may be unable to address the risks we face in a cost-effective manner, if at all. If we are unable to successfully address these risks, our business, operating results and financial condition could be materially and adversely affected.

We have a holding company ownership structure and will depend on distributions from our majority-owned and/or controlled operating subsidiaries to meet our obligations. Contractual or legal restrictions applicable to our subsidiaries could limit payments or distributions from them.

We are a holding company and derive all of our operating income from, and hold substantially all of our assets through, our subsidiaries. The effect of this structure is that we will depend on the earnings of our subsidiaries, and the payment or other distributions to us of these earnings, to meet our obligations and make capital expenditures. Provisions of U.S. corporate and tax law, like those requiring that dividends are paid only out of surplus, and provisions of any future indebtedness may limit the ability of our subsidiaries to make payments or other distributions to us. Additionally, in the event of the liquidation, dissolution or winding up of any of our subsidiaries, creditors of that subsidiary (including trade creditors) will generally be entitled to payment from the assets of that subsidiary before those assets can be distributed to us.

We have made and expect to continue to make acquisitions as a primary component of our growth strategy. We may not be able to identify suitable acquisition candidates or consummate acquisitions on acceptable terms, or at all, which could disrupt our operations and adversely impact our business and operating results.

A primary component of our growth strategy has been to acquire complementary businesses to grow our company. We intend to continue to pursue acquisitions of complementary technologies, products and businesses as a primary component of our growth strategy to expand our operations and customer base and provide access to new markets and increase benefits of scale. Acquisitions involve certain known and unknown risks that could cause our actual growth or operating results to differ from our expectations. For example:

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•	we may not be able to identify suitable acquisition candidates or to consummate acquisitions on acceptable terms;

•	we may pursue international acquisitions, which inherently pose more risks than domestic acquisitions;

•	we compete with others to acquire complementary products, technologies and businesses, which may result in decreased availability of, or increased price for, suitable acquisition candidates;

•	we may not be able to obtain the necessary financing, on favorable terms or at all, to finance any or all of our potential acquisitions; and

•	we may ultimately fail to consummate an acquisition even if we announce that we plan to acquire a technology, product or business.

Our ability to acquire additional businesses may require issuances of our common stock and/or debt financing that we may be unable to obtain on acceptable terms.

The timing, size and success of our acquisition efforts and the associated capital commitments cannot be readily predicted. We intend to use our common stock, cash, debt and borrowings under our credit facility, if necessary, as consideration for future acquisitions of companies. The issuance of additional common stock in connection with future acquisitions may be dilutive to holders of shares of common stock sold in this offering. In addition, if our common stock does not maintain a sufficient market value or potential acquisition candidates are unwilling to accept common stock as part of the consideration for the sale of their businesses, we may be required to use more of our cash resources, including obtaining additional capital through debt financing. However, there can be no assurance that we will be able to obtain financing if and when it is needed or that it will be available on terms that we deem acceptable. If we are unable to raise capital when needed or on attractive terms, we would be forced to delay, reduce or eliminate some or all of our research and development programs or commercialization efforts. As a result, we may be unable to pursue our acquisition strategy successfully, which may prevent us from achieving our growth objectives.

We may be unable to successfully integrate acquisitions, which may adversely impact our operations.

Acquired technologies, products or businesses may not perform as we expect and we may fail to realize anticipated revenue and profits. In addition, our acquisition strategy may divert management’s attention away from our existing business, resulting in the loss of key customers or employees, and expose us to unanticipated problems or legal liabilities, including responsibility as a successor for undisclosed or contingent liabilities of acquired businesses or assets.

If we fail to conduct due diligence on our potential targets effectively, we may, for example, not identify problems at target companies or fail to recognize incompatibilities or other obstacles to successful integration. Our inability to successfully integrate future acquisitions could impede us from realizing all of the benefits of those acquisitions and could severely weaken our business operations. The integration process may disrupt our business and, if new technologies, products or businesses are not implemented effectively, may preclude the realization of the full benefits expected by us and could harm our results of operations. In addition, the overall integration of new technologies, products or businesses may result in unanticipated problems, expenses, liabilities and competitive responses. The difficulties integrating an acquisition include, among other things:

•	issues in integrating the target company’s technologies, products or businesses with ours;

•	incompatibility of marketing and administration methods;

•	maintaining employee morale and retaining key employees;

•	integrating the cultures of our companies;

•	preserving important strategic customer relationships;

•	consolidating corporate and administrative infrastructures and eliminating duplicative operations; and

•	coordinating and integrating geographically separate organizations.

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In addition, even if the operations of an acquisition are integrated successfully, we may not realize the full benefits of the acquisition, including the synergies, cost savings or growth opportunities, that we expect. These benefits may not be achieved within the anticipated time frame, or at all.

Acquisitions which we complete may have an adverse impact on our results of operations.

Acquisitions may cause us to:

•	issue common stock that would dilute our current stockholders’ ownership percentage;

•	use a substantial portion of our cash resources;

•	increase our interest expense, leverage and debt service requirements if we incur additional debt to pay for an acquisition;

•

assume liabilities for which we do not have indemnification from the former owners; further, indemnification obligations may be subject to dispute or concerns regarding the creditworthiness of the former owners;

•	record goodwill and non-amortizable intangible assets that are subject to impairment testing and potential impairment charges;

•	experience volatility in earnings due to changes in contingent consideration related to acquisition earn-out liability estimates;

•	incur amortization expenses related to certain intangible assets;

•	lose existing or potential contracts as a result of conflict of interest issues;

•	become subject to adverse tax consequences or deferred compensation charges;

•	incur large and immediate write-offs; or

•	become subject to litigation.

The occurrence of any or all of the above risks could materially and adversely affect our business, operating results and financial condition.

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We may be subject to claims arising from the operations of our various businesses for periods prior to the dates we acquired them.

We may be subject to claims or liabilities arising from the ownership or operation of acquired businesses for the periods prior to our acquisition of them, including environmental, warranty, workers’ compensation and other employee-related and other liabilities and claims not covered by insurance. These claims or liabilities could be significant. Our ability to seek indemnification from the former owners of our acquired businesses for these claims or liabilities may be limited by various factors, including the specific time, monetary or other limitations contained in the respective acquisition agreements and the financial ability of the former owners to satisfy our indemnification claims. In addition, insurance companies may be unwilling to cover claims that have arisen from acquired businesses or locations, or claims may exceed the coverage limits that our acquired businesses had in effect prior to the date of acquisition. If we are unable to successfully obtain insurance coverage of third-party claims or enforce our indemnification rights against the former owners, or if the former owners are unable to satisfy their obligations for any reason, including because of their current financial position, we could be held liable for the costs or obligations associated with such claims or liabilities, which could adversely affect our financial condition and results of operations.

Our resources may not be sufficient to manage our expected growth; failure to properly manage our potential growth would be detrimental to our business.

We may fail to adequately manage our anticipated future growth. Any growth in our operations will place a significant strain on our administrative, financial and operational resources and increase demands on our management and on our operational and administrative systems, controls and other resources. We cannot assure you that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of this growth, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base, and maintain close coordination among our technical, accounting, finance, marketing and sales. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems. There may be greater strain on our systems as we acquire new businesses, requiring us to devote significant management time and expense to the ongoing integration and alignment of management, systems, controls and marketing. If we are unable to manage growth effectively, such as if our sales and marketing efforts exceed our capacity to design and produce our products and services or if new employees are unable to achieve performance levels, our business, operating results and financial condition could be materially and adversely affected.

The rapidly evolving and competitive nature of the solar industry makes it difficult to evaluate our future prospects.

The rapidly evolving and competitive nature of the solar industry makes it difficult to evaluate our current business and future prospects. The solar industry is an evolving industry that has experienced substantial changes in recent years, and we cannot be certain that consumers, businesses or utilities will adopt solar PV systems as an alternative energy source at levels sufficient to grow our business. In addition, we have limited insight into emerging trends that may adversely affect our business, financial condition, results of operations and prospects. We have encountered and will continue to encounter risks and difficulties frequently experienced by growing companies in rapidly changing industries, including unpredictable and volatile revenues and increased expenses as our business continues to grow. If demand for solar energy solutions does not continue to grow or grows at a slower rate than anticipated, our business and results of operations will suffer. The viability and demand for our products, may be affected by many factors beyond our control, including:

•	cost competitiveness, reliability and performance of solar PV systems compared to conventional and non-solar renewable energy sources and products;

•	competing new technologies at more competitive prices than those we offer for our products;

•	availability and amount of government subsidies and incentives to support the development and deployment of solar energy solutions;

•	the extent of deregulation in the electric power industry and broader energy industries to permit broader adoption of solar electricity generation;

•	prices of traditional carbon-based energy sources;

•	levels of investment by end-users of solar energy products, which tend to decrease when economic growth slows; and

•	the emergence, continuance or success of, or increased government support for, other alternative energy generation technologies and products.

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We depend upon a limited number of outside contract manufacturers, and our operations could be disrupted if our relationships with these contract manufacturers are compromised.

We do not have internal manufacturing capabilities, and currently rely on contract manufacturers to build all of our products. Our reliance on a limited number of contract manufacturers makes us vulnerable to possible capacity constraints and reduced control over component availability, delivery schedules, manufacturing yields and costs. We do not currently have long-term supply contracts with our contract manufacturers and they are not obligated to supply products to us for any period, in any specified quantity or at any certain price beyond the single delivery contemplated by the relevant purchase order. While we may enter into long-term master supply agreements with our contract manufacturers in the future as the volume of our business grows in a way that makes these arrangements economically feasible, we may not be successful in negotiating such agreements on favorable terms or at all. If we do enter into such long-term master supply agreements, or enter into such agreements on less favorable terms than we currently have with such manufacturers, we could be subject to binding long-term purchase obligations that may be harmful to our business, including in the event that we do not have the customer demand necessary to utilize the products that we are required to purchase. Any change in our relationships with our contract manufacturers or changes to contractual terms of our agreements with them could adversely affect our financial condition and results of operations.

The revenue that certain of our contract manufacturers generate from our orders represents a relatively small percentage of their overall revenue. As a result, fulfilling our orders may not be considered a priority in the event of constrained ability to fulfill all of their customer obligations in a timely manner. In addition, some of the facilities in which our products are manufactured are located outside of the United States. Our use of international facilities may increase supply risk, including the risk of supply interruptions or reductions in manufacturing quality or controls.

We may be negatively impacted by the deterioration in financial conditions of our limited number of contract manufacturers. If any of our contract manufacturers were unable or unwilling to manufacture the components that we require for our products in sufficient volumes, at high-quality levels, on a timely basis and pursuant to existing supply agreement terms, due to financial conditions or otherwise, we would have to identify, qualify and select acceptable alternative contract manufacturers. An alternative contract manufacturer may not be available to us when needed or may not be in a position to satisfy our quality or production requirements on commercially reasonable terms, including price and timing. Any significant interruption or delays in manufacturing would require us to reduce or delay our supply of products to our customers or increase our shipping costs to make up for delays in manufacturing, if possible, which in turn could reduce our revenue, cause us to incur delay liquidated damages or other liabilities to our customers, harm our relationships with our customers, damage our reputation or cause us to forego potential revenue opportunities. While we may have contractual remedies against our contract manufacturers for the supply chain malfunctions noted above to support any liabilities to our customers, such remedies may not be sufficient in scope, we may not be able to effectively enforce such remedies and we may incur significant costs in enforcing such remedies.

Risks Related to Our Markets and Customers

A drop in the retail price of electricity derived from the utility grid or from alternative energy sources may harm our business, financial condition, results of operations and prospects.

Decreases in the retail prices of electricity from the utility grid, or other renewable energy resources, would make the purchase of solar PV systems less economically attractive and would likely lower sales of our products. The price of electricity derived from the utility grid could decrease as a result of:

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•	construction of a significant number of new power generation plants, including plants utilizing natural gas, nuclear, coal, renewable energy or other generation technologies;

•	relief of transmission constraints that enable local centers to generate energy less expensively;

•	reductions in the price of natural gas, or alternative energy resources other than solar;

•	utility rate adjustment and customer class cost reallocation;

•	energy conservation technologies and public initiatives to reduce electricity consumption;

•	development of smart-grid technologies that lower the peak energy requirements of a utility generation facility;

•	development of new or lower-cost energy storage technologies that have the ability to reduce a customer’s average cost of electricity by shifting load to off-peak times; and

•	development of new energy generation technologies that provide less expensive energy.

Moreover, technological developments in the solar components industry could allow our competitors and their customers to offer electricity at costs lower than those that can be offered by us to our customers, which could result in reduced demand for our products. If the cost of electricity generated by solar PV installations incorporating our systems is high relative to the cost of electricity from other sources, our business, financial condition and results of operations may be harmed. Any failure by us to adopt new or enhanced technologies or processes, or to react to changes in existing technologies, could result in product obsolescence, the loss of competitiveness of our products, decreased revenue and a loss of market share to competitors.

An increase in interest rates or tightening of the supply of capital in the global financial markets could make it difficult for end-users to finance the cost of a solar PV system and could reduce the demand for smart energy products and thus demand for our products.

Many end-users depend on financing to fund the initial capital expenditure required to develop, build or purchase a solar PV system. As a result, an increase in interest rates or a reduction in the supply of project debt financing or tax equity investments, could reduce the number of solar projects that receive financing or otherwise make it difficult for our customers or the end-users to secure the financing necessary to develop, build, purchase, or install a solar PV system on favorable terms, or at all, and thus lower demand for our products which could limit our growth or reduce our net sales. In addition, we believe that a significant percentage of end-users install solar PV systems as an investment, funding the initial capital expenditure through financing. Recent increases in interest rates could lower such end-user’s return on investment on a solar PV system, increase equity return requirements or make alternative investments more attractive relative to solar PV systems, and, in each case, could cause such end-users to seek alternative investments. Furthermore, current uncertainty in the economy due to the lingering effects of the COVID-19 pandemic, inflation, increases in interest rates and Russia’s invasion of Ukraine may detrimentally influence the end-users willingness to invest in solar PV systems, both due to end-users’ economic uncertainty as well as the market’s unwillingness to extend favorable financial terms to the end-users.

The market for our products is highly competitive and we expect to face increased competition as new and existing competitors introduce power optimizers, inverters, solar PV system monitoring and other smart energy products, which could negatively affect our results of operations and market share.

The market for solar PV and air purification solutions is highly competitive and could remain that way for an extended period of time. An increased global supply of PV modules has caused and may cause structural imbalances in which global PV module supply exceeds demand. We expect competition to intensify as new and existing competitors enter the market. In addition, there are several new entrants that are proposing solutions to the rapid shutdown functionality which has become a regulatory requirement for PV rooftop solar systems in the United States. If these new technologies are successful in offering a price competitive and technologically attractive solution to the residential solar PV market, this could make it more difficult for us to maintain market share and our business, financial condition and results of operations could be adversely affected.

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Several of our existing and potential competitors have the financial resources to offer competitive products at aggressive or below-market pricing levels, which could cause us to lose sales or market share or require us to lower prices for our products in order to compete effectively. If we have to reduce our prices by more than we anticipated, or if we are unable to offset any future reductions in our average selling prices by increasing our sales volume, reducing our costs and expenses or introducing new products, our revenues and gross profit would suffer.

In addition, competitors may be able to develop new products more quickly than us, may partner with other competitors to provide combined technologies and competing solutions and may be able to develop products that are more reliable or that provide more functionality than ours.

The solar industry has historically been cyclical and experienced periodic downturns.

Our future success partly depends on continued demand for solar PV systems in the end-markets we serve. The solar industry has historically been cyclical and has experienced periodic downturns which may affect demand for our products. Additionally, PV solar and related technologies may not be suitable for continued adoption at economically attractive rates of return. Sufficient additional demand for solar modules and related technologies may not develop or may take longer to develop than we anticipate, causing our net sales and profit to flatten or decline and threatening our ability to sustain profitability.

The solar industry has undergone challenging business conditions in past years, including downward pricing pressure for PV modules, mainly as a result of overproduction, and reductions in applicable governmental subsidies, contributing to demand decreases. Therefore, there is no assurance that the solar industry will not suffer significant downturns in the future, which will adversely affect demand for our solar products and our results of operations.

Defects or performance problems in our products could result in loss of customers, reputational damage and decreased revenue, and we may face warranty, indemnity and product liability claims arising from defective products.

Although our products meet our stringent quality requirements, they may contain undetected errors or defects, especially when first introduced or when new generations are released. Errors, defects or poor performance can arise due to design flaws, defects in raw materials or components or manufacturing difficulties, which can affect both the quality and the yield of the product. Any actual or perceived errors, defects, or poor performance in our products could result in the replacement or recall of our products or components thereof, shipment delays, rejection of our products, damage to our reputation, lost revenue, diversion of our personnel from our product development efforts, and increases in customer service and support costs, all of which could have a material adverse effect on our business, financial condition, and results of operations.

Furthermore, defective components may give rise to warranty, indemnity or product liability claims against us that exceed any revenue or profit we receive from the affected products. Our limited warranties cover defects in materials and workmanship of our products under normal use and service conditions, therefore, we bear the risk of warranty claims long after we have sold products and recognized revenue. While we do have accrued reserves for warranty claims, our estimated warranty costs for previously sold products may change to the extent future products are not compatible with earlier generation products under warranty. Our warranty accruals are based on our assumptions and we do not have a long history of making such assumptions. As a result, these assumptions could prove to be materially different from the actual performance of our systems, causing us to incur substantial unanticipated expenses to repair or replace defective products in the future or to compensate customers for defective products. Our failure to accurately predict future claims could result in unexpected volatility in, and have a material adverse effect on, our financial condition.

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If one of our products were to cause injury to someone or cause property damage, then we could be exposed to product liability claims and lawsuits which could result in significant costs and liabilities if damages are awarded against us. Further, any product liability claim we face could be expensive to defend and could divert management’s attention. The successful assertion of a product liability claim against us could result in potentially significant monetary damages, penalties or fines, subject us to adverse publicity, damage our reputation and competitive position, and adversely affect sales of our products. In addition, product liability claims, injuries, defects, or other problems experienced by other companies in the residential solar industry could lead to unfavorable market conditions for the industry as a whole.

The reduction, elimination or expiration of rebates, tax credits, government subsidies and economic incentives for on-grid solar electricity applications could reduce demand for solar PV systems and harm our business.

Federal, state and local government bodies provide incentives to promote solar electricity in the form of rebates, tax credits or exemptions and other financial incentives. The market for on-grid applications, where solar power is used to supplement a customer’s electricity purchased from the utility network or sold to a utility under tariff, often depends in large part on the availability and size of government and economic incentives. The reduction, elimination, or expiration of government subsidies, economic incentives, tax incentives, renewable energy targets and other support for on-grid solar electricity applications, or other public policies could negatively impact demand and/or price levels for our solar modules. The imposition of tariffs on our products could materially increase our costs to perform under our contracts with customers, which could adversely affect our results of operations.

For example, in 2015 the U.S. Congress passed a multi-year extension to the solar Investment Tax Credit (“ITC”), which helped grow the U.S. solar market. As of January 1, 2022, the ITC is 26% of expenditures from residential or commercial projects. By January 1, 2024, the ITC is expected to drop to 10% for commercial projects and is expected to be completely phased out for residential projects. The potential reduction and termination of the ITC could reduce the demand for solar energy solutions in the U.S. which would have an adverse impact on our business, financial condition, and results of operations. Furthermore, due to the continued economic downturn from COVID-19, many of the institutions utilizing the ITC may significantly pull back or no longer have the ability to invest, meaning that financing for solar projects may become seriously diminished.

In general subsidies and incentives may expire on a particular date, end when the allocated funding is reduced or terminated due to, inter alia, legal challenges, adoption of new statutes or regulations or the passage of time, they often occur without warning.

In addition, several jurisdictions have adopted renewable portfolio standards mandating that a certain portion of electricity delivered by utilities to customers come from a set of eligible renewable energy resources, such as solar, by a certain compliance date. Under some programs, a utility can receive a “credit” for renewable energy produced by a third party by either purchasing the electricity directly from the producer or paying a fee to obtain the right to renewable energy generated but used or sold by the generator. A renewable energy credit allows the utility to add this electricity to its renewable portfolio requirement without actually expending the capital for generating facilities. However, there can be no assurances that such policies will continue. Reduction or elimination of renewable portfolio standards or successful efforts to meet current standards could harm or halt the growth of the solar PV industry and our business.

Changes to net metering policies may reduce demand for electricity from solar PV systems and harm our business.

Our business benefits from favorable net metering policies in most U.S. states that allow a solar PV system owner to pay his or her electric utility only for power usage net of production from the solar PV system. System owners receive credit for the energy that the solar installation generates to offset energy usage at times when the solar installation is not generating energy. Under a net metering program, the customer typically pays for the net energy used or receives a credit against future bills if more energy is produced than consumed.

Most U.S. states have adopted some form of net metering. Yet, net metering programs have recently come under regulatory scrutiny in some U.S. states due to allegations that net metering policies inequitably shift costs onto non-solar ratepayers by allowing solar ratepayers to sell electricity at rates that are too high for utilities to recoup their fixed costs. For example, in 2019, Louisiana Public Service Commissions adopted net metering policies aimed at lowering the solar customers’ savings. In December 2021, the California Public Utilities Commission proposed lowering current net energy metering tariffs in addition to imposing a new grid-connection fee on new rooftop solar users. We cannot assure you that these programs will not be significantly modified going forward.

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If the value of the credit that customers receive for net metering is reduced, end-users may be unable to recognize the current level of cost savings associated with net metering. The absence of favorable net metering policies or of net metering entirely, or the imposition of new charges that only or disproportionately affect end-users that use net metering would significantly limit demand for our products and could have a material adverse effect on our business, financial condition, results of operations and future growth.

Existing electric utility industry regulations, and changes to regulations, may present technical, regulatory, and economic barriers to the purchase and use of solar PV systems that may significantly reduce demand for our products or harm our ability to compete. In addition, determinations of various regulatory bodies regarding lack of compliance with certifications or other regulatory requirements could harm our ability to sell our products in certain countries.

Federal, state and local government regulations and policies concerning the electric utility industry, and internal policies and regulations promulgated by electric utilities, heavily influence the market for electricity generation products and services, and could deter purchases of solar PV systems sold by our customers, significantly reducing the potential demand for our products. In addition, depending on the region, electricity generated by solar PV systems competes most effectively with expensive peak-hour electricity from the electric grid, rather than the less expensive average price of electricity. Modifications to the utilities’ peak hour pricing policies or rate design, such as to a flat rate, could require the price of solar PV systems and their component parts to be lower in order to compete with the price of electricity from the electric grid.

Changes in current laws or regulations applicable to us or the imposition of new laws and regulations could have a material adverse effect on our business, financial condition and results of operations. Any changes to government or internal utility regulations and policies that favor electric utilities could reduce the competitiveness of solar PV systems and cause a significant reduction in demand for our products and services.

Due to the seasonality of construction in the United States and step-downs of the ITC, our results of operations may fluctuate significantly from quarter to quarter, which could make our future performance difficult to predict and could cause our results of operations for a particular period to fall below expectations, resulting in a decline in the price of our common stock.

Our quarterly results of operations are difficult to predict and may fluctuate significantly in the future. Because a substantial majority of our sales since inception have been concentrated in the U.S. market, we have experienced seasonal and quarterly fluctuations in the past as a result of seasonal fluctuations in our customers’ businesses. Additionally, our end-users’ ability to install solar energy systems is affected by weather. For example, during the winter months in cold-weather climates in the United States, construction may be delayed in order to let the ground thaw to reduce costs. Such installation delays can impact the timing of orders for our products. We expect expansion into areas with traditionally warmer climates will result in less pronounced seasonal variations in our revenue profile over time. Additionally, we have historically experienced seasonal fluctuations in the purchase patterns of our customers related to the ITC step-downs, with at least some customers placing large orders in the fourth quarter of a particular year and the corresponding shipments occurring during the first half of the subsequent year, resulting in increased revenue in the first half of the year. There are no ITC step-downs in 2021 or 2022, but this fluctuation could continue to impact our business when the ITC step-downs resume after 2022.

Given that we are an early-stage company operating in a rapidly growing industry, the true extent of historic fluctuations due to the seasonality of construction and the ITC step-downs may have been masked by our recent growth rates and consequently may not be readily apparent from our historical results of operations and may be difficult to predict. Any substantial decrease in revenue would have an adverse effect on our business, prospects, financial condition, results of operations, and stock price. Seasonality and fluctuations in sales as described herein may also present cash flow challenges as well as place strain on our supply chain.

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We rely on third parties for certain financial and operational services essential to our ability to manage our business. A failure or disruption in these services could materially and adversely affect our ability to manage our business effectively.

We rely on third parties for certain essential financial and operational services. Traditionally, the vast majority of these services are provided by large enterprise software vendors who license their software to customers. Moreover, these vendors provide their services to us via a cloud-based model instead of software that is installed on our premises. As a result, we depend upon these vendors providing us with services that are always available and are free of errors or defects that could cause disruptions in our business processes, which could adversely affect our ability to operate and manage our operations.

Many of our customers are small- and medium-sized businesses, which may result in increased costs as we attempt to reach, acquire and retain customers.

In order for us to improve our operating results and continue to grow our business, it is important that we continually attract new customers, sell additional services to existing customers and encourage existing customers to renew their subscriptions.

However, selling to and retaining small- and medium- sized businesses can be more difficult than selling to and retaining large enterprises because small- and medium-sized business customers:

•	are more price sensitive;

•	are more difficult to reach with broad marketing campaigns;

•	have high churn rates in part because of the nature of their businesses; and

•	often require higher sales, marketing and support expenditures by vendors that sell to them per revenue dollar generated for those vendors.

If we are unable to cost-effectively market and sell our service to our target customers, our ability to grow our revenue and become profitable will be harmed.

Our market is subject to changing preferences; failure to keep up with these changes would result in our losing market share, thus seriously harming our business, financial condition and results of operations.

Our business and operating results may be harmed if we fail to expand our various product and service offerings (either through internal product or capability development initiatives or through partnerships and acquisitions) in such a way that achieves widespread market acceptance or that generates significant revenue and gross profits to offset our operating and other costs. We may not successfully identify, develop and market new product and service offerings in a timely manner. If we introduce new products and services, they may not attain broad market acceptance or contribute meaningfully to our revenue or profitability. Competitive or technological developments may require us to make substantial, unanticipated capital expenditures in new products and technologies or in new strategic partnerships, and we may not have sufficient resources to make these expenditures. Because the markets for many of our products and services are subject to rapid change, we may need to expand and/or evolve our product and service offerings quickly. Delays and cost overruns could affect our ability to respond to technological changes, evolving industry standards, competitive developments or customer requirements and harm our business and operating results.

We depend on our information technology systems, and those of our third-party vendors, contractors and consultants, and any failure or significant disruptions of these systems, security breaches or loss of data could materially adversely affect our business, financial condition and results of operations.

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Our business is highly dependent on maintaining effective information systems as well as the integrity and timeliness of the data we use to serve our customers and operate our business. Because of the large amount of data that we collect and manage, it is possible that hardware failures or errors in our systems could result in data loss or corruption or cause the information that we collect to be incomplete or contain inaccuracies that our partners regard as significant. If our data were found to be inaccurate or unreliable due to fraud or other error, or if we, or any of the third-party service providers we engage, were to fail to maintain information systems and data integrity effectively, we could experience operational disruptions that may hinder our ability to provide services, establish appropriate pricing for services, retain and attract customers, establish reserves, report financial results timely and accurately and maintain regulatory compliance, among other things.

Our information technology strategy and execution are critical to our continued success. We believe our success is dependent, in large part, on maintaining the effectiveness of existing technology systems and continuing to deliver and enhance technology systems that support our business processes in a cost-efficient and resource-efficient manner. Increasing regulatory and legislative changes will place additional demands on our information technology infrastructure that could have a direct impact on resources available for other projects tied to our strategic initiatives. We must also develop new systems to meet current market standards and keep pace with continuing changes in information processing technology and evolving industry and regulatory standards. Failure to do so may present compliance challenges and impede our ability to deliver services in a competitive manner. Further, because system development projects are long-term in nature, they may be more costly than expected to complete and may not deliver the expected benefits upon completion.

Security incidents compromising the confidentiality, integrity, and availability of our confidential or personal information and our and our third-party service providers’ information technology systems could result from cyber-attacks, computer malware, viruses, social engineering (including spear phishing and ransomware attacks), credential stuffing, supply chain attacks, efforts by individuals or groups of hackers and sophisticated organizations, including state-sponsored organizations, errors or malfeasance of our personnel, and security vulnerabilities in the software or systems on which we and our third-party service providers rely. As techniques used by cyber criminals change frequently, a disruption, cyberattack or other security breach of our information technology systems or infrastructure, or those of our third-party service providers, may go undetected for an extended period and could result in the theft, transfer, unauthorized access to, disclosure, modification, misuse, loss or destruction of our employee, representative, customer, vendor, consumer and/or other third-party data, including sensitive or confidential data, personal information and/or intellectual property. We cannot guarantee that our security efforts will prevent breaches or breakdowns of our or our third-party service providers’ information technology systems. If we suffer a material loss or disclosure of personal or confidential information as a result of a breach of our information technology systems, including those of our third-party service providers, we may suffer reputational, competitive and/or business harm, incur significant costs and be subject to government investigations, litigation, fines and/or damages, which could have a material adverse effect on our business, prospects, results of operations, financial condition and/or cash flows. Moreover, while we maintain cyber insurance that may help provide coverage for these types of incidents, we cannot assure you that our insurance will be adequate to cover costs and liabilities related to these incidents. Further, our failure to effectively invest in, implement improvements to and properly maintain the uninterrupted operation and data integrity of our information technology and other business systems could adversely affect our results of operations, financial position and cash flow.

If we are unable to protect the confidentiality of our trade secrets, know-how and other proprietary and internally developed information, the value of our technology could be adversely affected.

We may not be able to protect our trade secrets, know-how and other internally developed information adequately. Although we use reasonable efforts to protect this internally developed information and technology, our employees, consultants and other parties (including independent contractors and companies with which we conduct business) may unintentionally or willfully disclose our information or technology to competitors. Enforcing a claim that a third party illegally disclosed or obtained and is using any of our internally developed information or technology is difficult, expensive and time-consuming, and the outcome is unpredictable. We rely, in part, on non-disclosure, confidentiality and assignment-of-invention agreements with our employees, independent contractors, consultants and companies with which we conduct business to protect our internally developed information. These agreements may not be self-executing, or they may be breached and we may not have adequate remedies for such breach. Moreover, third parties may independently develop similar or equivalent proprietary information or otherwise gain access to our trade secrets, know-how and other internally developed information.

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Our future success depends on our ability to retain our chief executive officer and other key executives and to attract, retain and motivate qualified personnel.

We are highly dependent on our executive officers, as well as the other principal members of our management team. Although we have entered into employment agreements with Mr. Ralston and Mr. Lambrecht providing for certain benefits, including severance in the event of a termination without cause, these agreements do not prevent them from terminating their employment with us at any time. We do not maintain “key person” insurance for any of our executives or other employees. The loss of the services of any of these persons could impede the achievement of our research, development and commercialization objectives. The unexpected loss of the services of one or more of our directors or executive officers and/or advisors including due to disease (such as COVID-19), disability or death, could have a detrimental effect on us.

In addition, we rely on consultants and advisors to assist us in formulating our development and commercialization strategy. Our consultants and advisors may be employed by employers other than us and may have commitments under consulting or advisory contracts with other entities that may limit their availability to us.

Ongoing supply chain delays and disruptions in the solar panel industry may materially adversely affect our businesses.

                Our solar sales business has been, and continues, to be impacted by increased supply chain delays and shortages. COVID-19 impacts and restrictions on trade with China have disrupted the availability of solar panels. In March 2022, the Department of Commerce (“DOC”) announced plans to investigate solar panel imports from Cambodia, Malaysia, Thailand and Vietnam for alleged circumvention of U.S. import tariffs. The DOC investigation created a major disruption in the solar panel supply chain and made it difficult for U.S. solar companies to complete new projects. In June 2022, the Biden Administration announced a two-year tariff moratorium on solar panels to help ease these international supply chain challenges and encourage domestic manufacturing. As a result of this moratorium, supply of solar panels has begun to return to previous levels and the Company has experienced a greater supply of available panels for current and upcoming projects.

Risks Related to our Securities

We have identified material weaknesses in our internal control over financial reporting. Failure to maintain effective internal controls could cause our investors to lose confidence in us and adversely affect the market price of our common stock. If our internal controls are not effective, we may not be able to accurately report our financial results or prevent fraud.

Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”) requires that we maintain internal control over financial reporting that meets applicable standards. We may err in the design or operation of our controls, and all internal control systems, no matter how well designed and operated, can provide only reasonable assurance that the objectives of the control system are met. Because there are inherent limitations in all control systems, there can be no assurance that all control issues have been or will be detected.

In our Form 10-Q for the quarter ended September 30, 2022, we identified certain material weaknesses in our internal controls. Specifically, we lacked a functioning audit committee resulting in ineffective oversight in the establishment and monitoring of required internal control and procedures, and inadequate segregation of duties consistent with control objectives.  Our weaknesses also related to a lack of a sufficient number of personnel with appropriate training and experience in U.S. general acceptable accounting principles (“GAAP”) and SEC rules and regulations with respect to financial reporting functions. Furthermore, we lack robust accounting systems as well as sufficient resources to hire such staff and implement these accounting systems.

If we are unable, or are perceived as unable, to produce reliable financial reports due to internal control deficiencies, investors could lose confidence in our reported financial information and operating results, which could result in a negative market reaction and a decrease in our stock price.

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Our executive officers and directors have the ability to control all matters submitted to stockholders for approval.

Our executive officers and directors hold collectively 42,309,285 shares of our Class A Convertible Preferred Stock (each share votes as the equivalent of 50 shares of common stock on all matters submitted for a vote by the common stockholders), and as such, if these stockholders were to choose to act together, they would be able to control or significantly influence all matters submitted to our stockholders for approval, as well as our management and affairs. For example, these persons, if they choose to act collectively, would control or significantly influence the election of directors and approval of any merger, consolidation or sale of all or substantially all of our assets. This concentration of voting power could

•	delay, defer or prevent a change of control;
•	entrench our management and the Board; or
•	impede a merger, consolidation, takeover or other business compensation involving us that other stockholders may desire.

Our common stock may become subject to the SEC’s penny stock rules, which may make it difficult for broker-dealers to complete customer transactions and could adversely affect trading activity in our securities.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock may be less than $5.00 per share for some period of time and therefore would be a “penny stock” according to SEC rules, unless we are listed on a national securities exchange. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;
•	receive the purchaser’s prior written agreement to the transaction;
•

provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•

obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If required to comply with these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected.

Raising additional capital may cause dilution to our stockholders, restrict our operations or require us to relinquish rights to our technologies or product candidates.

Until the time, if ever, that we can generate substantial product revenues, we plan to finance our cash needs through some combination of equity offerings, debt financings, collaborations, strategic alliances and licensing arrangements. We do not have any committed external source of funds. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of our existing stockholders will be diluted, and the terms of these new securities may include liquidation or other preferences that adversely affect the rights of our existing stockholders. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

We may issue preferred stock in different series with terms that could dilute the voting power or reduce the value of our common stock.

While we already have five classes of preferred stock outstanding, each of which class entitles its holders to significant favorable rights and preferences as compared to the holders of our common stock, we have no specific plan to issue any new preferred stock in different series. However, our amended and restated articles of incorporation, as amended (“Articles of Incorporation”) authorizes us to issue, without the approval of our stockholders, one or more series of preferred stock having such designation, relative powers, preferences (including preferences over our common stock respecting dividends and distributions), voting rights, terms of conversion or redemption, and other relative, participating, optional, or other special rights, if any, of the shares of each such series of preferred stock and any qualifications, limitations, or restrictions thereof, as our Board may determine. The terms of one or more future classes or series of preferred stock could dilute the voting power or reduce the value of our common stock. For example, the repurchase or redemption rights or liquidation preferences we could assign to holders of a specific preferred stock class could affect the residual value of the common stock.  We currently have five classes of preferred stock authorized pursuant to our Articles of Incorporation which will dilute the voting power and reduce the value of our common stock, including repurchase or redemption rights and liquidation preferences.

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The market valuation of our business may fluctuate due to factors beyond our control and the value of your investment may fluctuate correspondingly, including at a time when you may want to sell your holdings.

The market valuation of smaller reporting companies, such as us, frequently fluctuate due to factors unrelated to the past or present operating performance of such companies. Our market valuation and the trading prices of our common stock may fluctuate significantly in response to a number of factors, many of which are beyond our control, including:

•	changes in securities analysts’ estimates of our financial performance, although there are currently no analysts covering our stock;

•	fluctuations in stock market prices and volumes, particularly among securities of smaller reporting companies;

•	fluctuations in related commodities prices;

•	additions or departures of key personnel;

•	quarterly variations in our results of operations or those of our competitors;

•	delays in end-user deployments of products;

•	announcements by us or our competitors of acquisitions, new products, significant contracts, commercial relationships or capital commitments;

•	intellectual property infringements;

•	our ability to develop and market new and enhanced products on a timely basis;

•	commencement of, or our involvement in, litigation;

•	major changes in our Board or management;

•	changes in governmental regulations;

•	changes in earnings estimates or recommendations by securities analysts;

•	the impact of the COVID-19 pandemic, inflation, increasing interest rates and Russia’s invasion of Ukraine on capital markets;

•	our failure to generate material revenues;

•	our public disclosure of the terms of this financing and any financing which we consummate in the future;

•	any acquisitions we may consummate;

•	short selling activities;

•	changes in market valuations of similar companies;

•	changes in our capital structure, such as future issuances of securities or the incurrence of debt;

•	changes in the prices of commodities associated with our business; and

•	general economic conditions and slow or negative growth of end markets.

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Securities class action litigation is often instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs to us and divert our management’s attention and resources.

Moreover, securities markets may from time to time experience significant price and volume fluctuations for reasons unrelated to operating performance of particular companies, such as the uncertainty associated with the COVID-19 pandemic. These market fluctuations may adversely affect the price of our common stock and other interests in our Company at a time when you want to sell your interest in us.

Our common stock may be affected by limited trading volume and price fluctuations, which could adversely impact the value of our common stock.

Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market prices of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the market prices of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

We currently do not intend to declare dividends on our common stock in the foreseeable future and, as a result, your returns on your investment may depend solely on the appreciation of our common stock.

We currently do not expect to declare any dividends on our common stock in the foreseeable future. Instead, we anticipate that all of our earnings in the foreseeable future will be used to provide working capital, to support our operations and to finance the growth and development of our business. Any determination to declare or pay dividends in the future will be at the discretion of our Board, subject to applicable laws and dependent upon a number of factors, including our earnings, capital requirements and overall financial conditions. In addition, terms of any future debt or preferred securities may further restrict our ability to pay dividends on our common stock. Accordingly, your only opportunity to achieve a return on your investment in our common stock may be if the market price of our common stock appreciates and you sell your shares at a profit. The market price for our common stock may never exceed, and may fall below, the price that you pay for such common stock. See “Dividend Policy.”

Because we initially became a reporting company under the Exchange Act by means other than a traditional underwritten initial public offering, we may not be able to attract the attention of research analysts at major brokerage firms.

Because we did not initially become a reporting company by conducting an underwritten initial public offering of our common stock on a national securities exchange, securities analysts of brokerage firms may not provide coverage of our Company. In addition, investment banks may be less likely to agree to underwrite follow-on offerings on our behalf than they might if we initially became a public reporting company by means of an underwritten initial public offering on a national securities exchange, because they may be less familiar with our Company as a result of more limited coverage by analysts and the media, and because we became public at an early stage in our development. The failure to receive research coverage or support in the market for our shares will have an adverse effect on our ability to develop a liquid market for our common stock.

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The elimination of personal liability against our directors and officers under Nevada law and the existence of indemnification rights held by our directors, officers and employees may result in substantial expenses.

Our Articles of Incorporation and our amended and restated bylaws (“Bylaws”) eliminate the personal liability of our directors and officers to us and our stockholders for damages for breach of fiduciary duty as a director or officer to the extent permissible under Nevada law. Further, our Articles of Incorporation and our Bylaws provide that we are obligated to indemnify each of our directors or officers to the fullest extent authorized by Nevada law and, subject to certain conditions, advance the expenses incurred by any director or officer in defending any action, suit or proceeding prior to its final disposition. Those indemnification obligations could expose us to substantial expenditures to cover the cost of settlement or damage awards against our directors or officers, which we may be unable to afford. Further, those provisions and resulting costs may discourage us or our stockholders from bringing a lawsuit against any of our current or former directors or officers for breaches of their fiduciary duties, even if such actions might otherwise benefit our stockholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Provisions in our Articles of Incorporation and By-laws and under Nevada law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our Articles of Incorporation and Bylaws, respectively, may discourage, delay or prevent a merger, acquisition or other change in control of us that stockholders may consider favorable, including transactions in which our common stockholders might otherwise receive a premium price for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, thereby depressing the market price of our common stock. In addition, because our Board is responsible for appointing the members of our management team, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our Board.

Risks Related to this Offering

It is not possible to predict the actual number of shares we will sell to the Selling Stockholder under the Financing Agreement, or the actual gross proceeds that will result from those sales.

On January 20, 2023, we entered into the Financing Agreement with the Selling Stockholder, pursuant to which the Selling Stockholder has committed to purchase up to $10,000,000 of our Common Stock, subject to certain limitations and the satisfaction of the conditions set forth in the Financing Agreement.  During the Contract Period, as such term is defined under “GHS Transaction” below, we will have the right, but not the obligation, to sell shares of Common Stock to the Selling Stockholder pursuant to the Financing Agreement from time to time over a period of up to 24 months beginning on the Commencement Date.

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We generally have the right to control the timing and amount of any sales of our shares of Common Stock to the Selling Stockholder under the Financing Agreement. Sales of our Common Stock, if any, to the Selling Stockholder under the Financing Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Stockholder all, some or none of the shares of our Common Stock that may be available for us to sell to the Selling Stockholder pursuant to the Financing Agreement. Depending on market liquidity at the time, resales of those shares by the Selling Stockholder may cause the public trading price of our Common Stock to decrease.

Because the purchase price per share to be paid by the Selling Stockholder for the shares of Common Stock that we may elect to sell to the Selling Stockholder under the Financing Agreement, if any, will fluctuate based on the market prices of our Common Stock at the time we elect to sell shares to the Selling Stockholder pursuant to the Financing Agreement, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of Common Stock that we will sell to the Selling Stockholder under the Financing Agreement, the purchase price per share that the Selling Stockholder will pay for shares purchased from us under the Financing Agreement, or the aggregate gross proceeds that we will receive from those purchases by the Selling Stockholder under the Financing Agreement.

We are registering 240,000,000 shares of our Common Stock under this prospectus. If it becomes necessary for us to issue and sell to the Selling Stockholder under the Financing Agreement more than the 240,000,000 shares of Common Stock being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to up to $10,000,000 under the Financing Agreement, we must file with the SEC one or more additional registration statements to register under the Securities Act the resale by the Selling Stockholder of any such additional shares of our Common Stock we wish to sell from time to time under the Financing Agreement, which the  SEC must declare effective, in each case before we may elect to sell any additional shares of our Common Stock to the Selling Stockholder under the Financing Agreement.  In addition, the Selling Stockholder will not be required to purchase any shares of Common Stock if such sale would result in the Selling Stockholder’s beneficial ownership exceeding the Beneficial Ownership Limitation, which is defined in the Financing Agreement as 4.99% of the outstanding shares of Common Stock.

The sale of our common stock to GHS may cause dilution, and the sale of the shares of common stock acquired by GHS, or the perception that such sales may occur, could cause the price of our common stock to fall.

Pursuant to the Financing Agreement with GHS, GHS has committed to purchase up to $10,000,000 of our common stock. The shares of our common stock that may be issued under the Financing Agreement may be sold by us to GHS at our discretion from time to time over a 24-month period commencing after the execution of the Financing Agreement. The purchase price for the shares that we may sell to GHS under the Financing Agreement will fluctuate based on the price of our common stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to fall.

We generally have the right to control the timing and amount of any future sales of our shares to GHS. Additional sales of our common stock, if any, to GHS will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to GHS all, some, or none of the additional shares of our common stock that may be available for us to sell pursuant to the Financing Agreement. If and when we do sell shares to GHS, after GHS has acquired the shares, GHS may resell all, some or none of those shares at any time or from time to time in its discretion.

Therefore, sales to GHS by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to GHS, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. For example, on January 20, 2023, the Company entered into the Financing Agreement and a registration rights agreement (the “Registration Rights Agreement”) with GHS, pursuant to which GHS shall purchase from the Company, up to that number of shares of common stock of the Company (the “Shares”) having an aggregate Purchase Price of Ten Million Dollars ($10,000,000), subject to certain limitations and conditions set forth in the Financing Agreement from time to time over the course of twenty-four (24) months after the execution of the Financing Agreement.

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The Selling Stockholder will pay less than the then-prevailing market price for our common stock.

The common stock to be issued to the Selling Stockholder pursuant to the Financing Agreement will be purchased at a discount to the closing price of the shares of our common stock during the applicable pricing period. The Selling Stockholder has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If the Selling Stockholder sells the shares, the price of our common stock could decrease. If our stock price decreases, the Selling Stockholder may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price.

Our management will have broad discretion over the use of any net proceeds from the sale of Common Stock to the Selling Stockholder pursuant to the Financing Agreement and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of any net proceeds from the sale of Common Stock to the Selling Stockholder pursuant to the Financing Agreement and could use them for purposes other than those contemplated at the time of the commencement of this offering and in ways that do not necessarily improve our results of operations or enhance the value of our common stock. Accordingly, you will be relying on the judgment of our management with regard to the use of any proceeds from the sale of Common Stock to the Selling Stockholder pursuant to the Financing Agreement and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for us.

We may not have access to the full amount under the financing agreement.

The amount of $10,000,000 was selected based on our potential use of funds over the effective time period to enable us to complete the development of our programs. Our ability to receive the full amount is largely dependent on the daily dollar volume of stock traded during the effective period. Based strictly on the current daily trading dollar volume up to January 2023, we believe it is unlikely that we will be able to receive the entire $10,000,000. We are not dependent on receiving the full amount to execute our business plan and can still progress with our business until we are able to raise funds for business development. There is no assurance that we will ever raise enough funds.

Investors who buy shares of Common Stock at different times will likely pay different prices.

Pursuant to the Financing Agreement, we control the timing and amount of any sales of Common Stock to the Selling Stockholder. If and when we do elect to sell shares of our Common Stock to the Selling Stockholder pursuant to the Financing Agreement, the Selling Stockholder may resell all, some or none of such shares in its discretion and at different prices, subject to the terms of the Financing Agreement. As a result, investors who purchase shares from the Selling Stockholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholder in this offering as a result of future sales made by us to the Selling Stockholder at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to the Selling Stockholder under the Financing Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Selling Stockholder may make it more difficult for us to sell equity or equity-related securities in the future at a desirable time and price.

General Risk Factors

General political, social and economic conditions can adversely affect our business.

Demand for our products and services depends, to a significant degree, on general political, social and economic conditions in our markets. Worsening economic and market conditions, downside shocks, or a return to recessionary economic conditions could serve to reduce demand for our products and services and adversely affect our operating results. In addition, an economic downturn could impact the valuation and collectability of certain long-term receivables held by us. Additionally, the global economy and financial markets may be adversely affected by geopolitical events, including the current or anticipated impact of military conflict and related sanctions imposed on Russia by the United States and other countries due to Russia’s recent invasion of Ukraine.

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Our businesses may be materially adversely affected by the recent coronavirus (COVID-19) outbreak or the related market decline and volatility.

On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (“COVID-19”) a “Public Health Emergency of International Concern.” On March 11, 2020, the World Health Organization characterized the outbreak as a “pandemic”. The significant outbreak of COVID-19 has resulted in a widespread health crisis that adversely affected economies and financial markets worldwide during 2020 and 2021, including the businesses which we operate and own a percentage of. The recent market decline and volatility in connection with the COVID-19 pandemic could also materially and adversely affect any future potential acquisitions. Furthermore, with restrictions on travel, the limited ability to have meetings with personnel, vendors and services providers are expected to have an adverse effect on our businesses. While the Company expects the effects of the pandemic to negatively impact its results from operations, cash flows and financial position, the current level of uncertainty over the economic and operational impacts of COVID-19 means the related financial impact cannot be reasonably estimated at this time. The Company has experienced customer delays and extensions for projects, supply chain delays, furloughs of personnel, increased utilization of telework, increased safety protocols to address COVID-19 risks, decreased installations and other impacts from the COVID-19 pandemic. Additionally, the initial travel restrictions and lockdowns imposed at the start of the COVID-19 pandemic impacted the Company’s solar sales businesses as our traditional door-to-door sales model was no longer feasible. The Company has experienced workforce shortages in connection with the COVID-19 pandemic. The Company’s ability to attract and retain additional employees may limit its ability to grow across its businesses.

The Company is proactively working to adjust its operations to properly reflect the market environment during the immediate pandemic while maintaining sufficient resources for the expected rebound later this year. The extent to which COVID-19 impacts our businesses will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our operations may be materially adversely affected.

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GHS TRANSACTION

On January 20, 2023, the Company entered the Financing Agreement and Registration Rights Agreement with GHS. Pursuant to the Financing Agreement GHS agreed to purchase up to Ten Million Dollars ($10,000,000) in shares of the Company’s common stock, from time to time over the course of twenty-four (24) months after the execution of the Financing Agreement and Registration Rights Agreement (the “Contract Period”).

Upon the satisfaction of the conditions to GHS’s purchase obligation set forth in the Financing Agreement, including that the registration statement of which this prospectus forms a part be declared effective by the SEC and the final form of this prospectus is filed with the SEC, the Company has the right, from time to time at its sole discretion (subject to certain conditions) during the Contract Period, to direct GHS to purchase shares of Common Stock on any business day (a “Put”), provided that at least ten trading days has passed since the most recent Put.

The purchase price of the shares of Common Stock contained in a Put will be 80% of the lowest traded price for the Company’s common stock during the ten consecutive trading days preceding the date of the applicable Put notice.  If the Company should complete an up list to a national securities exchange, the purchase price will be 90% of the lowest traded price of the Company’s Common Stock during the ten consecutive trading days preceding the receipt by GHS of the applicable Put notice, subject to a floor of $0.02 below which the Company will not deliver a Put. Although the Company filed a registration statement on October 7, 2022 that stated its intent to apply to list its common stock on the Nasdaq Capital Market, there is no guarantee at this time that an up list to the Nasdaq Capital Market will be completed during the Contract Period or at all.

Subject to the satisfaction of certain conditions set forth in the Financing Agreement, the maximum dollar amount of each Put will not exceed two times the average of the daily trading dollar volume for the Common Stock during the ten consecutive trading days preceding the applicable Put notice. No Put will be made in an amount less than ten thousand dollars ($10,000) or greater than three million dollars ($500,000). Purchases are further limited to GHS owning no more than 4.99% of the total outstanding Common Stock at any given time.

The Financing Agreement will terminate upon the occurrence of either of the following: (i) the Selling Stockholder has purchased an aggregate of $10,000,000 in Common Stock pursuant to the Financing Agreement or (ii) the expiration of the Contract Period.  In addition, no Put may be delivered at any time while an Event of Default (as defined in the Financing Agreement) exists, including the lapse of the effectiveness of the registration statement o which this prospectus forms a part for any reason.

The Financing Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

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SELLING STOCKHOLDER

This prospectus relates to the possible resale by the Selling Stockholder, GHS, of up to 240,000,000 shares of our common stock that may be issued to GHS pursuant to the Financing Agreement. We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of the Registration Rights Agreement, which we entered into with GHS on January 20, 2023, concurrently with our execution of the Financing Agreement, in which we agreed to provide certain registration rights with respect to sales by GHS of the shares of our common stock that may be issued to GHS under the Financing Agreement.

GHS, as the Selling Stockholder, may, from time to time, offer and sell pursuant to this prospectus any or all of the shares that we may issue to GHS under the Financing Agreement. The Selling Stockholder may sell some, all or none of its shares. We do not know how long the Selling Stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the sale of any of the shares.

The following table sets forth the names of the selling shareholders, the number of shares of common stock beneficially owned by the selling shareholder as of January 31, 2023 and the maximum number of shares of common stock being offered by the Selling Stockholder pursuant to this prospectus. Because the purchase price to be paid by the Selling Stockholder for shares of Common Stock, if any, that we may elect to sell to the Selling Stockholder in one or more purchases from time to time under the Financing Agreement will be determined on the applicable purchase dates therefor, the actual number of shares of Common Stock that we may sell to the Selling Stockholder under the Financing Agreement may be fewer than the number of shares being offered for resale under this prospectus.  The shares being offered hereby are being registered to permit public secondary trading, and the Selling Stockholder may offer all or part of the shares for resale from time to time. However, the selling shareholder is under no obligation to sell all or any portion of such shares nor is the selling shareholder obligated to sell any shares immediately upon effectiveness of this Prospectus. All information with respect to share ownership has been furnished by the selling shareholder.

Name of Beneficial Holder	Shares of Common Stock Beneficially Owned Prior to Offering(1)		Percentage Owned before the Offering (2)	Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Shares of Common Stock Owned After Offering assuming all Shares being registered on this prospectus are sold	Percent of Common Stock Owned After the Offering assuming all Shares being registered on this prospectus are sold
GHS Investments LLC	4,973,803	(3)	4.24%	240,000,000	4,973,803	1.39%

(1)

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of Common Stock with respect to which the Selling Stockholder has sole or shared voting and investment power. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that the Selling Stockholder may be required to purchase under the Financing Agreement, because the issuance of such shares is at our discretion and is subject to conditions contained in the Financing Agreement, the satisfaction of which are entirely outside of the Selling Stockholder’s control, including the registration statement that includes this prospectus becoming and remaining effective.

(2)	Based on 117,361,708 shares of common stock outstanding as of January 31, 2023.
(3)

Represents 4.24% of the of the outstanding shares of Common Stock. GHS is the owner of 1 share of Class C Preferred Stock, 2,000 shares of Class D Preferred Stock, 1,950 shares of Class E Preferred Stock and warrants to purchase 4,129,091 shares of Common Stock. Each of the Certificates of Designation for the Class C, D and E Preferred Stock, and the aforementioned warrant contains a provision that restricts conversion/exercise of each instrument to 4.99% of the then outstanding shares of Common Stock of the Company.

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During the last three years the Company has entered into the following transactions with GHS, in addition to the transaction referenced in this Registration Statement:

On December 18, 2020, the Company sold 408 shares of Class B Preferred Stock to GHS for a purchase price of Four Hundred Thousand Dollars.  As of June 30, 2022, GHS has converted all Class B Preferred Stock into Common Stock of the Company.

On January 28, 2021 the Company sold 1,010 shares of Class C Preferred Stock to GHS for One Million Dollars ($1,000,000). The Company received proceeds of $760,000 from the issuance of Class C Preferred Stock.  For the six months ended June 30, 2022, the Company has received no proceeds.

On March 11, 2021, the Company entered a Securities Purchase Agreement with GHS, whereby GHS agreed to purchase, in tranches, up to Two Million Dollars ($2,000,000) of the Company’s Class D Preferred Stock in exchange for Two Thousand (2,000) shares of Class D Preferred Stock. The Company received $2,000,000 from the issuance of Class D Preferred Stock.

On April 7, 2022, the Company entered a Securities Purchase Agreement with GHS, whereby GHS agreed to purchase, in tranches, up to One Million Five Hundred Thousand Dollars ($1,500,000) of the Company’s Class E Preferred Stock in exchange for One Thousand Five Hundred (1,500) shares of Class E Preferred Stock in three separate tranches.  The Company received $1,500,000 from the issuance of Class E Preferred Stock.  In addition, the Company issued GHS fifty shares of Class E Preferred Stock upon the initial closing date as an equity incentive and warrants to purchase 4,129,091 shares of its common stock at a purchase price of $.11 per share for a period of five years.

On November 3, 2022, the Company entered a Securities Purchase Agreement with GHS, whereby GHS agreed to purchase, Three Hundred Fifty (350) shares of the Company’s Class E Preferred Stock in two equal tranches of One Hundred Seventy Five Thousand ($175,000) Dollars.  In addition, the Company issued GHS twenty shares of Class E Preferred Stock as an equity incentive.

On January 13, 2023, the Company entered a Securities Purchase Agreement with GHS, whereby GHS agreed to purchase, One Hundred (100) shares of the Company’s Class E Preferred Stock for One Hundred Thousand (100,000) Dollars and up to Seven Hundred Fifty (750) shares of the Company’s Class E Preferred Stock in three tranches of up to Two Hundred Fifty Thousand (250,000) Dollars each.  In addition, the Company issued GHS twenty-five shares of Class E Preferred Stock as an equity incentive.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock offered by Selling Stockholder. However, we will receive proceeds from the sale of our common stock to Selling Stockholder pursuant to the Financing Agreement. The proceeds from our exercise of the Put right pursuant to the Financing Agreement will be used for general administrative expense, payment of debt, business development, as well as for legal, accounting and audit fees.  As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for the proceeds we may receive. Accordingly, we will have broad discretion in the way that we use these proceeds.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently quoted on the OTCQB under the trading symbol “SING.” Quotations on the OTC reflect inter-dealer prices, without retail mark-up, mark-down commission, and may not represent actual transactions. On February 13, 2023, the reported closing price of our common stock was $.055 per share.

Holders

As of January 31, 2023, there were 117,361,708 shares of common stock issued and outstanding and approximately 200 stockholders of record of our common stock. The number of stockholders of record does not include certain beneficial owners of our common stock whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.

Transfer Agent

Our transfer agent is VStock Transfer LLC with offices located at 18 Lafayette Place, Woodmere, NY 11598.

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DIVIDEND POLICY

We have not declared any cash dividends since inception, and we do not anticipate paying any dividends in the foreseeable future. Instead, we anticipate that all of our earnings will be used to provide working capital, to support our operations, and to finance the growth and development of our business. The payment of dividends is within the discretion of the Board and will depend on our earnings, capital requirements, financial condition, prospects, applicable Nevada law, which provides that dividends are only payable out of surplus or current net profits, and other factors our Board might deem relevant. There are no restrictions that currently limit our ability to pay dividends on our common stock other than those generally imposed by applicable state law.

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UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma consolidated balance sheet as of December 31, 2021 and the unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2022 and the year ended December 31, 2021 present our consolidated financial position and results of operations after giving pro forma effect to the Company’s acquisition of 80.1% of the membership interests of Boston Solar (the “Acquisition”), which closed on April 21, 2022:

(1)     as if such transaction had occurred on January 1, 2022 for the unaudited pro forma statement of operations for the nine months ended September 30, 2022;

(2)     as if such transaction had occurred on December 31, 2021 for the unaudited pro forma balance sheet as of December 31, 2021; and

(3)     as if such transaction had occurred on January 1, 2021 for the unaudited pro forma statement of operations for the year ended December 31, 2021.

The pro forma condensed combined financial statements presented herein are unaudited and have been prepared for illustrative purposes only and are not intended to represent or be indicative of the Company’s financial position or results of operations in future periods or the results that actually would have been realized had the Acquisition been completed as of the dates presented. The unaudited pro forma condensed combined financial statements, including the notes and assumptions thereto, are qualified in their entirety by reference, and should be read in conjunction with:

•

The audited financial statements of the Company for the year ended December 31, 2021 and the related notes thereto and the subsequent unaudited financial statements for the three, six and nine months ended September 30, 2022 and the related notes thereto, in each case, included elsewhere in this prospectus; and

•

the audited financial statements of Boston Solar for the year ended December 31, 2021 and the related notes thereto and the subsequent unaudited financial statements for the three months ended March 31, 2022 and the related notes thereto, in each case, included elsewhere in this prospectus.

See the accompanying notes to the Unaudited Pro Forma Consolidated Financial Information for a discussion of assumptions made.

The unaudited pro forma consolidated financial information is not necessarily indicative of financial results that would have been attained had the described transactions occurred on the dates indicated above or that could be achieved in the future. The unaudited pro forma consolidated financial information also does not give effect to the potential impact of any anticipated synergies, operating efficiencies or cost savings that may result from the transactions or any integration costs that result from the Acquisition or any costs that do not have a continuing impact. Future results may vary significantly from the results reflected in the unaudited pro forma consolidated statements of operations and should not be relied on as an indication of our results after the consummation of this offering and the other transactions contemplated by such unaudited pro forma consolidated financial information. However, our management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma consolidated financial information.

The tables below present our historical results of operations of the Company, the historical results of operations of Boston Solar, the Acquisition pro forma adjustments assuming the acquisition occurred on the dates indicated above:

33

SINGLEPOINT INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022 AND

FOR THE YEAR ENDED DECEMBER 31, 2021

SINGLEPOINT INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2021

				Pro Forma
	Historical			Adjustments	Pro Forma
	Singlepoint Inc.	Boston Solar	Adjustment	(Note 5)	Combined

REVENUE	$808,902	$17,691,635		$-	$18,500,537

Cost of Revenue	736,746	12,554,681		-	13,291,427

Gross profit	72,156	5,136,954		-	5,209,110

Selling, general and administrative expense ("SG&A")	5,687,490	6,504,427	A	404,448	12,596,365

INCOME (LOSS) FROM OPERATIONS	(5,615,334)	(1,367,473)		(404,448)	(7,387,255)

OTHER INCOME (EXPENSE):
Interest expense	(152,678)	(122,940)	B	(199,805)	(475,423)
Amortization of debt discounts	(16,772)	(2,316)	B	(1,104,852)	(1,123,940)
Gain on settlement of debt	513,909	904,797		-	1,418,706
Warrant expense	(416,445)	-		-	(416,445)
Other income	-	203,457		-	203,457
Loss on change in fair value of derivative liability and equity securities	(76,627)	-		-	(76,627)

Other income (expense), net	(148,613)	982,998		(1,304,657)	(470,272)

INCOME (LOSS) BEFORE INCOME TAXES	(5,763,947)	(384,475)		(1,709,105)	(7,857,527)

Income taxes	-	-		-	-

NET INCOME (LOSS)	(5,763,947)	(384,475)		(1,709,105)	(7,857,527)

Loss (Income) attributable to non-controlling interests	390,932	-	C	336,137	727,069

NET INCOME (LOSS) ATTRIBUTABLE TO SINGLEPOINT INC. STOCKHOLDERS	$(5,373,015)	$(384,475)		$(968,519)	$(6,726,009)

Net income (loss) per share - basic	$(0.12)		D		$(0.15)

Weighted average number of common shares outstanding - basic	43,847,537		D		43,847,537

See accompanying notes to unaudited pro forma condensed combined financial statements

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SINGLEPOINT INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Sing*

	Historical			Pro Forma
	Singlepoint Inc.	Boston Solar (Note 1)	Adjustment	Adjustments (Note 5)	Pro Forma Combined

REVENUE	$12,675,540	$5,598,902		$-	$18,274,352

Cost of Revenue	8,837,735	3,970,829		-	12,808,564

Gross profit	3,837,715	1,628,073		-	5,465,788

Selling, general and administrative expense ("SG&A")	9,831,209	2,062,638	A	126,390	12,020,237

INCOME (LOSS) FROM OPERATIONS	(5,993,494)	(434,565)		(126,390)	(6,554,449)

OTHER INCOME (EXPENSE):
Interest expense	(173,037)	(18,699)		-	(191,736)
Other income	344,541	46,556		-	391,097
Amortization of debt discounts	(803,261)	-	B	(560,111)	(1,363,372)

Other income (expense), net	(631,757)	27,857		(560,111)	(1,164,011)

INCOME (LOSS) BEFORE INCOME TAXES	(6,625,251)	(406,708)		(686,501)	(7,718,460)

Income taxes	-	-		-	-

NET INCOME (LOSS)	(6,625,251)	(406,708)		(686,501)	(7,718,460)

Loss (Income) attributable to non-controlling interests	271,330	-	C	217,549	488,879

NET INCOME (LOSS) ATTRIBUTABLE TO SINGLEPOINT INC. STOCKHOLDERS	$(6,353,921)	$(406,708)		$(468,952)	$(7,229,581)

Net income (loss) per share - basic	$(0.08)		D		$(0.09)

Weighted average number of common shares outstanding - basic	82,561,761		D		82,561,761

See accompanying notes to unaudited pro forma condensed combined financial statements

35

SINGLEPOINT INC. AND SUBSIDIARIES

NOTES AND ASSUMPTIONS TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2022 and for the year ended December 31, 2021 are based on the historical financial statements of Singlepoint Inc., a Nevada corporation (the “Company”) and Boston Solar Company LLC, a Delaware Limited Liability Company (“Boston Solar”) after giving effect to the Company’s acquisition of Boston Solar (the “Acquisition”) and the assumptions and adjustments described in the notes herein. No pro forma adjustments were required to conform the accounting policies of Boston Solar to the Company’s accounting policies.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2022 is presented as if the Acquisition had taken place on January 1, 2022. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 is presented as if the Acquisition had taken place on January 1, 2021. The historical statement of operations for the Company includes the operating results of Boston Solar from the date of Acquisition, April 21, 2022.  Therefore, the historical results of operations for Boston Solar presented herein  are from January 1, 2022 to April 21, 2022.

The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based upon preliminary estimates. Our estimates and assumptions are subject to change during the measurement period (up to one year from the acquisition date) as the Company finalizes the valuations assigned to the assets acquired and liabilities assumed in connection with the Acquisition. The Company is using the assistance of a third-party valuation firm to finalize the fair values of certain assets acquired and liabilities assumed. The primary areas of the purchase price allocation which are not yet finalized relate to identifiable intangible assets and goodwill.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the results of operations or financial position of the Company that would have been reported had the Acquisition been completed as of the dates presented and should not be taken as representative of the future results of operations or financial position of the Company. The unaudited pro forma financial statements, including the notes thereto, do not reflect any potential operating efficiencies and cost savings that the Company may achieve with respect to the combined companies.

The unaudited pro forma condensed combined financial statements and notes thereto should be read in conjunction with the historical financial statements of the Company included in the annual report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 31, 2022 and the subsequent quarterly report on Form 10-Q for the three months ended September 30, 2022 filed with the SEC on November 14, 2022, and in conjunction with the historical financial statements of Boston Solar included in Exhibit 99.2 of the Company’s Form 8-K/ Amendment No. 1.

NOTE 2 - ACQUISITION OF BOSTON SOLAR

On April 21, 2022, the Company closed the previously announced transaction whereby the Company purchased an aggregate of 80.1% of the outstanding membership interests (the “Purchased Interests”) of The Boston Solar Company LLC (“Boston Solar”). The aggregate purchase price for the Purchased Interests was $6,064,858 consisting of the following: $2,287,168 of cash paid at closing; issuance of a note payable in 14,781,938 shares of Company common stock with a fair value of $1,252,273; issuance of a promissory note with a fair value of $897,306; issuance of a convertible promissory note with a fair value of $1,378,111 payable in cash or shares of Company common stock at the holder’s option; and a $250,000 holdback of additional cash.  The Company’s acquisition of Boston Solar was accounted for as a business combination.

The purchase price consideration has been allocated to the assets acquired and liabilities assumed, based on their respective fair values at the acquisition date. The purchase price allocation is preliminary and subject to revision as more information becomes available but will not be revised beyond twelve months of the acquisition date.

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Goodwill	$6,785,416
Tangible Assets	4,787,928
Intangible asset - tradename/trademarks (10-year life)	3,008,100
Intangible asset - IP/technology (7-year life)	438,000
Intangible asset - non-competes (3-year life)	123,200
Total liabilities	(7,571,036)
Non-controlling interest	(1,506,750)
Total consideration paid for 80.1% interest	$6,064,858

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The unaudited pro forma condensed combined financial statements have been compiled in a manner consistent with the accounting policies adopted by the Company. The accounting policies of Boston Solar were not deemed to be materially different to those adopted by the Company.

NOTE 4 - ACQUISITION-RELATED COSTS

In conjunction with the acquisition, the Company incurred acquisition-related charges, related primarily to investment banking, legal, accounting and other professional services.  These costs were expensed as incurred.

NOTE 5 - PROFORMA ADJUSTMENTS

The unaudited pro forma condensed combined financial statements are based upon the historical financial statements of the Company and Boston Solar and certain adjustments which the Company believes are reasonable to give effect to the Acquisition. These adjustments are based upon currently available information and certain assumptions, and therefore the actual impacts will likely differ from the pro forma adjustments. The Company believes that the assumptions utilized in preparing the unaudited pro forma condensed combined financial statements provide a reasonable basis for presenting the pro forma effects of the Acquisition.

Statements of Operations

The adjustments made in preparing the unaudited condensed combined statements of operations for the nine months ended September 30, 2022 and the year ended December 31, 2021 are as follows:

A.	To record amortization of intangible assets acquired.

B.	To record interest expense and amortization of Original Issue Discount and issuance fees on convertible debt and promissory notes.

C.	Record 19.9% minority interest share of operating results.

D.

Pro forma basic and diluted loss per common share information presented in the accompanying unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2022 and for the year ended December 31, 2021 is based on the weighted average number of common shares which would have been outstanding during the periods had the Acquisition occurred as of January 1, 2022 and January 1, 2021, respectively.

The unaudited pro forma condensed combined financial statements do not include any adjustment of non-recurring costs incurred or to be incurred after April 21, 2022 to consummate the Acquisition, except as noted above.  Acquisition costs include legal fees and accounting and auditing fees. Such costs were expensed as incurred.

37

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion together with our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under the section titled “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” or in other parts of this prospectus. Our historical results are not necessarily indicative of the results that may be expected for any period in the future.

Overview

We are focused on providing renewable energy solutions and energy-efficient applications to drive better health and living. We conduct our solar operations primarily through our Boston Solar subsidiary and we conduct our air purification operations through our Box Pure Air subsidiary. We also have ownership interests in businesses we consider not to be core to our overall operations. The Company plans to expand its footprint and market share in the residential solar, small commercial solar and indoor air purification business through acquisition and organic internal growth. We strive to create long-term value for our stockholders by increasing market penetration for our subsidiaries, growing revenue and improving cash flow. The Company is actively looking for and executing on strategic initiatives to sell, partner with or spin-off other non-renewable energy related assets.

                The subsidiaries of Singlepoint in our core businesses are as follows:

Subsidiary	Current Ownership	Business	Date of Acquisition
The Boston Solar Company LLC	81%	Solar	April 2022
Box Pure Air, LLC	51%	Air Purification	Feb 2021

The subsidiaries of Singlepoint in our non-core businesses are as follows:

Subsidiary	Current Ownership	Business	Date of Acquisition
Discount Indoor Garden Supply, Inc.	90%	Agriculture	May 2017
EnergyWyze LLC	100%	Solar	Feb 2021
ShieldSaver, LLC	51%	Vehicle Repair Tracking	January 2018
Singlepoint Direct Solar, LLC	51%	Solar	May 2018

Recent Developments

April 2022 Capital Raises

On April 7, 2022, we entered a Securities Purchase Agreement (the “GHS Purchase Agreement”) with GHS Investments, LLC (“GHS”), whereby GHS agreed to purchase, in three separate tranches, up to $1.5 million of the Company’s Class E Preferred Stock. The first tranche (the “Initial Closing Date”), which closed upon execution of the GHS Purchase Agreement, was for the purchase 707 shares of Class E Preferred Stock for $707,000. The second tranche, which closed 30 days after the Initial Closing Date, was for the purchase of 500 shares of Class E Preferred Stock for $500,000, and the third tranche, which closed approximately 60 days following the Initial Closing Date, was for the purchase of 293 shares of Class E Preferred Stock for $293,000. In addition, the Company issued to GHS (i) an additional 50 shares of Class E Preferred Stock on the Initial Closing Date as an equity incentive and (ii) warrants to purchase 4,129,091 shares of the Company’s common stock at an exercise price of $0.11 per share for a period of five years.

38

On April 21, 2022, we entered a Securities Purchase Agreement (the “Note Agreement”) with Cameron Bridge LLC, Target Capital LLC, and Walleye Opportunities Master Fund Ltd. (collectively the “Note Investors”), whereby the Note Investors purchased from the Company, and the Company issued, an aggregate principal amount of $4,885,354 of 15% original issue discount convertible promissory notes (each, a “Note” and collectively, the “Notes”), and (ii) warrants to purchase shares of common stock of the Company (each, a “Warrant” and collectively, the “Warrants”). In order to secure the full and timely payment and performance of all of the Company’s obligations to the Note Investors under the Notes, the Company agreed to transfer, pledge, assign, and grant to the Investors a continuing lien and security interest in all right, title and interest of the Company’s 80.1% interest in Boston Solar. Boston Solar guaranteed the obligations of the Company under the Notes and granted the Note Investors a security interest in and pledged its assets as collateral for the Notes, in the event of a default on the terms of the Notes. Each Note was designated as a 15% Convertible Promissory Note due the earlier of January 21, 2023 or upon the occurrence of certain specified events. In connection with the sale of the Notes, the Company also entered into several ancillary agreements with the Note Investors, including a registration rights agreement and agreements securing the repaying the Notes.

Boston Solar Acquisition

On April 21, 2022, we closed on our previously disclosed acquisition of  an 80.1%  interest in Boston Solar. The total consideration paid for the interest was $6,064,858 consisting of: $2,287,168 of cash paid at closing; issuance of a note payable in 14,781,938 shares of Company common stock with a fair value of $1,252,273; issuance of a promissory note with a fair value of $897,306; issuance of a convertible promissory note with a fair value of $1,378,111 payable in cash or shares of Company common stock at the holder’s option; and a $250,000 holdback of additional cash. The transaction resulted in Boston Solar being debt free after the closing.

Original Issue Discount Notes

On October 25, 2022, the Company entered a Securities Purchase Agreement (the “OID Purchase Agreement”) with 622 Capital, LLC (“622 Capital”), whereby 622 Capital purchased from the Company, and the Company issued, (i) an aggregate principal amount of $600,000 of 20% original issue discount senior notes (each, a “Note” and collectively, the “Notes”), and (ii) 2,620,545 shares of common stock, par value $0.0001 per share, of the Company.

Each Note was designated as a 20% Original Issue Discount Senior Note due the earlier of January 21, 2023 or upon the occurrence of the Liquidity Event (as defined in the Note). If the Notes remain outstanding after the Maturity Date or an Event of Default (each as defined in the Note), then the Notes are subject to an interest rate of 15% per annum, provided that if (x) the Liquidity Event occurs on or prior to January 21, 2023 and (y) the Company pays the outstanding principal of the Notes to the holder, then such interest will be waived retroactive to the date of the first issuance of the Notes (the “Original Issue Date”). Upon an Event of Default, the sum of the outstanding principal amount of the Notes and any accrued and unpaid interest thereon shall become, at the election of the holder of the Notes, immediately due and payable in cash. The Company shall have the option to prepay the Notes at any time after the Original Issue Date prior to or on the Maturity Date at an amount equal to the sum of the outstanding principal amount of the Notes and any accrued and unpaid interest thereon, without any prepayment premium or penalty.

Convertible Preferred Stock

On November 3, 2022, the Company entered a Securities Purchase Agreement (the “Purchase Agreement”) with GHS, whereby GHS agreed to purchase, 350 shares of the Company’s Class E Preferred Stock in two equal tranches of $175,000. The first tranche (the “Initial Closing Date”), occurred promptly upon execution of the Purchase Agreement, is the purchase of 175 shares of Class E Preferred Stock for $175,000. The second tranche, scheduled for 15 trading days following the Initial Closing Date, upon satisfaction of the applicable deliveries and closing conditions set forth in the Purchase Agreement, is the purchase of 175 shares of Class E Preferred Stock for $175,000. In addition the Company issued GHS ten shares of Class E Preferred Stock upon the Initial Closing Date as an equity incentive, and agreed to issue ten shares of Class E Preferred Stock upon the closing of the second tranche as an equity incentive.

On November 3, 2022 the Company filed with the State of Nevada, an Amended and Restated Certificate of Designation for the Class E Preferred Stock to increase the number of authorized shares of Class E Preferred Stock to 2,500. All other terms of the Certificate of Designation for the Class E Preferred Stock remain as originally provided.

39

Results from Operations

Revenue

Direct Solar America.  Direct Solar America is a solar brokerage company that partners customers, primarily homeowners and small commercial businesses, with solar installation providers and financers. Direct Solar America works with customers through the life cycle of a solar installation project, from the initial identification of customer requirements all the pay through the execution of purchase agreements for products and services. Direct Solar America generates revenue through a commission on each project sold; customers pay the commission pursuant to a payment schedule over the lifetime of a solar installation project.

EnergyWyze.  EnergyWyze offers customer lead generation services in the solar energy industry. EnergyWyze generates revenue by operating a consumer-centric website that is designed to identify customer leads for clients. After identifying the customer leads, EnergyWyze sells the data on such leads to its clients for a variable amount depending on the depth of information provided.

Box Pure Air. Box Pure Air is a distributor of products. The Company purchases products from manufactures at a wholesale rate to sell to customers. Revenue and profit are derived from the sales price and mark up of products sold. The company is primarily business to business.

Nine Months Ended September 30, 2022 compared to Nine Months Ended September 30, 2021

The following tables set forth our consolidated results of operations for the periods presented. As noted above, we acquired Boston Solar on April 21, 2022, and accordingly, our results of operations for a portion of the nine months ended September 30, 2022 and the entirety of the nine-month-period ended September 30, 2021 do not include the operations of Boston Solar. The period-to-period comparison of results is not necessarily indicative of results for future periods.

	Nine Months ended September 30,
	2022	2021
Revenue	$12,675,450	$967,712
Cost of Revenue	$8,837,735	$824,994
Selling, General and Administrative Expense	$9,831,209	$3,914,927
Other Income (Expense)	$(631,757)	$2,935
Net Loss	$(6,625,251)	$(3,769,273)

Revenue. For the nine months ended September 30, 2022, we generated revenue of $12,675,450 as compared to $967,712 for the nine months ended September 30, 2021. The increase of revenue was due primarily to the inclusion of Boston Solar revenues during 2022 and increased sales of our air purification systems.

Cost of Revenue. For the nine months ended September 30, 2022, cost of revenue increased to $8,837,735 from $824,994 for the nine months ended September 30, 2021. The increase was mainly due to inclusion of Boston Solar costs during 2022 and increased costs related to higher sales of our air purification systems.

Selling, General and Administrative Expenses. Our general and administrative expenses increased to $9,831,209 for the nine months ended September 30, 2022 from $3,914,927 for the nine months ended September 30, 2021. The increase was primarily due to inclusion of Boston Solar expenses during 2022 and increased overhead through acquisitions and employee growth.

Other Income (Expense). For the nine months ended September 30, 2022, other expenses were $631,757, compared to other income of $2,935 for the nine months ended September 30, 2021. The increase in other expenses was primarily due to higher interest expense and amortization of debt discounts related to the acquisition of Boston Solar, partially offset by a loss on settlement of debt in the prior year period.

40

Net Loss. The Company’s net loss was $6,625,251 and $3,769,273 for the nine months ended September 30, 2022 and 2021, respectively. The increase in net loss was primarily due to higher selling, general, and administrative costs, partially offset by an increase in gross profit.

Year ended December 31, 2021, as compared to the year ended December 31, 2020

The following tables set forth our consolidated results of operations for the periods presented. As noted above, we acquired Boston Solar on April 21, 2022, and accordingly, our results of operations do not yet include the operations of Boston Solar. The period-to-period comparison of results is not necessarily indicative of results for future periods.

	Year ended December 31,
	2021	2020
Revenue	$808,902	$2,878,161
Cost of Revenue	$736,746	$2,204,391
Gross Profit	$72,156	$673,770
Operating Expenses	5,687,490	$3,972,882
Other Expense	$148,613	$1,145,393
Net Income (Loss)	$(5,763,947)	$(4,444,505)

Revenue. For the years ended December 31, 2021, and 2020, we generated revenue of $808,902 and $2,878,161, respectively, representing a decrease of 256%. The decrease in revenues was due primarily to lower solar revenues resulting from the implementation of a new business model.

Cost of Revenue. For the years ended December 31, 2021, and 2020, cost of revenue was $736,746 and $2,204,391, respectively. The decrease of 199% was due primarily to the decreased revenues from our solar division.

Gross Profit. As a result of the foregoing, our gross profit was $72,156 for the year ended December 31, 2021, compared with $673,770, for the year ended December 31, 2020, representing a decrease of approximately 834%. The decrease in our overall gross profit was primarily a result of lower revenues from our solar division.

Operating Expenses. For the years ended December 31, 2021, and 2020, total operating expenses were $5,687,490 and $3,972,882, respectively. The increase of 30% was primarily due to an increase in professional and legal fees, impairment of goodwill, and investor relations, partially offset by a decrease in consulting fees. Professional and legal fees were $1,027,376 in 2021, compared to $316,239 in 2020, an increase of $711,137, or 69%. The increase was due primarily to legal fees related to the Direct Solar legal matter, and acquisition activity relating to audit expenses and the acquisition financing. Impairment of goodwill was $680,772 in 2021 and related to Direct Solar, compared $0 in 2020. Investor relations expense was $539,195 in 2021, compared to $181,637 in 2020, an increase of $357,558, or 66%. The increase in investor relations expenses was primarily due to increased investor relations activity during the year.

Other Expense. For the years ended December 31, 2021, and 2020, other expense was $148,613 and $1,145,393, respectively.  The decrease of 671% was due primarily to $16,772 of amortization of debt discounts in 2021 compared to $2,174,273 in 2020, partially offset by a loss of $76,627 in 2021 on change in fair value of derivative liability and equity securities compared to a gain in 2020 of $1,552,249.

Net Loss. For the years ended December 31, 2021, and 2020, net loss was $5,763,947 and $4,444,505, respectively. The increase in net loss of 23% was primarily a result of lower revenues and higher operating costs in 2021, partially offset by lower “other expense” in 2021 compared to 2020, in each case, as more fully described above.

41

Liquidity and Capital Resources

As of September 30, 2022, the Company has yet to achieve profitable operations, and while the Company hopes to achieve profitable operations in the future, if not it may need to raise capital from stockholders or other sources to sustain operations and to ultimately achieve viable operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s principal sources of liquidity have been cash provided by operating activities, as well as its ability to raise capital. The Company’s operating results for future periods are subject to numerous uncertainties and it is uncertain if the Company will be able to become profitable and continue growth for the foreseeable future. If management is not able to increase revenue and/or manage operating expenses, the Company may not be able to maintain profitability. The Company’s ability to continue in existence is dependent on the Company’s ability to achieve profitable operations.

To continue operations for the next 12 months we will have a cash need of approximately $4.0 million. Should we not be able to fulfill our cash needs through the increase of revenue we will need to raise money through outside investors through convertible notes, debt or similar instrument(s). The Company plans to pay off current liabilities through sales and increasing revenue through sales of Company services and or products, or through financing activities as mentioned above, although there is no guarantee that the Company will ultimately do so.

Lambrecht Note

A past source of liquidity for the Company has been borrowings from affiliates.  In this connection, we previously borrowed an aggregate of approximately $606,000 from Gregory Lambrecht, a former executive officer and director of the Company (the “Insider Debt”).  On May 18, 2021, the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) with Mr. Lambrecht.  Pursuant to the Separation Agreement, Mr. Lambrecht resigned as an officer and director of the Company and agreed to terminate his employment agreement with the Company.  The Company agreed to pay Mr. Lambrecht $764,480 due in unpaid accrued compensation and repay the Insider Debt as follows: (i) the Company agreed to issue Mr. Lambrecht 362,987 shares of common stock, with a value of $272,240 on the date of issuance, (ii) the Company agreed to pay Mr. Lambrecht  $250,000 in cash within two business days of the date of the Separation Agreement, and (iii) satisfy the remaining $848,612 in Accrued Debt by issuing Mr. Lambrecht a promissory note (the “Lambrecht Note”).  The Lambrecht Note carries a 10% interest rate, and the Company is required to make monthly payments of principal and interest in the amount of $21,523, with the first payment of $21,523 due September 1, 2021 and a final payment amount of $21,523 due on August 1, 2025. As of September 30, 2022 and December 31, 2021, the balance due was $764,100 and $804,896 respectively.

Convertible Notes

                On April 21, 2022 the Company issued 15% original issue discount convertible promissory notes to each of Cameron Bridge LLC, Target Capital LLC, and Walleye Opportunities Master Fund. Each of the notes has an aggregate principal amount of $1,470,589, is due January 21, 2023 and bears interest at a rate of 15% annually. The Company has the option to repay prepay each note at any time prior to or on January 21, 2023 at an amount equal to 120% of the sum of (i) the outstanding principal amount of the note, plus (ii) accrued and unpaid interest thereon, plus (iii) all other amounts, costs, expenses and liquidated damages due in respect of the note. The notes are convertible at the option of the holder or upon the occurrence of a liquidity event or event of default into the number of shares of the Company’s Common Stock equal to the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal amount and any unpaid accrued interest by (y) the conversion price.

                On April 21, 2022 the Company issued an unsecured 36-month convertible seller note to Daniel Mello Guimaraes in an aggregate principal amount of $1,940,423, convertible into shares of the Company’s Common Stock based on the 60-day volume weighted price average of the Company’s Common Stock prior to April 21, 2022. The payments begin six months after April 21, 2022 and are paid quarterly over 30 months.

                On April 21, 2022, the Company issued an unsecured convertible note in the aggregate principal amount of $976,016 to Daniel Mello Guimaraes, payable in cash or in shares of the company’s common stock at the holder’s option at a 20% discount to the market based on a predetermined formula. The note bears interest at a rate of 12.5% annually. The note is due March 31, 2023.

                In October 2016, the Company issued a convertible note in the aggregate principal amount of $10,500 with an interest rate of 0%, due in October 2017; the note was convertible at $0.525 per share. This note is currently in default.

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Term Notes

On July 13, 2021 the Company issued a promissory note to Bucktown Capital LLC (“BCL”) in the aggregate principal amount of $1,580,000. The note bears interest at a rate of 8% per annum and provides that for each calendar quarter beginning on January 1, 2022 and continuing until the note is paid in full, the Company will make quarterly cash payments to BCL equal to $250,000. The Company may choose the frequency and amount of each payment (subject to a minimum payment of $50,000) during each applicable quarter so long as the aggregate amount paid during each quarter is equal to $250,000.

                On April 21, 2022 the Company issued an unsecured promissory note in the aggregate principal amount of $1,000,000 with no stated interest to Romain Strecker. Principal payments are due as follows: $250,000 due October 21, 2022, $250,000 due April 30, 2023 and $500,000 due October 31, 2023.

Original Issue Discount Notes

On October 25, 2022, the Company entered a Securities Purchase Agreement (the “OID Purchase Agreement”) with 622 Capital, LLC (“622 Capital”), whereby 622 Capital purchased from the Company, and the Company issued, (i) an aggregate principal amount of $600,000 of 20% original issue discount senior notes (each, a “Note” and collectively, the “Notes”), and (ii) 2,620,545 shares of common stock, par value $0.0001 per share, of the Company.

Each Note was designated as a 20% Original Issue Discount Senior Note due the earlier of January 21, 2023 or upon the occurrence of the Liquidity Event (as defined in the Note). If the Notes remain outstanding after the Maturity Date or an Event of Default (each as defined in the Note), then the Notes are subject to an interest rate of 15% per annum, provided that if (x) the Liquidity Event occurs on or prior to January 21, 2023 and (y) the Company pays the outstanding principal of the Notes to the holder, then such interest will be waived retroactive to the date of the first issuance of the Notes (the “Original Issue Date”). Upon an Event of Default, the sum of the outstanding principal amount of the Notes and any accrued and unpaid interest thereon shall become, at the election of the holder of the Notes, immediately due and payable in cash. The Company shall have the option to prepay the Notes at any time after the Original Issue Date prior to or on the Maturity Date at an amount equal to the sum of the outstanding principal amount of the Notes and any accrued and unpaid interest thereon, without any prepayment premium or penalty.

 Contractual Obligations and Future Cash Requirements

Our principal contractual obligations expected to give rise to material cash requirements consist of non-cancelable leases for our leased facilities, vehicles, tools and current short term as well as long term debt obligations as well as convertible notes. We lease properties in Boston, Massachusetts and Phoenix, Arizona from an unrelated parties under non-cancelable operating leases dating through 2027 and 2022 respectively. The monthly operating lease related to Boston Solar for real estate are from $4,372 to $18,466 and end September 2027. Vehicle leases range from $644 to $821 per month, and their end dates from December 2023 to September 2026. Tools lease payments are $1,312 per month and end March 2027. We anticipate that the future minimum payments related to our current indebtedness over the next three years will be $1,075,000 in 2022, $1,100,000 in 2023, and $976,000 in 2023, which is convertible into common stock at the sole option of the holder, assuming we do not refinance our indebtedness. We believe our liquidity resources, our cash on hand and cash generated by operations will be sufficient to cover these obligations as well as the future cash requirements of being a public company.

Consolidated Statement of Cash Flow Data:

	For the Nine Months ended September 30,		For the Year Ended December 31,
	2022	2021	2021	2020
Net cash used in operating activities	$(3,074,208)	$(3,651,416)	$(4,831,629)	$(1,955,379)
Net cash provided by (used in) investing activities	$(1,451,535)	$(41,702)	$(44,700)	$25,000
Net cash provided by financing activities	$5,416,175	$4,360,460	$4,869,341	$2,018,724
Net increase (decrease) in cash and cash equivalents	$890,432	$667,342	$(6,988)	$88,345
Cash	$1,081,917	$856,815	$191,485	$198,473

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Operating Activities

Cash used in operating activities - Net cash used in operating activities was $3,074,208 for the nine months ended September 30, 2022 primarily as a result of our net loss attributable to Singlepoint stockholders of $6,353,921, partially offset by non-cash expenses and positive changes in operating assets and liabilities. Net cash used in operating activities for the nine months ended September 30, 2021 was $3,651,416 primarily as a result of our net loss attributable to Singlepoint stockholders of $3,549,645.

For the year ended December 31, 2021, $4,831,629 net cash used in operating activities was due primarily from our net loss of $5,373,015.

Investing Activities

Cash flow provided by (used in) investing activities - The Company used $1,451,535 in investing activities during the nine months ended September 30, 2022, primarily for the acquisition of Boston Solar. The Company used $41,702 in investing activities during the nine months ended September 30, 2021, primarily for acquisition costs and purchases of property, plant and equipment.

We had $44,700 net cash used in investing activities for acquisition related expenses and purchases of property, plant, and equipment, in the year ended December 31, 2021, compared to $25,000 net cash provided by investing activities for the year ended December 31, 2020.

Financing Activities

Cash flow from financing activities - During the nine months ended September 30, 2022, our financing activities provided cash of $5,416,175 primarily from the issuance of debt and preferred and common stock. During the nine months ended September 30, 2021, our financing activities provided cash of $4,360,460 primarily from proceeds of issuance of common and preferred stock, in addition to proceeds from short-term and long-term notes payable.

For the year ended December 31, 2021, net cash provided by financing activities was $4,869,341 compared to $2,018,724 for the year ended December 31, 2020. The increase was primarily due to proceeds from long-term notes payable and proceeds from the sale of Classes C and D Preferred Stock.

 Critical Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Notes to the Consolidated Financial Statements describe the significant accounting policies and methods used in the preparation of the Consolidated Financial Statements. Estimates are used for, but not limited to, contingencies and taxes. Actual results could differ materially from those estimates. The following critical accounting policies are impacted significantly by judgments, assumptions, and estimates used in the preparation of the Consolidated Financial Statements.

Loss Contingencies

The Company is subject to various loss contingencies arising in the ordinary course of business. The Company considers the likelihood of loss or impairment of an asset or the incurrence of a liability, as well as its ability to reasonably estimate the amount of loss in determining loss contingencies. An estimated loss contingency is accrued when management concludes that it is probable that an asset has been impaired, or a liability has been incurred and the amount of the loss can be reasonably estimated. The Company regularly evaluates current information available to us to determine whether such accruals should be adjusted.

Income Taxes

The Company recognizes deferred tax assets (future tax benefits) and liabilities for the expected future tax consequences of temporary differences between the book carrying amounts and the tax basis of assets and liabilities. The deferred tax assets and liabilities represent the expected future tax return benefits or consequences of those differences, which are expected to be either deductible or taxable when the assets and liabilities are recovered or settled.

Recent Accounting Pronouncements

See Note 2 of the Consolidated Financial Statements for a discussion of Recent Accounting Pronouncements.

Recently Adopted Accounting Standards

None.

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BUSINESS

The Company is a diversified holding company principally engaged through its subsidiaries on providing renewable energy solutions and energy-efficient applications to drive better health and living. Our primary focus is on sustainability by providing an integrated solar energy solution for our customers and clean environment solutions through our air purification business. We conduct our solar operations primarily through our subsidiary, Boston Solar, in which we hold an 80.1% equity interest.

We conduct our air purification operations through Box Pure Air, in which we hold a 51% equity interest.

We also have ownership interests outside of our primary solar and air purification businesses. We consider these subsidiaries to be noncore businesses of ours. These noncore businesses are:

•	DIGS, in which we hold a 90% equity interest and which provides products and services within the agricultural industry designed to improve yields and efficiencies; and
•	EnergyWyze, a wholly owned subsidiary and which is a digital and direct marketing firm focused on customer lead generation in the solar energy industry;
•	ShieldSaver, in which we hold a 51% equity interest and which focuses on efficiently tracking records of vehicle repairs.

Direct Solar America, in which we hold a 51% equity interest and which works with homeowners and small commercial business to provide solar, battery backup and electric vehicle (“EV”) chargers at their location(s).

We built and plan to continue to build our portfolio through organic growth, synergistic acquisitions, products, and partnerships. We generally acquire majority and/or control stakes in innovative and promising businesses that are expected to appreciate in value over time. We are particularly focused on businesses where our engagement will be potentially significant for that entity’s growth prospects. We strive to create long-term value for our stockholders by helping our subsidiary companies to increase their market penetration, grow revenue and improve operating margins and cash flow. Our emphasis is on building businesses in industries where our management team has in-depth knowledge and experience, or where our management can provide value by advising on new markets and expansion.

Our Core Businesses

Solar Operations

Boston Solar.  Boston Solar is dedicated to providing superior products, exceptional customer service, and high quality workmanship in residential, commercial and industrial installations. Boston Solar has installed more than 5,000 residential and commercial solar systems powering thousands of homes and businesses in New England (predominantly in Massachusetts), since its founding in 2011. It has been honored with the 2020 Guildmaster Award from GuildQuality for demonstrating exceptional customer service within the residential construction industry. For five consecutive years, Boston Solar has been recognized as a Top Solar Contractor by Solar Power World magazine. Boston Solar has also made Boston Business Journal’s “Largest Clean Energy Companies in Massachusetts” List. Boston Solar is a member of Solar Energy Business Association of New England (SEBANE). We acquired 80.1% of Boston Solar on April 21, 2022. Boston Solar is headquartered in Massachusetts. The Company is continually analyzing strategies for Boston Solar to optimize growth, synergies and operational efficiencies within the region serviced by Boston Solar.

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Air Purification Operations

Box Pure Air.  Box Pure Air is a distributor of industrial grade high-efficiency air purification products designed and manufactured for schools and commercial buildings. The company is pursuing additional products to leverage its sales network that are designed to increase safety and security in these locations. Box Pure Air strives to help businesses and consumers create a safe and healthy environment. The products we sell are engineered and designed to exceed the national standards of indoor air quality by following CDC requirements for air ventilation utilizing HEPA certified filters and incorporating proven antimicrobial technologies. Box Pure Air primarily sells and distributes AirBox Air Purifier product line (“Airbox”), an industrial and commercial grade suite of products developed by clean-room technologists that are primarily hand-built in the United States. The Airbox line products combine high-proficiency air filtration with clean-lined, modern design and style. The Airbox purifier delivers commercial grade clean air technology to keep employees, customers and clients safe and healthy in high-traffic locations by improving and enhancing indoor air quality. Box Pure Air has exclusive distribution rights for Airbox in the following areas: Raleigh, North Carolina (and its surrounding areas), Saint Augustine, Florida and the southern region of Florida, as well as the entirety of the states of Arizona, Washington and Oregon. Box Pure Air is permitted to distribute Airbox in Texas and California. We acquired 51% of the outstanding interests in Box Pure Air in February 2021. Box Pure Air is headquartered in South Carolina.

Our Non-Core Businesses

As noted above, we also have ownership interests outside of our primary solar and air purification businesses. We consider these subsidiaries to be noncore businesses of ours.

Direct Solar America.  Direct Solar America is a solar brokerage company that currently works with homeowners to define the best solar installation provider and financer for their needs in multiple cities around the United States. Direct Solar America works with homeowners and small commercial business to provide solar, battery backup and EV chargers at their location(s). We believe that its model is scalable nationally and has the ability, through its partnerships with various solar engineering, procurement and construction firms to originate solar-based sales. Beginning in June 2021, coinciding with a senior management change and the revision of contracts with a majority of our dealer and installation providers, Direct Solar America recently significantly reduced the number of states potentially serviced within the addressable sales footprint to approximately 11 states that can be actively serviced by our partners and providers. Direct Solar America has resumed onboarding of service providers and are again expanding into additional markets as we build a national sales footprint. In addition to the resumption of the multistate expansion of the residential solar brokerage model, Direct Solar America has identified market opportunities related to small and medium commercial solar projects and has committed staff and resources, adding to its core business competencies to pursue these types of underserved commercial solar opportunities. The majority of the targeted projects are comprised of commercial buildings, schools, and parking lot structures looking for solar based solutions that offset and reduce traditional energy consumption through a green solution that saves them money while reducing their indirect emissions of greenhouse gases contributing to climate change. We formed Direct Solar America in May 2019, and currently own 51% of its membership interests.  Direct Solar America is headquartered in Arizona.

EnergyWyze.  EnergyWyze is a digital and direct marketing firm focused on customer lead generation in the solar energy industry. These customer leads are parties interested in implementing some sort of solution provided by the clients that have hired EnergyWyze to perform their marketing. EnergyWyze currently operates a consumer-centric website and a solar business website and the majority of its marketing efforts are focused on digital ad platforms, including Facebook, YouTube, and other social media platforms. We acquired EnergyWyze in January 2021. EnergyWyze is led by experienced marketers and is focused on becoming an emerging industry leader providing qualified preset appointments to the nation’s leading solar installation companies. EnergyWyze is headquartered in Utah.

ShieldSaver.  The Company owns 51% of the outstanding interests of ShieldSaver. ShieldSaver is a technology-focused automotive company working to efficiently track records of vehicle repairs. ShieldSaver pair shops with potential customer via proprietary technology. The ShieldSaver technology solution drives business-to-business (“B2B”) leads and conversion to sales of windshield repair and replacement. The ShieldSaver technology is designed to increase efficiency by quickly delivering a vehicle specific quote for windshield replacement and delivering those leads to local installers looking to expand and grow their business. ShieldSaver has relationships with large parking lot management companies at airports and other locations around the United States to obtain the data needed to operate.

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DIGS. The Company owns 90% of the outstanding interests of DIGS, a California-based supplier of cultivation equipment that fulfills orders nationwide. DIGS has focused on providing products and services within the agricultural industry designed to improve yields, efficiencies, and profitability. Through this business, we provide hydroponic supplies and nutrients to commercial agricultural business and individual farmers. DIGS operates an online store, and sells nutrients, lights, and HVAC systems, among other products, to individuals that are interested in horticulture. They also fulfill and distribute products to businesses and stores in the southern California market. DIGS has historically provided manufacturing services out of its leased facility in Carlsbad, California. The manufacturing supports developing and wholesaling private labelled product for clients as well as our inhouse branding efforts.

SingleSolar. SingleSolar is an online business providing solar solutions to consumers. SingleSolar is solely dedicated to providing online pricing and quoting for residential solar customers. The online tool provides an online estimate for cost of going solar and will eventually provide the framework to complete a solar purchase online.

Our Market Opportunity

In each of our businesses, we focus on solid, growing markets and capitalize on positive demographic and market trends. In our solar energy business, we intend to develop a vertically integrated solar energy business with nationwide geographical coverage. We believe these initiatives have the opportunity to increase market share, diversify geographical revenue streams, incorporate best practices across our portfolio, and provide increased cost savings by providing both purchasing power and lower general administrative cost across our solar energy operating businesses.

Solar Energy

The rise in environmental concerns regarding the increase in carbon emissions owing to the usage of conventional fuels for transportation and power generation purposes has prompted countries around the world to opt for cleaner and more efficient sources of power. Furthermore, the long-term power generation goals of North American countries such as the U.S., Canada, and Mexico have given impetus to the growth of clean energy technologies.

The U.S. residential solar PV market size was estimated at $9.1 billion in 2020 and is expected to expand at a CAGR of 5.6% from 2021 to 2028. The market is driven by the presence of favorable policies and regulations for net metering and financial incentives such as the ITC in the U.S. Currently, ITC provides a 26.0% tax credit for the installation of solar systems on residential properties under Section 25D of the Internal Revenue Code of 1986, as amended (the “Code”). A tax credit under the provision of the scheme provides a dollar-for-dollar decrease in the income tax that a person would have otherwise paid to the federal government. This has provided a thrust for residential end-users to opt for solar PV systems to get tax incentives.

The decrease in solar PV installation costs in the last decade has resulted in high growth of solar PV in the U.S. Further, the presence of easy solar financing options provides a number of options for residential end-users to choose from, which has propelled the growth of the market. According to Fortune Business Insights, the solar industry is expected to grow at a CAGR of 6.9% from 2021 through 2020. The market is expected to grow from approximately $184 billion in 2021 to $293 in 2028.

To externally grow our solar energy business, we intend to focus on the acquisition of high quality regional solar and solar-adjacent businesses. We intend to target companies that have a history great customer services, revenue and profitability. Solar and solar-adjacent businesses are highly regional and driven by local and federal incentives. For this reason, we believe it is highly important that any acquisition target have a leading regional presence. For our organic growth, we plan to drive customer acquisition through the creation of a national network focused on customer-centric solar businesses. We further believe being able to offer an all-in-one solution from client acquisition to installation enables the Company to competitively position itself. With a focus on long term customer relationships and the lifetime value of the customer, we intend to focus on our customer network for follow-on product and service offerings.

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Air Purification

Air pollution is responsible for nearly 6.5 million deaths every year, making it the world’s fourth-largest threat to human health, according to a 2016 report by the International Energy Agency. Air purifiers can, to a large extent, help people who are suffering from asthma, airborne allergies and other breathing disorders.

According to a Market Insights report, the air purifier market is projected to witness a CAGR of 10.8% to almost $2.3 billion by 2023 and reach $2.9 billion by 2025, and $4.8 billion by 2030. The air purifier market in the United States was already valued at $1 billion in 2020 and is likely to grow further. The report further says that one of the biggest drivers of the growth has been the COVID-19 pandemic followed by additional concerns including cross-state pollution, natural disasters, and consumer education programs.

According to Grandview research, “[t]he global air purifier market size was estimated at $10.67 billion in 2020 and is expected to reach $12.26 billion in 2021” with an expected CAGR of 6.2% through 2028. Box Pure Air was acquired in early 2021 and has significantly grown since. For the year ended December, 31, 2021, we achieved approximately $1 million in annual sales for our air purification business. We surpassed that number in the first quarter of 2022 and we anticipate significantly increased revenues for the year ending December 31, 2022.

COVID-19 is transmitted from an infected to a healthy person through respiratory droplets and contact routes. According to the United States Environmental Protection Agency, air purifiers can reduce airborne contaminants, which consist of viruses in any confined space. However, air purifiers still need to be used along with the other practices recommended by the CDC for an ideal plan to protect oneself against the disease. Given that even maintaining a six feet distance does not promise complete safety from being contracted by the virus, the use of air purifiers becomes all the more important.

Our clean environment business was implemented, in response to demand due to COVID-19 and effects of global pollution, to provide mobile air purification technology in closed environments that are unable to implement such technology on an attractive cost basis. We are being increasingly called upon to provide services to help prevent the spreading of airborne diseases and toxins, thereby improving the environmental quality, health and wellness of our end users who include students, first responders, professionals returning to offices and others. Our air purification business benefits from three sources of federal funding that provide capital allocations to elementary, middle and high schools for use in implementing air purification and ventilation improvement. In 2021, $121 billion was allocated to schools for this purpose.

Additionally, Singlepoint recently signed a 2-year distribution agreement with Tennessee-based Ballistic Barrier Products, with the goal of selling bullet-resistant window shades and door panels to schools. The Bipartisan Safer Communities Act, which became law earlier this year, enacted new gun control measures and set aside $300 million to implement security measures against shooters that target schools. We believe that this naturally complements our current offerings to elementary, middle and high schools.

We have focused our development efforts on customer groups with proven use cases for our clean environment business. These customer groups range from health care facilities such as hospitals, nursing facilities, urgent care locations, and medical office waiting rooms to correctional facilities and general commercial office properties. We have leveraged our existing market position in the air purification industry to cross sell into newer market opportunities including sanitization, general air filer supply, and other safety services.

Our Growth Strategy and Competitive Advantages

Our goal is to develop or acquire ownership interests in companies that possess high-growth potential, and to provide those companies with management services that will help them grow. We believe that we can build a brand that is synonymous with integrity, strong corporate governance and transparency with an emphasis on social responsibility. Key elements of our growth strategy and competitive advantages include:

Accretive acquisitions and strategic relationships at each level of our company. We intend to continue to pursue acquisitions that consolidate market share, expand our geographical footprint and further our position as a participant in each of our principal businesses. We seek to identify and partner with companies with complementary technology and where our existing business extension opportunities could be commercially beneficial to them.

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Diverse and competitive positioning of our companies. Our principal businesses operate in highly competitive but diverse markets which we believe balances the risk profile of our company. We believe the diverse and competitive positioning in these markets of our companies serves as a competitive strength.

Central management support for all companies. Our “hands-on” management team provides centralized management oversight across our principal businesses. We believe we can improve the margins by controlling costs at our businesses as we centralize business practices in functional areas including financing, accounting, human resources, back-office administration, information technology and risk management. These margin improvements can be accomplished through leveraging our centralized capital and management capabilities to allow our businesses to better focus their efforts on revenue generation and product enhancement. In addition, we seek to increase revenue for each of our majority-owned and/or wholly-owned operating subsidiaries by cross-selling the complementary technical services and distribution network of each company.

Intellectual Property

Third parties may infringe or misappropriate our proprietary rights. Competitors may also independently develop technologies that are substantially equivalent or superior to the technologies we employ in our products and services. However, we maintain no material registered intellectual property assets.

Competition

The markets for our products are intensely competitive, continually evolving and subject to changing technologies. Many of our competitors are substantially larger than us and have significantly greater name recognition, sales and marketing, financial, technical, customer support and other resources. These competitors may be able to respond more rapidly to new or emerging technologies and changes in customer requirements or to devote greater resources to the development, promotion and sale of their products.

These competitors may enter our existing or future markets with products that may be less expensive, that may provide higher performance or additional features or that may be introduced more quickly than our products.

We believe that we compete favorably with our competitors on the basis of these factors. However, if we are not able to compete successfully against our current and future competitors, it will be difficult to acquire and retain customers, and we may experience revenue declines, reduced operating margins, loss of market share and diminished value in our services.

Marketing and Sales

Our marketing efforts (conducted by us both with our own employees and through outside consultants) currently focus on increasing demand for our solutions utilizing targeted email campaigns, search engine optimization (“SEO”) and search engine marketing (“SEM”) advertising. In addition, we generate awareness by participating in industry tradeshows, issuing press releases and articulating our messaging through our website. We conduct our marketing activities domestically to promote our products independently and in cooperation with our strategic partners. Our product information is available on our website, which contains overview presentations.

We market and distribute our products through a partnership network of companies and we use a broad distribution channel to bring our products and solutions to our customers.

We have sales and support staff in various locations throughout the United States. Our inside sales group answers incoming leads from potential customers and refers these new leads to one of our partners. A new lead is a potential customer, client or user of one or more of the products and services Singlepoint either directly offers or refers to a partner. A partner is either one of our subsidiaries or one of the companies that we do business with.

Since the acquisition of Boston Solar, the Company’s solar sales strategy now includes an internal sales staff. Boston Solar employs approximately 85 individuals. Approximately 15 of these individuals are responsible for fielding inbound and outbound sales efforts and generating new potential customers through various marketing methods. Upon engaging with a potential solar client, our sales staff is able to create a solar proposal for the interested party. Once create the potential client will go through a series of presentations which leads to the purchasing decision. Once permitting is complete, Boston Solar proceeds to install the proposed solution for the client. Boston Solar mainly generates new clients through their presence in the community and the long history of respected business practices.

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In the air purification market, there are currently three federal funding programs that provide federal capital allocation to schools PreK-12. In these federal funds, approximately $121 billion must be used for air purification and ventilation improvement in schools throughout the US. Our air purification business is predominately focused on acquiring customers in the public and private school markets. We generate new business through digital marketing campaigns and working to establish relationships with decision makers in each market.

Employees

Currently Singlepoint and its subsidiaries employ a total of approximately 100 individuals, all of whom are full-time employees. These individuals consist of management, developers, sales and support staff. Some of these individuals are employed through outside sourcing, working with us to hire qualified candidates. We believe our relations with our employees is satisfactory.

Properties

We do not currently own any property or real estate of any kind. The Company leases approximately 1,400 square feet of office space at 2999 North 44th Street, Phoenix, Arizona 85018, through January 31, 2023, at a monthly base rent of $3,688 through February 2022, then increasing to $3,758 per month beginning February 2022.

Box Pure Air, LLC currently leases office space at 75 Port City Landing, Pleasanton, South Carolina 29464, at a monthly base rent of $2,567.58. The lease term is month to month.

On July 2, 2019, the Company executed a lease agreement for an industrial building space in California for 24 months at base rent of $2,400 per month through June 30, 2021, upon which the lease expired. The Company no longer leases this space.

Effective April 15, 2022, The Boston Solar Company LLC,  entered into a lease extension to secure parking, warehouse, and office facilities. The lease runs through October 30, 2027 with a monthly cost of $22,838.00.

Legal Proceedings

On July 9, 2021 the Company and Direct Solar America served a complaint (the “Company Complaint”) in the United States District Court for the District of Arizona against Pablo Diaz Curiel, Kjelsey Johnson, and Brian Odle alleging, amongst other things, that the aforementioned individuals: (i) interfered with Direct Solar America’s existing and prospective business opportunities; (ii) made unauthorized use of, claims of ownership, and/or offers for sale under direct Solar America’s commercial identity; (iii) misappropriated trade secrets of Direct Solar America; (iv) breached the Asset Purchase Agreement originally entered into between the Company and Mr. Diaz and Ms. Johnson (Mr. Diaz and Ms. Johnson); and (v) breached the Employment Agreement originally entered into between Direct Solar America and Mr. Diaz.

Also on July 9, 2021, the Company was served with a Complaint by Mr. Diaz (and certain other parties) against the Company and certain officers (and former officers) of the Company (the “Diaz Complaint”). On August 11, 2021, an order was issued consolidating the Company Complaint and the Diaz Complaint which resulted in the two legal actions being consolidated into one matter and required Defendants to refile their Complaint as a counterclaim. A counterclaim was submitted by Pablo Diaz Curiel, Kjelsey Johnson, Elijah Chaffino, Dan Shikiar, Jagusa Holdings, Inc. and Brian Odle against the Company and Direct Solar America, Greg Lambrecht, Wil Ralston and Corey Lambrecht (the “Counterclaim”). The Counterclaim includes but is not limited to the following material allegations: (i) violation of Section 10b-5 of the Exchange Act; (ii) breach of contract; (iii) tortious interference; (iv) breach of fiduciary duty; (v) unlawful diversion of ownership, earnings, and monies; (vi) intentional misrepresentation; and (vii) engaging in a pattern and practice of acquisitions based on false promises. The Counterclaim was filed September 11, 2021.

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On July 14, 2021, the Company filed a First Amended Complaint (the “FAC”) adding parties Solar Integrated Roofing Corporation (“SIRC”), USA Solar Network, LLC (“USA Solar Network”), David Massey, Christina Berume and Jessica Hernandez in addition to Pablo Diaz Curiel, Kjelsey Johnson and Brian Odle as defendants. In the FAC, the Company alleges (amongst other things) that the defendants: (i) misappropriated trade secrets; (ii) breached the Asset Purchase Agreement (Mr. Diaz and Ms. Johnson); (iii) breached the employment agreement (Mr. Diaz); (iv) breached the implied covenant of good faith and fair dealing (Mr. Diaz and Ms. Johnson); (v) breached fiduciary duties (Mr. Diaz); (vi) engaged in unfair competition; (vii) violated the Arizona Uniform Trade Secrets Act; (viii) intentionally interfered with contract/business expectancy; (ix) converted assets of the Company; (x) were unjustly enriched; and (xi) committed violations of the Lanham Act. On August 27, 2021, the Company filed a Second Amended Compliant which includes additional causes of action including copyright infringement against USA Solar Network and Defamation (Mr. Diaz).

On September 10, 2021, SIRC, USA Solar Network and David Massey filed a motion to dismiss the claims as it relates to such parties.

On February 22, 2022, a Senior Judge signed the order stating that Defendants SIRC and Massey’s Motion to Dismiss was granted in part and denied in part. With respect to Defendant Massey, the Court dismissed all claims against him for lack of personal jurisdiction. With respect to Defendant SIRC, the Court dismissed the following claims from the Second Amended Complaint under Federal Rule of Civil Procedure 12(b)(6): (a) unfair competition; (b) intentional interference with contract/business expectancy; (c) conversion; and (d) unjust enrichment. The remaining claims against Defendant SIRC survived the Motion to Dismiss and remain before the Court. The Court ordered that Plaintiffs’ Motion to Compel Arbitration of all of Defendant Diaz’s counterclaims under his Employment Agreement with Solar Direct America was granted. The Court ordered the dismissal of the certain claims from the FAC. The court further ordered that Counterdefendants’ Motion to Dismiss was granted in part and denied in part.

On January 9, 2023, the Company announced that it and Direct Solar America have resolved their claims against Pablo Diaz Curiel, Kjelsey Johnson, Brian Odle, Elijah Chaffino, Christina Berume and Jessica Hernandez in the United States District Court, District of Arizona. The claims filed by Pablo Diaz, individually and derivatively on behalf of SinglePoint Direct Solar, LLC, JAGUSA Holdings, LLC, Elijah Chaffino, Kjelsey Johnson, Brian Odle, Direct Solar, LLC and AI Live Transfers against the Company, SinglePoint Direct Solar, LLC, Greg Lambrecht, Wil Ralston and Corey Lambrecht filed in the United States District Court, District of Arizona have also been resolved. The Company and SinglePoint Direct Solar, LLC maintains its claims against SIRC and USA Solar Network. The Company, SinglePoint Direct Solar, LLC and Pablo Diaz Curiel have also resolved the arbitration matter pending before the American Arbitration Association, whereby Mr. Diaz brought wage related claims

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MANAGEMENT

Directors and Executive Officers

Our business and affairs are managed under the direction of our Board and committees of the Board. Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve until serve at the pleasure of the Board, subject to all rights, if any, of such officer under any contract of employment. The following table presents information regarding our executive officers and directors as of the date of this prospectus(1):

Name	Age	Position
William Ralston	33	Chairman of the Board and Chief Executive Officer
Corey Lambrecht	53	President, Chief Financial Officer and Director
Eric Lofdahl	60	Independent Director
Jim Rulfs	69	Independent Director

_____________

(1)   All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

There are no agreements with respect to electing directors. Except as set forth below, none of the directors held any directorships during the past five years in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of such act, or of any company registered as an investment company under the Investment Company Act of 1940.

Executive Officers

William (“Wil”) Ralston

Wil Ralston became Chairman of the Board and Chief Executive Officer of the Company on May 19, 2021. Prior to his appointment as Chief Executive Officer, Mr. Ralston served as the President of the Company beginning in August 2017. Additionally, Mr. Ralston previously served as a vice president of sales for the Company from 2013 to 2015. From 2015 to 2017 Mr. Ralston was a market developer for Porch.com (“Porch”) where he was responsible for opening and developing new markets for Porch which included onboarding new clients and integrating Porch services into physical locations through partnership in the community and driving awareness initiatives. Mr. Ralston graduated cum laude from the WP Carey School of Business at Arizona State University with a degree in Global Agribusiness. We believe that Mr. Ralston is qualified to serve as a member of our Board because of his leadership experience, familiarity with the Company and experience in operations of the company.

Corey Lambrecht

Corey Lambrecht has served as the President of the Company since November 24, 2021 and has been the Chief Financial Officer of the Company since January 17, 2020. In addition to his executive roles, Mr. Lambrecht was appointed as a director of the Company on May 19, 2021. Prior to joining the Company, Mr. Lambrecht served as a public company executive for over 20 years, cultivating broad experience in strategic acquisitions, corporate turnarounds, new business development, pioneering consumer products, corporate licensing and interactive technology services. He has held various executive roles at a number of public companies with responsibilities including day ¬to ¬day business operations, management, raising capital, board communication and investor relations. He is a Certified Director from the UCLA Anderson Graduate School of Management Accredited Directors Program. Mr. Lambrecht has served as a director of CUI Global, Inc., now Orbital Infrastructure Group, Inc. (NASDAQ: OIG), since 2007; throughout this time, he has served multiple terms on the audit committee and currently serves as the compensation committee chairman and the chairman of the investment committee for that company’s board of directors. Mr. Lambrecht is a current director of American Rebel Holdings, Inc. (NASDAQ: AREB) where he is a member of the audit committee and the chairman of the compensation committee. From July 2016 through December 2019, Mr. Lambrecht also served on the Board of ORHub, Inc. (OTC: ORHB). He previously served as a Board Member for Lifestyle Wireless, Inc., which, in 2012, merged into the Company. In December 2011, Mr. Lambrecht joined the board of directors of Guardian 8 Holdings, a leading non¬-lethal security product company, serving as a member of the board until early 2016. Mr. Lambrecht served as the President and Chief Operating Officer at Earth911 Inc., a subsidiary of Infinity Resources Holdings Company (OTC: IRHC) from January 2010 to July 2013. We believe Mr. Lambrecht is qualified to serve as a member of our board of directors because of the perspective, extensive public company and management experience he brings as the President and Chief Financial Officer of the Company.

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Non-Employee Directors

Eric Lofdahl

Eric Lofdahl joined the Company in 2013 and has exclusively served on our Board as a non-executive director since 2018. He previously served as the Company’s advisory Chief Technology Officer (“CTO”), with no day-to-day responsibilities in a non-compensated capacity beginning in 2019. He has over 30 years of experience in the technology sector, including positions in software development, program management, complex system integration, and engineering process definition. Mr. Lofdahl began his career at the Boeing Company, where he led a team that successfully developed advanced wireless and satellite data products based on commercial technology for the U.S. Air Force. Mr. Lofdahl is the owner of the Lofdahl Group, a technology consulting company, and Text2Bid, a mobile auction platform. Mr. Lofdahl holds a Bachelor of Science degree in electrical engineering from Iowa State University.

James (“Jim”) Rulfs

Jim Rulfs has served on our board since July 2022. A serial entrepreneur, Jim Rulfs has spent the majority of his career specializing in mergers and acquisitions and has over 40 years of experience as a managing principal across different industries. Mr. Rulfs currently serves as the managing member of CBC Partners Holdings, LLC, a privately-funded lender that provides debt financing loans to high-growth commercial and industrial companies. CBC Partners Holdings, LLC has a strategic partnership with CBC Capital Partners, a commercial loan company with 10 years’ of experience in corporate finance. Mr. Rulfs also founded Liberty Pacific Capital LLC, a venture capital firm specializing in emerging technology companies, which later became FocusPoint Private Capital Group, and is a principal of Seattle Venture Group. Mr. Rulfs holds a Series 82 securities license and a Bachelor of Science from Ohio University.

Family Relationships

There are no family relationships between or among any of our current directors or executive officers.

Board Composition and Risk Oversight

As of the date of this prospectus, our Board is currently composed of four members. We have entered into an independent director agreement with Jim Rulfs, pursuant to which he has been appointed to serve as an independent director. Our articles of incorporation and bylaws provide that the number of our directors shall be fixed from time to time by resolution of our Board.

Our Board has an active role in overseeing the management of our risks. Our Board is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks, cybersecurity risks, reputational risks, strategic risks and operational risks. Our Board is regularly informed through discussions with our management about such risks. Our Board believes its administration of its risk oversight function has not affected our Board’s leadership structure.

Director Independence

Our Board has determined that Eric Lofdahl and Jim Rulfs are independent directors. In making this determination, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

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Board Leadership Structure

                Mr. Ralston, our Chief Executive Officer, is also the Chairman of our Board. Our Board determined that, at the present time, having our Chief Executive Officer also serve as the Chairman of our Board provides us with optimally effective leadership and is in our best interests and those of our stockholders. Our Board believes that Mr. Ralston’s history with the Company and extensive understanding of our business, operations and strategy make him well qualified to serve as Chairman of our Board.

Committees of the Board

We do not currently have a standing audit, nominating, or compensation committee of the Board of Directors, or any committee performing similar functions. Our Board of Directors performs the functions of nominating and compensation committees

Meetings of the Board

During its fiscal year ended December 31, 2022, the Board met six times and acted by written consent on numerous occasions.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics (the “Code of Ethics”). The Code of Ethics is intended to document the principles of conduct and ethics to be followed by all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. Its purpose is to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest.

Indemnification and Limitation on Liability of Directors

Our Articles of Incorporation limit the liability of our directors to the fullest extent permitted by Nevada law. Nothing contained in the provisions will be construed to deprive any director of his right to all defenses ordinarily available to the director nor will anything herein be construed to deprive any director of any right he may have for contribution from any other director or other person.

At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to our Chief Executive Officer, Chief Financial Officer and those executive officers that earned in excess of $100,000 during the last two fiscal years ended December 31, 2022 and 2021 (collectively, the “Named Executive Officers”):

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Total ($)
William Ralston,	2022	$371,512	—	$371,512
Chief Executive Officer, Chairman of the Board	2021	$284,588	—	$284,588
Corey Lambrecht,	2022	$290,483	—	$290,483
President, Chief Financial Officer and Director	2021	$205,977	-	$205,977
Eric Lofdahl, Director	2022	$20,000	24,000	$44,000
	2021	16,000	-	$16,000
Gregory Lambrecht,	2022	$—	—	$—
Former Chief Executive Officer	2021	$84,615	-	$84,615

Employment Agreements

Except for the following agreements, the Company does not have any written agreements with any of its executive officers. The following discussion is a summary of the material terms of the employment agreements and is subject to the full copy of the respective employment agreement (all capitalized terms not otherwise defined herein are defined in the respective employment agreement):

In November 2021 the Company entered into an Amendment to Employment Agreement with our Chief Executive Officer, Wil Ralston (the “Ralston Amendment”). The Ralston Amendment includes the following: (i) that the term of the original employment agreement is extended to May 30, 2024 (to be automatically extended for additional three-year periods unless either party has provided written termination at least 90 days prior to the expiration of such Term), (ii) a Base Salary equal to Two Hundred Eighty Thousand Dollars ($280,000.00) per year, with a minimum automatic Cost of Living increase of 3.0% per year, beginning on January 1, 2022, (iii) a one-time cash retention bonus of $50,833.33, and (iv) waiver by Mr. Ralston of any unpaid allowances (estimated $61,500.00) afforded to Mr. Ralston through October 31, 2021.

In November 2021 the Company entered into an Amendment to Employment Agreement with Corey Lambrecht (the “Lambrecht Amendment”). The Lambrecht Amendment includes the following: (i) that the term of the original employment agreement is extended to November 23, 2023 (to be automatically extended for additional three-year periods unless either party has provided written termination at least 90 days prior to the expiration of such Term), (ii) a Base Salary equal to Two Hundred Twenty Five Thousand Dollars ($225,000.00) per year, with a minimum automatic Cost of Living increase of 3.0% per year, beginning on January 1, 2022, (iii) one-time cash retention bonus equal to twenty percent (20%) of the Base Salary, and (iv) a waiver by Mr. Lambrecht of any unpaid compensation owed by the Company through October 31, 2021. On January 17, 2020 the Company entered into an employment agreement with Corey Lambrecht to serve as the Chief Financial Officer. The term is for a period of one year; salary is Eighty Thousand Dollars ($80,000.00) per year; if employment is terminated as a result of his death or Disability, the Company shall pay the Base Salary and any accrued but unpaid Bonus and expense reimbursement amounts through the date of his Death or Disability and a lump sum payment equal to $40,000 (at the time his Death or Disability occurs) within 30 days of his Death or Disability; If employment is terminated by the Board for Cause, then the Company shall pay the Base Salary and Bonus earned through the date of his termination; If employment is terminated by the upon the occurrence of a Change of Control or within six (6) months thereafter, the Company (or its successor, as applicable) shall (i) continue to pay to the Base Salary for a period of six (6) months following such termination, (ii) pay any accrued and any earned but unpaid Bonus, (iii) pay the Bonus he would have earned had he remained with the Company for six (6) months from the date which such termination occurs, and (iv) pay expense reimbursement amounts through the date of termination.

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Stock Option Plan and other Employee Benefits Plans

The following table provides information as of December 31, 2022, regarding shares of common stock that may be issued under the Singlepoint Inc. 2019 Equity Incentive Plan (the “Plan”), which was created in 2019 and approved by the holders of a majority of the outstanding shares of common stock. Information is included for both equity compensation plans approved by the Company’s stockholders and not approved by the Company’s stockholders.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	-	-	1,333,333
Equity compensation plans not approved by security holders	-	-	-
Total:	-	-	1,333,333

(1) Consists of the Plan.

Summary Description

The following description is intended to be a summary of the material provisions of the Plan. It does not purport to be a complete description of all the provisions of the Plan and is qualified in its entirety by reference to the complete text of the Plan. Capitalized terms used in the following summary and not otherwise defined in this Information Statement have the meanings set forth in the Plan.

Purpose and Eligible Participants. The purpose of the Plan is to promote the success of the Company and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons. The Administrator may grant awards under the Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Company or one of its Subsidiaries; (b) a director of the Company or one of its Subsidiaries; or (c) an individual consultant who renders bona fide services (other than services in connection with the offering or sale of securities of the Company or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Company or one of its Subsidiaries) to the Company or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Company’s eligibility to use Form S-8 to register under the Securities Act, the offering and sale of shares issuable under this Plan by the Company, or the Company’s compliance with any other applicable laws.

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Types of Awards.  The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

Stock Options.  A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise, it will be deemed to be a nonqualified stock option.

The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator

Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the number of shares of Common Stock being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the SAR is exercised, over (ii) the Fair Market Value of a share of Common Stock on the date the SAR was granted as specified in the applicable award agreement. The maximum term of a SAR shall be ten (10) years.

Restricted Shares. Restricted shares are shares of Common Stock subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Administrator may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Administrator may determine at the date of grant or thereafter. Except to the extent restricted under the terms of this Plan and the applicable award agreement relating to the restricted stock, a participant granted restricted stock shall have all of the rights of a stockholder, including the right to vote the restricted stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Administrator).

Restricted Share Units.

(a) Grant of Restricted Share Units. A restricted share unit, or “RSU”, represents the right to receive from the Corporation on the respective scheduled vesting or payment date for such RSU, one share of Common Stock. An award of RSUs may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Administrator may determine, subject to the provisions of this Plan. At the time an award of RSUs is made, the Administrator shall establish a period of time during which the restricted share units shall vest and the timing for settlement of the RSU.

(b) Dividend Equivalent Accounts. Subject to the terms and conditions of the Plan and the applicable award agreement, as well as any procedures established by the Administrator, prior to the expiration of the applicable vesting period of an RSU, the Administrator may determine to pay dividend equivalent rights with respect to RSUs, in which case, the Corporation shall establish an account for the participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the shares of Common Stock underlying each RSU. Each amount or other property credited to any such account shall be subject to the same vesting conditions as the RSU to which it relates. The participant shall have the right to be paid the amounts or other property credited to such account upon vesting of the subject RSU.

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(c) Rights as a Stockholder. Subject to the restrictions imposed under the terms and conditions of this Plan and the applicable award agreement, each participant receiving RSUs shall have no rights as a stockholder with respect to such RSUs until such time as shares of Common Stock are issued to the participant. No shares of Common Stock shall be issued at the time a RSU is granted, and the Company will not be required to set aside a fund for the payment of any such award. Except as otherwise provided in the applicable award agreement, shares of Common Stock issuable under an RSU shall be treated as issued on the first date that the holder of the RSU is no longer subject to a substantial risk of forfeiture as determined for purposes of Section 409A of the Code, and the holder shall be the owner of such shares of Common Stock on such date. An award agreement may provide that issuance of shares of Common Stock under an RSU may be deferred beyond the first date that the RSU is no longer subject to a substantial risk of forfeiture, provided that such deferral is structured in a manner that is intended to comply with the requirements of Section 409A of the Code.

Section 162(m) Performance-Based Awards. Without limiting the generality of the foregoing, any of the types of awards listed above may be, and options and SARs granted with an exercise or base price not less than the Fair Market Value of a share of Common Stock at the date of grant (“Qualifying Options” and “Qualifying SARs,” respectively) typically will be, granted as awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code. The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or levels using the Business Criteria provided for below for the Corporation on a consolidated basis or for one or more of the Corporation’s Subsidiaries, segments, divisions or business units, or any combination of the foregoing. Such criteria may be evaluated on an absolute basis or relative to prior periods, industry peers or stock market indices.

Number of Shares. Subject to adjustment as provided in the Plan, 1,333,333 shares of Common Stock are available for issuance in connection with awards granted under the Plan.

Administration. This Plan shall be administered by, and all awards under this Plan shall be authorized by, the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee or individual (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law.

Effective Date and Termination. This Plan was approved by the Board and became effective on December 5, 2019. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on December 5, 2029. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

Director Compensation

We issued an aggregate of 8,400,000 shares of Class A Convertible Preferred stock to five directors in 2020 for serving as directors of the Company. No grants were issued during the fiscal year ended December 31, 2022.

Our director compensation policy provides that each independent director will receive cash compensation equal to $2,000 per month that individual serves as a Director, payable at the commencement of each calendar month, and scheduled within the Company’s payroll system. Upon a director’s initial election to our Board, he or shall will be issued an grant of restricted common stock with a grant date fair value of $15,000. Thereafter, he or she will be entitled to receive an additional grant of restricted common stock restricted common stock with a grant date fair value of $15,000 on each yearly anniversary for the next (3) three years while such individual remains a member of our Board. Each director is also entitled to receive a grant of restricted common stock with a grant date fair value of $9,000 on the last business day of each quarter while such individual is member of the Board. The shares of restricted common stock will be valued at the average volume weighted average closing price of the 10-days immediately preceding each issuance date.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, as of January 31, 2023, certain information concerning the beneficial ownership of our capital stock, including our common stock, and Class A Convertible Preferred Stock, by:

•	each director;

•	each named executive officer;

•	all of our executive officers and directors as a group; and

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of any class of our outstanding stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes general voting power and/or investment power with respect to securities. Shares of common stock issuable upon exercise of options or warrants that are currently exercisable or exercisable within 60 days of the record date, and shares of common stock issuable upon conversion of other securities currently convertible or convertible within 60 days, are deemed outstanding for computing the beneficial ownership percentage of the person holding such securities but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Under the applicable SEC rules, each person’s beneficial ownership is calculated by dividing the total number of shares with respect to which they possess beneficial ownership by the total number of outstanding shares. In any case where an individual has beneficial ownership over securities that are not outstanding but are issuable upon the exercise of options or warrants or similar rights within the next 60 days, that same number of shares is added to the denominator in the calculation described above.  Except otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws.

Percentages based on 117,361,708 shares of Common Stock outstanding and 76,108,657 of Class A Convertible Preferred Stock outstanding at January 31, 2023. For purposes of this disclosure, we have assumed that all shares of preferred stock other than the Class A Convertible Preferred Stock will cease to be outstanding. Each share of Class A Convertible Preferred Stock votes with the shares of common stock and is entitled to 50 votes per share. Unless otherwise indicated, the address of each person or entity named below is c/o Singlepoint Inc. 2999 N. 44th St. Suite 530 Phoenix, Arizona 85018.

	Shares of Common Stock Beneficially Owned				Shares of Class A Convertible Preferred Stock Owned(1)				Total Voting Power Beneficially Owned
	Actual		After Giving Effect to the Offering		Actual		After Giving Effect to the Offering		Actual		After Giving Effect to the Offering
	No.	%	No.	%	No.	%	No.	%	No.	%	No.	%
5% Stockholders
Brenda Lambrecht	-	-	-	-	18,681,489	24.6%	18,681,489	24.6%	934,074,450	24.0%	934,074,450
Named Executive Officers and Directors
Wil Ralston	296,416	*	296,416	*	19,363,285	25.4%	19,363,285	25.4%	968,460,666	24.9%	968,460,666
Eric Lofdahl(2)	334,922	*	334,922	*	10,771,000	14.2%	10,771,000	14.2%	538,884,922	13.9%	538,884,922
Corey Lambrecht	334,001	*	334,001	*	12,175,000	16.0%	12,175,000	16.0%	609,084,001	15.7%	609,084,001
Jim Rulfs	224,925	*	224,925	*	-	-	-	-	-	-	-
All executive officers and directors as a group (4 individuals)	1,190,264	1.0%	1,190,264	1.0%	42,309,285	55.6%	42,309,285	55.6%	2,116,429,589	54.4%	2,116,429,589

*Represents less than one percent.

(1)

Each share of Class A Stock is convertible at any time into 25 shares of common stock, totaling 1,902,715,425 shares of common stock, as of January 31, 2023, assuming full conversion of all outstanding shares.

(2)	Includes 10,350,000 shares of Class A Preferred Stock held in an entity controlled by Mr. Lofdahl.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Except as set out below, since the beginning of the Company’s last two fiscal years, there have been no transactions, or currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any of the following people had or will have a direct or indirect material interest:

•	Any director or executive officer of the Company;

•	Any immediate family member of a director or executive officer of the Company; and

•	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

Employment Agreements

On May 18, 2021, as previously disclosed, the Company entered into the Separation Agreement with Gregory Lambrecht.  Pursuant to the Separation Agreement, Mr. Lambrecht resigned as an officer and director of the Company and agreed to terminate his employment agreement with the Company.  The Company agreed to pay Mr. Lambrecht $764,480 due in unpaid accrued compensation and repay the Insider Debt as follows: (i) the Company agreed to issue Mr. Lambrecht 362,987 shares of common stock, with a value of $272,240 on the date of issuance, (ii) the Company agreed to pay Mr. Lambrecht $250,000 in cash within two business days of the date of the Separation Agreement, and (iii) satisfy the remaining $848,612 in Accrued Debt by issuing Mr. Lambrecht the Lambrecht Note.  The Lambrecht Note carries a 10% interest rate, and the Company is required to make monthly payments of principal and interest in the amount of $21,523, with the first payment of $21,523 due September 1, 2021 and a final payment amount of $21,523 due on August 1, 2025. As of September 30, 2022 and December 31, 2021, the balance due was $804,896 and $804,896 respectively.

Class A Convertible Preferred Stock

Several of our executive officers and directors hold a significant number of shares of our outstanding Class A Convertible Preferred Stock. Each share of Class A Convertible Preferred Stock is convertible at any time into 25 shares of common stock, totaling 1,902,715,425 shares of common stock, as of September 2, 2022, assuming full conversion of all outstanding shares. Please see the section titled “Description of Securities - Preferred Stock - Class A Preferred Stock” for a further description of the rights and privileges of this class of securities, the holders of which maintain substantial control over the Company. In connection with grants of shares of Class A Convertible Preferred Stock to each of William Ralston, the Company’s Chief Executive Officer and a director, and Corey Lamprecht, the Company’s President, Chief Financial Officer and a director, the Company entered into agreements with each of Messrs. Ralston and Lambrecht wherein each agreed that he would vote all of his shares of Class A Convertible Preferred Stock for any action approved by the Board of the Company. Each of Messrs. Ralston and Lambrecht each further agreed that he would not convert his shares into shares of the Company’s common stock if, upon such conversion, he would own in excess of 4.99% of the number of shares of common stock then outstanding. Finally, each of Messrs. Ralston and Lambrecht agreed that the conversion ratio would be reduced in the event that such individual were to terminate his employment with the Company without “Good Cause,” as defined in such individual’s employment agreement with the Company.

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DESCRIPTION OF SECURITIES

Common Stock

As of January 31, 2023, we had 5,000,000,000 authorized shares of common stock, par value $0.0001 per share, and 117,361,708 shares outstanding.

Voting

Each stockholder shall have one vote for every share of stock entitled to vote, which is registered in his or her name on the record date for the meeting, except as otherwise required by law or the Articles of Incorporation.

All elections of directors are determined by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present. Except as otherwise required by law or the Articles of Incorporation, all matters other than the election of directors are determined by the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of stockholders at which a quorum is present.

Dividend Rights

No dividends are payable unless declared by the Board.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, after the payment of all preferential amounts required to be paid to the holders of shares of Class A Convertible Preferred Stock (as described below), the remaining assets of the Company available for distribution to its stockholders shall be distributed among the holders of shares of our common stock and any other class or series of stock of the Company, excluding holders of shares of Class A Convertible Preferred Stock, pro rata based on the number of shares held by each such holder.

Other Matters

The holders of our common stock have no cumulative voting or preemptive or redemption rights. All of our common stock are fully paid and non-assessable.

Preferred Stock

The Company has authorized 100,000,000 shares of preferred stock, $0.0001 per value per share, and five series of preferred stock. Below is a summary description of the different authorized classes of preferred stock.

Class A Preferred Stock

As of September 30, 2022, the Company had 80,000,000 shares designated as Class A Convertible Preferred Stock, $0.0001 par value per share, of which 76,108,617 shares were issued and outstanding as of September 30, 2022.

Voting

Each share of Class A Convertible Preferred Stock votes with the shares of common stock and is entitled to 50 votes per share and ranks senior to all other classes of stock in liquidation in the amount of $1 per share.

Conversion

Each share of Class A Convertible Preferred Stock is convertible at any time into 25 shares of common stock, totaling 1,902,715,425 shares of common stock assuming full conversion of all outstanding shares as of September 30, 2022.

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Dividend Rights

No dividends are payable unless declared by the Board.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Class A Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of common stock and any other class or series of stock of the Company, excluding holders of shares of Class A Convertible Preferred Stock, by reason of their ownership thereof, an amount per share equal to any dividends declared but unpaid thereon.

Redemption Rights

The Class A Convertible Preferred Stock are not redeemable by the Company.

Other Rights

The holders of our common stock have no cumulative voting or preemptive rights.

Other

The foregoing summary of terms is subject to, and qualified in its entirety, by the Certificate of Designation for the Class A Convertible Preferred Stock.

Class B Convertible Preferred Stock

As of September 30, 2022, the Company had authorized 1,500 shares of Class B Convertible Preferred Stock, $0.0001 par value per share, of none were issued and outstanding as of September 30, 2022.

Voting

Each share of Class B Convertible Preferred Stock votes with the shares of common stock on an as-converted basis, subject to the Class B Limitation. The “Class B Limitation” is 4.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion of the Class B Convertible Preferred Stock held by the applicable holder.

Redemption Rights

The Company has the right to redeem the Class B Convertible Preferred Stock, in accordance with the terms stated by the Certificate of Designation for the Class B Convertible Preferred Stock (the “Class B Certificate”).

Conversion

Each share of the Class B Convertible Preferred Stock is convertible into that number of shares of common stock (subject to Class B Limitation) determined by dividing the Stated Value of $1,200 per share by $0.00244.

Dividend Rights

The Company is required to pay cumulative dividends of eight percent (8%) per annum on the Stated Value of $1,200 per share on the Class B Convertible Preferred Stock, payable quarterly, beginning on the original issuance date of such Class B Convertible Preferred Stock and ending on the date that such share of Class B Convertible Preferred Stock has been converted or redeemed. At the Company’s discretion, dividends may be paid in cash or Class B Convertible Preferred Stock calculated at the purchase price. Each holder of Class B Convertible Preferred Stock is also entitled to dividends on shares of Class B Convertible Preferred Stock equal to (on an as-if-converted-to-common-stock basis) and in the same form of dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of the common stock.

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Liquidation Rights

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Class B Convertible Preferred Stock shall be entitled to receive out of the assets of the Company an amount equal to the Stated Value plus further calculations described further in the Class B Certificate.

Registration Rights

If the Company proposes to file any registration statement with respect to any offering of equity securities or other securities, then the Company shall offer the holders of Class B Convertible Preferred Stock the opportunity to register the sale of such number of Class B Convertible Preferred Stock as such holders may request in writing, with certain restrictions.

Preemptive Rights

Holders of Class B Convertible Preferred Stock receive preemptive rights if at any time the Company sells any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire common stock.

Other

                The foregoing summary of terms is subject to, and qualified in its entirety, by the Class B Certificate.

Class C Convertible Preferred Stock

On January 28, 2021, the Company designated 1,500 shares of undesignated preferred stock as Class C Convertible Preferred Stock, $0.0001 par value per share, of which 19 shares were issued and outstanding as of September 30, 2022.

Voting

Each share of Class C Convertible Preferred Stock votes with the shares of common stock on an as-converted basis, subject to the Class C Limitation. The “Class C Limitation” is 4.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion of the Class C Convertible Preferred Stock held by the applicable holder.

Redemption Rights

The Company has the right to redeem the Class C Convertible Preferred Stock, in accordance with the terms stated by the Certificate of Designation for the Class C Convertible Preferred Stock (the “Class C Certificate”).

Conversion

Each share of the Class C Convertible Preferred Stock is convertible into that number of shares of common stock (subject to Class C Limitation) determined by dividing the Stated Value of $1,200 per share by the by the lower of (1) $0.0163 and (2) 100% of the lowest VWAP of the common stock during the fifteen (15) trading days immediately preceding, but not including, the conversion date.

Dividend Rights

The Company is required to pay cumulative dividends of three percent (3%) per annum on each share of Class C Convertible Preferred Stock, payable quarterly, beginning on the original issuance date of such Class C Convertible Preferred Stock and ending on the date that such share of Class C Convertible Preferred Stock has been converted or redeemed. At the Company’s discretion, dividends may be paid in cash or Class C Convertible Preferred Stock calculated at the purchase price. Each holder of Class C Convertible Preferred Stock is also entitled to dividends on shares of Class C Convertible Preferred Stock equal to (on an as-if-converted-to common-stock basis) and in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of the common stock.

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Liquidation Rights

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Class C Convertible Preferred Stock shall be entitled to receive out of the assets of the Company an amount equal to the Stated Value plus further calculations described further in the Class C Certificate.

Registration Rights

If the Company proposes to file any registration statement with respect to any offering of equity securities or other securities, then the Company shall offer the holders of Class C Convertible Preferred Stock the opportunity to register the sale of such number of Class C Convertible Preferred Stock as such holders may request in writing, with certain restrictions.

Preemptive Rights

Holders of Class C Convertible Preferred Stock receive preemptive rights if at any time the Company sells any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire common stock.

Other

                The foregoing summary of terms is subject to, and qualified in its entirety, by the Class C Certificate.

Class D Convertible Preferred Stock

On September 30, 2021, the Company designated 2,000 shares of undesignated preferred stock as Class D Convertible Preferred Stock, of which 2,000 shares were issued and outstanding as of September 30, 2022.

Voting

Each share of Class D Convertible Preferred Stock votes with the shares of common stock on an as-converted basis, subject to the Class D Limitation. The “Class D Limitation” is 4.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion of the Class D Convertible Preferred Stock held by the applicable holder.

Redemption Rights

The Company has the right to redeem the Class D Convertible Preferred Stock, in accordance with the terms stated by the Certificate of Designation for the Class D Convertible Preferred Stock (the “Class D Certificate”).

Conversion

Each share of the Class D Convertible Preferred Stock is convertible into that number of shares of common stock (subject to Class D Limitation) determined by dividing the Stated Value of $1,200 per share by the lower of (1) $0.1055 and (2) 100% of the lowest VWAP of the common stock during the fifteen (15) trading days immediately preceding, but not including, the conversion date. The Stated Value of the Class D Convertible Preferred Stock is $1,200 per share.

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Dividend Rights

The Company is required to pay cumulative dividends of three percent (3%) per annum on each share of Class D Convertible Preferred Stock, payable quarterly, beginning on the original issuance date of such Class D Convertible Preferred Stock and ending on the date that such share of Class D Convertible Preferred Stock has been converted or redeemed. At the Company’s discretion, dividends may be paid in cash or Class D Convertible Preferred Stock calculated at the purchase price. Each holder of Class D Convertible Preferred Stock is also entitled to dividends on shares of Class D Convertible Preferred Stock equal to (on an as-if-converted-to-common-stock basis) and in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of the common stock

Liquidation Rights

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Class D Convertible Preferred Stock shall be entitled to receive out of the assets of the Company an amount equal to the Stated Value plus further calculations described further in the Class D Certificate.

Registration Rights

If the Company proposes to file any registration statement with respect to any offering of equity securities or other securities, then the Company shall offer the holders of Class D Convertible Preferred Stock the opportunity to register the sale of such number of Class D Convertible Preferred Stock as such holders may request in writing, with certain restrictions.

Preemptive Rights

Holders of Class D Convertible Preferred Stock receive preemptive rights if at any time the Company sells any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire common stock.

Other

                The foregoing summary of terms is subject to, and qualified in its entirety, by the Class D Certificate.

Class E Convertible Preferred Stock

On April 6, 2022, the Company designated shares of undesignated preferred stock as Class E Convertible Preferred Stock, of which 1,550 shares were issued and outstanding as of September 30, 2022.

Voting

Each share of Class E Convertible Preferred Stock votes with the shares of common stock on an as-converted basis, subject to the Class E Limitation. The “Class E Limitation” is 4.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion of the Class E Convertible Preferred Stock held by the applicable holder.

Redemption Rights

The Company has the right to redeem the Class E Convertible Preferred Stock, in accordance with the terms stated by the Certificate of Designation for the Class E Convertible Preferred Stock (the “Class E Certificate”).

Conversion

Each share of the Class E Convertible Preferred Stock is convertible into that number of shares of common stock (subject to Class E Limitation) determined by dividing the Stated Value of $1,200 per share by an amount equal to the lower of (1) a fixed price equaling the closing price of the Common Stock on the trading day immediately preceding the date of the Purchase Agreement (defined below), and (2) 100% of the lowest VWAP of the common stock during the fifteen (15) trading days immediately preceding, but not including, the date of the conversion.

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Dividend Rights

The Company is required to pay cumulative dividends of eight percent (8%) per annum on the Stated Value of $1,200 per share on each share of Class E Convertible Preferred Stock, payable quarterly, beginning on the original issuance date of such Class E Convertible Preferred Stock and ending on the date that such share of Class E Convertible Preferred Stock has been converted or redeemed. At the Company’s discretion, dividends may be paid in cash or Class E Convertible Preferred Stock calculated at the purchase price. Each holder of Class E Convertible Preferred Stock is also entitled to dividends on shares of Class E Convertible Preferred Stock equal to (on an as-if-converted-to-common-stock basis) and in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of the common stock.

Liquidation Rights

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Class E Convertible Preferred Stock shall be entitled to receive out of the assets of the Company an amount equal to the Stated Value plus further calculations described further in the Class E Certificate.

Registration Rights

If the Company proposes to file any registration statement with respect to any offering of equity securities or other securities, then the Company shall offer the holders of Class E Convertible Preferred Stock the opportunity to register the sale of such number of Class E Convertible Preferred Stock as such holders may request in writing, with certain restrictions.

Preemptive Rights

Holders of Class E Convertible Preferred Stock receive preemptive rights if at any time the Company sells any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire common stock.

Other

                The foregoing summary of terms is subject to, and qualified in its entirety, by the Class E Certificate.

Options

As of September 30, 2022, the Company had not issued any stock options.

Nevada Business Combination Statutes

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, (the “NRS”), generally prohibit a Nevada corporation with at least 200 stockholders of record from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the Board prior to the date the interested stockholder obtained such status or the combination is approved by the Board and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

•

the combination was approved by the Board prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the Board before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or

•

if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

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A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding voting shares of the corporation, (c) more than 10% of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within two years, did own) 10% or more of the voting power of the outstanding voting shares of a corporation. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Nevada Control Share Acquisition Statutes

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders of record, including at least 100 stockholders of record who are Nevada residents, and that conduct business in Nevada directly or through an affiliated corporation. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third or more but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of us.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer LLC with offices located at 18 Lafayette Place, Woodmere, NY 11598.

Dividend Policy

To date we have never declared a dividend for our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business and for general corporate purposes. We cannot assure you that we will distribute any cash in the future. Our cash distribution policy is within the discretion of our Board and will depend upon various factors, including our results of operations, financial condition, capital requirements and investment opportunities.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful. Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Our Amended Bylaws provides that the Company shall indemnify its directors and officers from and against any liability arising out of their service as a director or officer of the Corporation or any subsidiary or affiliate of which they serve as an officer or director at the request of the Corporation to the fullest extent not prohibited by NRS Chapter 78.

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PLAN OF DISTRIBUTION

This prospectus relates to the resale of 240,000,000 Shares of our common stock, par value $0.0001 per share, by the Selling Stockholder consisting of Put Shares that we will put to Selling Stockholder pursuant to the Financing Agreement.

The Selling Stockholder and any of their respective pledgees, assignees, and successors-in-interest, may, from time to time, sell any or all of its shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share; or

•	a combination of any such methods of sale.

According to the terms of the Financing Agreement, neither Selling Stockholder nor any affiliate of Selling Stockholder acting on its behalf or pursuant to any understanding with it will execute any short sales during the term of this offering.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

GHS is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act with respect to the shares being issued under the Purchase Agreement.

GHS has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. GHS has informed us that each such broker-dealer will receive commissions from GHS that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the Selling Stockholder and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor GHS can presently estimate the amount of compensation that any agent will receive.

We know of no existing arrangements between GHS or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the Selling Stockholder, and any other required information.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a Selling Stockholder, except we have agreed to pay deposit and clearing fees up to $1,000 per Put. The Selling Stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act. We are required to pay all fees and expenses incident to the registration of the shares of common stock.

We have advised GHS that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus. GHS is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

We have agreed to keep this prospectus effective until GHS has sold all of the common shares purchased by it under the Financing Agreement and has no right to acquire any additional shares of common stock under the Financing Agreement. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We will not receive any proceeds from the resale of any of the shares of our common stock by Selling Stockholder. We may, however, receive proceeds from the sale of our common stock under the Financing Agreement.

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LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus will be passed upon by DeMint Law, PLLC.

EXPERTS

The audited consolidated financial statements for Singlepoint, Inc. as of December 31, 2021 and 2020 and for the years then ended included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Turner, Stone & Company, L.L.P., independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited financial statements for The Boston Solar Company, LLC as of December 31, 2021 and 2020 and for the years then ended included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Turner, Stone & Company, L.L.P., independent auditors, upon the authority of said firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete.

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.  You may also request a copy of those filings, excluding exhibits, from us at no cost. These requests should be addressed to us at: Singlepoint Inc., 2999 North 44th Street, Suite 530, Phoenix, Arizona 85018. Our website address is www.singlepoint.com. The information on, or accessible through, our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus.

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Index to Financial Statements

Singlepoint Inc.

For the Quarter Ended September 30, 2022

Condensed Consolidated Balance Sheets as of September 30, 2022 and December 31, 2021 (unaudited)	F-28
Condensed Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2022 and 2021 (unaudited)	F-29
Condensed Consolidated Statements of Stockholders’ Deficit for the Three and Nine Months Ended September 30, 2022 and Year Ended December 31, 2021 (unaudited)	F-30
Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2022 and 2021 (unaudited)	F-31
Notes to Condensed Consolidated Financial Statements (unaudited)	F-32

Boston Solar Company, LLC

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Singlepoint Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Singlepoint Inc. and its subsidiaries (the “Company”) as of December 31, 2021 and 2020 and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2021 and 2020, and the results of its consolidated operations and its consolidated cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph - Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations since inception and expects to continue to generate operating losses and negative cash flows for the foreseeable future. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Turner, Stone & Company, L.L.P.

We have served as the Company’s auditor since 2017.

Dallas, Texas
March 31, 2022

F-2

SINGLEPOINT INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2021	December 31, 2020

ASSETS
CURRENT ASSETS:
Cash	$191,485	$198,473
Accounts receivable, net	90,763	3,368
Prepaid expenses	40,847	4,834
Inventory	70,250	63,456
Note receivable from related party	63,456	-
Current portion of deferred compensation, net of discount	60,373	-

Total Current Assets	517,174	270,131

NON-CURRENT ASSETS:
Property, net	54,105	79,167
Investment, at fair value	-	623,637
Intangible assets, net	34,485	49,005
Goodwill	1,702,119	1,893,740
Deferred compensation, net of current portion	60,374	-

Total Assets	$2,368,257	$2,915,680

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITIES
CURRENT LIABILITIES:
Accounts payable, including related party	$231,816	$245,362
Accrued expenses, including accrued officer salaries	512,214	1,661,208
Current portion of convertible notes payable, net of debt discount	10,500	2,434,226
Operating lease obligations, current portion	42,164	51,365
Advances from related party	415,068	1,151,946
Current Portion of notes payable, net of debt discount	1,020,350	372,232

Total Current Liabilities	2,232,112	5,916,339

LONG-TERM LIABILITIES:
Convertible notes payable, net of current portion	-	-
Operating lease obligations, net of current portion	5,353	47,517
Advances from related party, net of current portion	602,363	-
Long-term notes payable, net of debt discount	767,160	150,000

Total Liabilities	3,606,988	6,113,856

COMMITMENTS AND CONTINGENCIES (Note 8)

STOCKHOLDERS' EQUITY (DEFICIT)
Undesignated preferred stock, par value $0.0001; 39,995,000 and 39,998,500
shares authorized as of December 31, 2021, and December 31, 2020, respectively;	-	-

Class A convertible preferred stock, par value $0.0001; 60,000,000 shares authorized; 56,353,015 and 60,000,000 shares issued and outstanding
as of December 31, 2021, and December 31, 2020, respectively	5,635	6,000

Class B convertible preferred stock, par value $0.0001; 1,500 shares
authorized; 48 and 408 shares issued and outstanding as of December 31, 2021, and	-	-
December 31, 2020, respectively

Class C convertible preferred stock, par value $0.0001; 1,500 and no shares
authorized as of December 31, 2021, and December 31, 2020, respectively;	-	-
760 and no shares issued and outstanding as of December 31, 2021, and December 31, 2020, respectively

Class D convertible preferred stock, par value $0.0001; 2,000 and no shares
authorized as of December 31, 2021, and December 31, 2020, respectively;	-	-
2,000 and no shares issued and outstanding as of December 31, 2021, and December 31, 2020, respectively

Common stock, par value $0.0001; 5,000,000,000 shares authorized;
58,785,924 and 33,075,711 shares issued and outstanding
as of December 31, 2021, and December 31, 2020, respectively	5,879	3,308

Additional paid-in capital	85,853,388	78,132,202
Accumulated deficit	(86,158,902)	(80,785,887)
Total Singlepoint Inc. stockholders' equity (deficit)	(294,000)	(2,644,377)
Non-controlling interest	(944,731)	(553,799)
Total Stockholders' Equity (Deficit)	(1,238,731)	(3,198,176)

Total Liabilities and Stockholders' Equity (Deficit)	$2,368,257	$2,915,680

The accompanying notes are an integral part of these consolidated financial statements.

F-3

SINGLEPOINT INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31, 2021	December 31, 2020

REVENUE	$808,902	$2,878,161

Cost of Revenue	736,746	2,204,391

Gross profit	72,156	673,770

OPERATING EXPENSES:
Consulting fees	204,446	363,701
Professional and legal fees	1,027,376	316,239
Investor relations	539,195	181,637
General and administrative	3,235,701	3,111,305
Impairment of goodwill	680,772	-

Operating expenses	5,687,490	3,972,882

LOSS FROM OPERATIONS	(5,615,334)	(3,299,112)

OTHER INCOME (EXPENSE):
Interest expense	(152,678)	(482,107)
Amortization of debt discounts	(16,772)	(2,174,273)
Gain (loss) on settlement of debt	513,909	(41,262)
Warrant Expense	(416,445)	-
Gain (loss) on change in fair value of derivative liability and equity securities	(76,627)	1,552,249

Other income (expense)	(148,613)	(1,145,393)

INCOME (LOSS) BEFORE INCOME TAXES	(5,763,947)	(4,444,505)

Income taxes	-	-

NET INCOME (LOSS)	(5,763,947)	(4,444,505)

Loss (income) attributable to non-controlling interests	390,932	410,788

NET INCOME (LOSS) ATTRIBUTABLE TO SINGLEPOINT INC. STOCKHOLDERS	$(5,373,015)	$(4,033,717)

Net income (loss) per share - basic	$(0.12)	$(0.14)

Weighted average number of common shares
outstanding - basic	43,847,537	29,456,402

The accompanying notes are an integral part of these consolidated financial statements.

F-4

SINGLEPOINT INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

	Preferred Stock Class A Par Value $0.0001		Preferred Stock Class B Par Value $0.0001		Preferred Stock Class C Par Value $0.0001		Preferred Stock Class D Par Value $0.0001		Common Stock Par Value $0.0001
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Additional paid-in Capital	Accumulated Deficit	Non-controlling Interest	Stockholders' Equity (Deficit)

Balance, December 31, 2019	54,200,000	$5,420	-	$-	-	-	-	-	22,653,085	$2,266	$72,377,955	$(76,752,170)	$(143,011)	$(4,509,540)

Issuance of common shares for services	-	-	-	-	-	-	-	-	400,000	40	149,159	-	-	149,199
Issuance of common shares pursuant to investment agreement	-	-	-	-	-	-	-	-	4,266,667	427	812,149	-	-	812,576
Issuance of common shares for principal and accrued interest on notes	-	-	-	-	-	-	-	-	5,222,627	522	778,135	-	-	778,657
Issuance of preferred shares for services	7,400,000	740	-	-	-	-	-	-	-	-	554,260	-	-	555,000
Issuance of preferred shares for cash			408	-	-	-	-	-	-	-	408,000	-	-	408,000
Conversion of preferred shares	(1,600,000)	(160)	-	-	-	-	-	-	533,333	53	107	-	-	-
Settlement of derivative liability due to debt conversion	-	-	-	-	-	-	-	-	-	-	3,052,437	-	-	3,052,437

Net loss	-	-	-	-	-	-	-	-	-	-	-	(4,033,717)	(410,788)	(4,444,505)

Balance, December 31, 2020	60,000,000	$6,000	408	$-	-	-	-	-	33,075,711	$3,308	$78,132,202	$(80,785,887)	$(553,799)	$(3,198,176)

Issuance of common shares for services	-	-	-	-	-	-	-	-	335,106	34	94,974	-	-	95,008
Issuance of common shares for services previously accrued	-	-	-	-	-	-	-	-	87,776	9	51,266	-	-	51,275
Issuance of common shares for cash	-	-	-	-	-	-		-	4,210,577	421	540,478	-	-	540,899
Issuance of common shares for acquisition	-	-	-	-	-	-	-	-	168,350	17	414,134	-	-	414,151
Issuance of common shares for principal and accrued interest on notes	-	-	-	-	-	-	-	-	2,550,485	255	3,444,902	-	-	3,445,157
Issuance of preferred shares for cash					760	-	2,000	-			2,760,000	-	-	2,760,000
Conversion of preferred shares	(3,646,985)	(365)	(360)						10,913,576	1,091	(444)	-	-	282
Warrants converted to common shares	-	-	-	-	-	-	-	-	5,700,000	570	415,876	-	-	416,446
Rounding adjustment in connection with reverse split	-	-	-	-	-	-	-	-	1,744,343	174	-	-	-	174

Net loss												(5,373,015)	(390,932)	(5,763,947)

Balance, December 31, 2021	56,353,015	$5,635	48	$-	760	-	2,000	-	58,785,924	$5,879	$85,853,388	$(86,158,902)	$(944,731)	$(1,238,731)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

SINGLEPOINT INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31, 2021	December 31, 2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to Singlepoint Inc. stockholders	$(5,373,015)	$(4,033,717)

Adjustments to reconcile net loss to net cash used in operating activities
Loss attributable to non-controlling interests	(390,932)	(410,788)
Common stock issued for services	146,283	149,200
Depreciation	44,763	57,764
Amortization of intangibles	14,520	23,595
Amortization of debt discounts	16,772	2,174,273
Amortization of deferred compensation	105,652	-
(Gain) loss on change in fair value of equity securities	76,627	(1,552,249)
Goodwill impairment charge	680,772	-
(Gain) loss on debt settlement	(513,909)	41,264
Preferred stock issued for services	-	555,000
Common Stock issued for Warrants	416,444	-
Changes in operating assets and liabilities:
Accounts receivable	(87,395)	45,860
Prepaid expenses	(36,013)	19,593
Inventory	(70,250)	11,207
Accounts payable	(13,546)	77,423
Accrued expenses	151,597	886,196

NET CASH USED IN OPERATING ACTIVITIES	(4,831,629)	(1,955,379)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash received for return on investment		25,000
Cash paid for acquisition related expenses	(25,000)
Cash paid for property, plant and equipment	(19,700)	-

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(44,700)	25,000

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	540,899	812,576
Proceeds from advances from related party	234,824	403,791
Proceeds from short-term notes payable	311,070	372,232
Proceeds from long-term notes payable	1,500,000	150,000
Payments on advances to related party	(64,569)	-
Payments on convertible notes payable	(75,000)	(389,638)
Payments on operating lease obligations	(51,365)	(58,737)
Proceeds from issuance of convertible notes	-	320,500
Payments on notes payable	(286,518)	-
Proceeds from sale of preferred stock - Class B	-	408,000
Proceeds from sale of preferred stock - Class C	760,000	-
Proceeds from sale of preferred stock - Class D	2,000,000	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	4,869,341	2,018,724

NET CHANGE IN CASH	(6,988)	88,345

Cash at beginning of period	198,473	110,128

Cash at end of period	$191,485	$198,473

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Interest paid	$20,853	$-
Income tax paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued for accrued interest	$-	$15,420
Non-cash consideration given for acquisitions through issuance of common stock and notes payable	$511,706	$-
Original issue discount from issuance of notes payable	$-	$39,500
Common stock issued for conversion of debt and accrued interest	$3,172,918	$778,657
Recognition of debt discount attributable to derivative liability	$-	$984,801
Derivative liability settlements	$-	$3,052,437
Conversion of preferred stock to common stock	$282	$4,000
Derivative liability recognized from convertible debt	$-	$1,133,240
Inventory transferred to Related Party for Note Receivable	$63,456	$-
Investment in Jacksam transferred for reduction in Related Party debt	$547,010	$218,874
Non-cash portion of termination agreement removing accrued compensation and Related Party debt in exchange for stock and new Related Party note	$1,234,052	$-
Deferred stock compensation recognized for acquisitions	$450,000	$-
Derivative liability in excess of face value	$-	$149,213
Discount recognized on deferred stock compensation for acquisitions	$110,402	$-

The accompanying notes are an integral part of these consolidated financial statements

F-6

SINGLEPOINT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Corporate History

On May 14, 2019, SinglePoint Inc. (“SinglePoint” or “the Company”) established a subsidiary, SinglePoint Direct Solar LLC (“Direct Solar America”), completing the acquisition of certain assets of Direct Solar LLC and AI Live Transfers LLC. The Company owns Fifty One Percent (51%) of the membership interests of Direct Solar America. On January 26, 2021, the Company acquired 100% ownership of EnergyWyze, LLC, a limited liability company (“EnergyWyze”) (See Note 3). On February 26, 2021, the Company purchased 51% ownership of Box Pure Air, LLC, (“Box Pure Air”) (See Note 3).

Business

We are a company focused on providing renewable energy solutions and energy-efficient applications to drive better health and living. We currently have core subsidiaries specialized in solar energy and air purification. We built our portfolio through synergistic acquisitions, and partnerships. The Company’s initial focus is on solar energy. Through technology solutions we believe we will increase efficiencies across various markets. We strive to create long-term value for our shareholders by helping our partner companies to increase their market penetration, grow revenue and improve cash flow. As of December 31, 2021, we have five subsidiaries, EnergyWyze LLC, 100% interest, Box Pure Air, 51% interest, Direct Solar America, 51% interest, Discount Indoor Garden Supply, Inc. (“DIGS”), 90% interest, and ShieldSaver, LLC (“ShieldSaver”), 51% interest. Our principal offices are located at 2999 North 44th Street Suite 530, Phoenix, AZ 85018, telephone: (888) 682-7464. In April 2021, we formalized and completed the spin-off of 1606 Corp. We intend to spin-off additional assets or non-core subsidiaries in the future.

Going Concern

The financial statements have been prepared assuming that the Company will continue as a going concern. As of December 31, 2021, the Company has yet to achieve profitable operations and is dependent on its ability to raise capital from stockholders or other sources to sustain operations and to ultimately achieve viable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties. These factors raise substantial doubt about the Company’s ability to continue as a going concern. As of December 31, 2021, the Company had $191,485 in cash.  The Company’s net losses incurred for the year ended December 31, 2021, were $5,373,015, and working capital deficit was $1,714,938 at December 31, 2021.

The Company’s ability to continue in existence is dependent on the Company’s ability to develop the Company’s businesses and to achieve profitable operations. Since the Company does not anticipate achieving profitable operations and/or adequate cash flows in the near term, management will continue to pursue additional debt and equity financing.

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Principles of Consolidation

The consolidated financial statements include the accounts of Singlepoint, Direct Solar America, Box Pure Air, EnergyWyze, DIGS, and ShieldSaver as of December 31, 2021, and December 31, 2020, and for the years then ended. All significant intercompany transactions have been eliminated in consolidation.

On April 7, 2021, we completed the spin-off of 1606 Corp. whereby each holder of common stock and Class A Preferred Stock of the Company received one share of unregistered and restricted common stock and Class A Preferred Stock of 1606 Corp. for each such share owned of the Company. Inventory of $63,456 went to 1606 Corp. in exchange for a note receivable. All 1606 Corp. brand, web, social, and media content, were included with the spin out for the business to be a fully operational entity at time of completion.

F-7

Reverse Stock-split

On March 26, 2021, we affected a 1 for 75 reverse stock splits of our common stock. At the effective time of the reverse stock split, every 75 shares of issued and outstanding common stock were converted into one (1) share of issued and outstanding common stock. The number of authorized shares and the par value per share of the common stock and the number of authorized or issued and outstanding shares of the Company’s preferred stock remained unchanged. The reverse stock split did not cause an adjustment to the par value or the authorized shares of the common stock. As a result of the reverse stock split, the Company further adjusted the share amounts under its employee incentive plan which had no outstanding options and common stock warrant agreements with third parties. All disclosures of common shares and per common share data in the accompanying financial statements and related notes reflect this reverse stock split for all periods presented.

Revenues

The Company records revenue under the adoption of ASC 606 by analyzing exchanges with its customers using a five-step analysis:

(1)	identifies the contract(s) with a customer;

(2)	identifies the performance obligations in the contract(s);

(3)	determines the transaction price;

(4)	allocates the transaction price to the performance obligations in the contract(s); and

(5)	recognizes revenue when (or as) the entity satisfies a performance obligation.

The Company incurs costs associated with product distribution, such as freight and handling costs. The Company has elected to treat these costs as fulfillment activities and recognizes these costs at the same time that it recognizes the underlying product revenue. In accordance with ASC 606, the Company recognizes revenue at an amount that reflects the consideration that the Company expects to be entitled to receive in exchange for transferring goods or services to its customers. The Company’s policy is to record revenue when control of the goods transfers to the customer.

The Company uses three categories for disaggregated revenue classification:

(1)	Retail Sales (Box Pure Air, DIGS),

(2)	Distribution (1606 and related products through the date of the spin-off, DIGS) and,

(3)	Services Revenue (Direct Solar, EnergyWyze).

Additionally, the Company also disaggregates revenue by subsidiary:

(1)	Singlepoint (parent company)

(2)	Direct Solar America

(3)	EnergyWyze

(4)	Box Pure Air

Retail Sales. Our retail sales include our products sold directly to consumers, with sales recognized upon delivery of the product to the customer, with the customer taking risk of ownership and assuming risk of loss. Payment is due upon delivery. Box Pure Air provides advanced air purification devices to businesses and consumers. DIGS operates an online store and sells nutrients, lights, HVAC systems and other products to consumers

F-8

Distribution Revenue. Our distribution revenue includes Singlepoint’s 1606 (through the date of the spin-off), DIGS, and related product sales to third-party resellers with revenue recognized upon delivery of the product to the reseller, with the reseller taking risk of ownership and assuming risk of loss. Payment is due upon delivery or within 30 days of invoicing. Except for when sold direct to consumer upon which payment is due immediately.

Services Revenue. Our services revenue includes services provided by Direct Solar America, which earns commission revenue for solar services placed with third-party contractors and recognizes revenue upon date of completion of installation. Cash received in advance of contract completion is recognized as deferred revenue until contracts are complete. Singlepoint’s merchant services provides payment services to businesses with revenue recognized upon the close and remittance of commissions each month. ShieldSaver offers business-to business services related to windshield repair and replacement for consumers. EnergyWyze generates and sells marketing leads to the solar industry. Service revenue is recognized as the performance obligations are fulfilled, with the customer taking risk of ownership and assuming risk of loss. Payment for service revenue is generally due upon completion.

Returns and other adjustments

The Company records an estimate for provisions of discounts, returns, allowances, customer rebates and other adjustments for each shipment, and are netted with gross sales.  The Company’s discounts and customer rebates are known at the time of sale and the Company appropriately debits net product revenues for these transactions based on the known discount and customer rebates.  The Company estimates for customer returns and allowances based on estimates of historical transactions and accounts for such provisions during the same period in which the related revenues are earned.  Customer discounts, returns and rebates on product revenues during the year ended December 31, 2021, and 2020 are not material.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of ninety days or less at the time of purchase to be cash equivalents. The Company maintains deposits in financial institutions which are insured by the Federal Deposit Insurance Corporation (“FDIC”). The Company had no deposits in excess of amounts insured by the FDIC as of December 31, 2021.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in its convertible instruments in accordance with the Accounting Standards Committee (“ASC”) 815 “Derivatives and Hedging”. It provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative financial instrument and is marked-to-market at each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statement of operations as other income or other expense. Upon conversion or exercise of a derivative financial instrument, the instrument is marked to fair value at the conversion date and is reclassified to equity. The Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of notes redemption

F-9

Leases

ASC 842 requires recognition of leases on the consolidated balance sheets as right-of-use (“ROU”) assets and lease liabilities. ROU assets represent the Company’s right to use underlying assets for the lease terms and lease liabilities represent the Company’s obligation to make lease payments arising from the leases. Operating lease ROU assets and operating lease liabilities are recognized based on the present value and future minimum lease payments over the lease term at commencement date. As the Company’s leases do not provide an implicit rate, the Company used its estimated incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. A number of the lease agreements may contain options to renew and options to terminate the leases early. The lease term used to calculate ROU assets and lease liabilities only includes renewal and termination options that are deemed reasonably certain to be exercised. The Company recognized lease liabilities, with corresponding ROU assets, based on the present value of unpaid lease payments for existing operating leases longer than twelve months. The ROU assets were adjusted per ASC 842 transition guidance for existing lease-related balances of accrued and prepaid rent, and unamortized lease incentives provided by lessors. Operating lease cost is recognized as a single lease cost on a straight-line basis over the lease term and is recorded in selling, general and administrative expenses. Variable lease payments for common area maintenance, property taxes and other operating expenses are recognized as expense in the period when the changes in facts and circumstances on which the variable lease payments are based occur. The Company has elected not to separate lease and non-lease components for all property leases for the purposes of calculating ROU assets and lease liabilities.

Income Taxes

The Company accounts for its income taxes in accordance with ASC 740 “Income Taxes”, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. The Company has a net operating loss carryforward, however, due to the uncertainty of realization, the Company has provided a full valuation allowance for deferred tax assets resulting from this net operating loss carryforward.

Earnings (loss) Per Common Share

Basic loss per common share has been calculated based upon the weighted average number of common shares outstanding during the period in accordance with the ASC 260-10, “Earnings per Share”. Common stock equivalents are not used in the computation of loss per share, as their effect would be antidilutive. Diluted EPS includes the effect from potential issuance of common stock, including stock issuable pursuant to the assumed exercise of warrants and conversion of convertible notes and Class A Preferred Stock. Dilutive EPS is computed by dividing net income (loss) by the sum of the weighted average number of common stock outstanding, and the dilutive shares.

The following table summarizes the number of shares of common stock issuable pursuant to our convertible securities that were excluded from the diluted per share calculation because the effect of including these potential shares was antidilutive even though the exercise price could be less than the average market price of the common shares:

	Year Ended	Year Ended
	December 31,	December 31,
	2021	2020

Series A Preferred Stock	1,408,825,375	1,500,000,000
Series B Preferred Stock	314,754	2,675,410
Series C Preferred Stock	747,540
Series D Preferred Stock	1,395,349
Convertible notes	20,000	20,000
Warrants	-	10,000,000
Potentially dilutive securities	1,411,303,018	1,512,695,410

F-10

Warrant Settlement

In July 2021 the Company entered into agreements with two entities relating to prior notes held by such entities. These agreements provide for the cancellation of all outstanding warrants and to purchase an aggregate of 5,700,000 shares of common stock of the Company.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

Fair Value Measurements

On January 1, 2011, the Company adopted guidance which defines fair value, establishes a framework for using fair value to measure financial assets and liabilities on a recurring basis, and expands disclosures about fair value measurements. Beginning on January 1, 2011, the Company also applied the guidance to non-financial assets and liabilities measured at fair value on a non-recurring basis, which includes goodwill and intangible assets. The guidance establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from independent sources. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy is broken down into three levels based on the reliability of the inputs as follows:

Level 1 - Valuation is based upon unadjusted quoted market prices for identical assets or liabilities in accessible active markets.

Level 2 - Valuation is based upon quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in inactive markets; or valuations based on models where the significant inputs are observable in the market.

Level 3 - Valuation is based on models where significant inputs are not observable. The unobservable inputs reflect a company’s own assumptions about the inputs that market participants would use.

The Company’s financial instruments consist of cash, accounts receivable, investments, accounts payable, convertible notes payable, advances from related parties, and derivative liabilities. The estimated fair value of cash, accounts receivable, accounts payable, convertible notes payable and advances from related parties approximate their carrying amounts due to the short-term nature of these instruments.

Certain non-financial assets are measured at fair value on a nonrecurring basis. Accordingly, these assets are not measured and adjusted to fair value on an ongoing basis but are subject to periodic impairment tests.

The Company’s derivative liabilities have been valued as Level 3 instruments which were settled in fiscal 2020.

As of December 31, 2020, the Company had an investment in equity securities that did meet the standards for a readily determinable fair value (“RDFV”) and had been valued as Level 1 instruments.  For the year ended December 31, 2020, a net gain of $807,511 was recognized related to the fair value measurement of these equity securities.

	Level 1	Level 2	Level 3	Total

Fair value of convertible notes derivative liability and equity securities - December 31, 2021	$-	$-	$-	$-

F-11

	Level 1	Level 2	Level 3	Total

Fair value of convertible notes derivative liability and equity securities - December 31, 2020	$588,637	$-	$-	$588,637

The following table provides a summary of changes in fair value of the Company’s Level 3 financial liabilities as of December 31, 2020:

Derivative Liability
Balance, December 31, 2019	2,813,150
Additions recognized as debt discount	984,801
Derivative liability settlements	(3,053,213)
Mark-to-market at December 31, 2020	(744,738)
Balance, December 31, 2020	$-

Net income for the year included in earnings relating to the liabilities held at December 31, 2020	$744,738

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board, or FASB, or other standard setting bodies and adopted by us as of the specified effective date. Unless otherwise discussed, the impact of recently issued standards that are not yet effective will not have a material impact on our financial position or results of operations upon adoption.

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 significantly changes the impairment model for most financial assets and certain other instruments. ASU 2016-13 will require immediate recognition of estimated credit losses expected to occur over the remaining life of many financial assets, which will generally result in earlier recognition of allowances for credit losses on loans and other financial instruments. ASU 2016-13 is effective for the Company's fiscal year beginning March 1, 2023 and subsequent interim periods. The Company is currently evaluating the impact the adoption of ASU 2016-13 will have on the Company's consolidated financial statements.

In January 2017, the FASB issued ASU 2017-04, Intangibles-Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. ASU 2017-04 simplifies the manner in which an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test. Under the amendments in ASU 2017- 04, an entity should (1) perform its annual or interim goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount, and (2) recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value, with the understanding that the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. Additionally, ASU 2017-04 requires any reporting unit with a zero or negative carrying amount to perform Step 2 of the goodwill impairment test. We adopted ASU 2017-04 effective March 1, 2020 (the first quarter of our 2021 fiscal year).

F-12

Subsequent Events

Other than the events described in Note 11, there were no subsequent events that required recognition or disclosure. The Company evaluated subsequent events through the date the financial statements were issued and filed with the Securities and Exchange Commission.

NOTE 3 - INVESTMENTS, ACQUISITIONS, GOODWILL, AND INTANGIBLE ASSETS

Investments

The Company records certain investments using the cost method. If cost exceeds fair value, an impairment loss is recognized unless the impairment is considered temporary. The Company records investments in equity securities using the fair value method.  In certain cases, the equity securities may not meet the criteria for RDFV, then the Company determines the fair value using Black-Scholes calculations with applicable assumptions.

The Company had investments recorded using the cost method of $0 and $35,000 as of December 31, 2021, and 2020, respectively.  On April 26, 2021, the Company completed a debt reduction through the sale of Jacksam Corporation shares owned by the Company to Greg Lambrecht, former officer and director. No gain or losses were incurred with this debt settlement.

The Company had investments in equity securities using the fair value method of $0 and $588,637 as of December 31, 2021, and 2020, respectively.

2021 Acquisition - Box Pure Air, LLC

On February 26, 2021, the Company completed the acquisition of 51% of the membership interests in Box Pure Air, LLC. The purchase price consideration for this ownership interest was $414,151, paid with the issuance of 168,350 shares of common stock. The total value of common stock issued was allocated to goodwill based on the workforce acquired.

The total purchase price for the acquired membership interests in Box Pure Air, LLC, was allocated as follows:

Intangible assets	$-
Goodwill	414,151
Current assets	-
Current liabilities	-
Total net assets acquired	$414,151
The purchase price consists of the following:
Cash	-
Common Stock	414,151
Total purchase price	$414,151

F-13

Total revenue of $348,877, net loss of ($581,344), and contributed net loss of ($284,859) after non-controlling interest related to Box Pure Air from the acquisition date of February 26, 2021, through December 31, 2021, is included in the Company’s accompanying consolidated statement of operations.

2021 Acquisition - EnergyWyze, LLC

On January 26, 2021, the Company entered into a purchase agreement to acquire 100% ownership of EnergyWyze, LLC, a limited liability company. The purchase price consideration consisted of the following:

The Company paid $25,000 at closing and the remaining balance of $50,000 in the form of a 180-day Note (the “Seller Note”) to be retired in conjunction with any capital raise associated with the up listing of the Company’s common stock to a national exchange. The Seller Note would be extendable for a period of 90-days at the Company’s option, furthermore the note can be converted at any time into Common Stock during the initial 180-day period based on the 10 Day Volume Weighted Average Price (VWAP) of the Company’s common stock. These two components of the purchase price consideration were allocated to Goodwill pending further assessment and identification of acquired assets. The Company paid the $25,000 at the closing and recorded a Seller Note with a fair value of $50,000 as a short-term liability on the balance sheet as of March 31, 2021. As of December 31, 2021, the Seller Note has been paid in full.

The final component of the consideration consisted of the following:

$450,000.00 USD in Restricted Common Stock of the Company based on the 10 Day VWAP immediately preceding the closing date, and each respective vesting issuance date. Such shares are allocated equally, $150,000 USD each, between the principal members of EnergyWyze, and will vest over a three-year period. Each principal member must be employed on the vesting date to be awarded such shares. The vesting schedule shall be as follows: $50,000 USD shall vest on July 1, 2021, and $100,000 USD, representing the remaining balance, shall be divided into ten equal amounts and will vest on quarterly basis over the next 10 quarters post the initial vesting period of July 1, 2021.

For this component of the acquisition, the Company determined the $450,000 payment represented compensation for post-acquisition services due to the vesting directly tied to the sellers’ employment by the Company. Further, the Company determined that it was “more-likely-than-not” the principal members would remain employed for the 36-month vesting period. The Company determined the fair value of the $450,000 using the Black-Scholes calculation method based on the following criteria:

March 31, 2021
Dividend yields	0%
Exercise price based on 10-day VWAP for the common stock	$1.47
Volatility	136.8%
Risk free rate	.18%

F-14

Based on the Black-Scholes calculation, the purchase consideration price of 450,000 had a fair value of $339,599. The Company recorded the $450,000, net of the initial $110,401 discount as a purchase price liability with an offset to deferred compensation asset. The deferred compensation and the discount amount will be amortized to compensation expense over the 36 months consistent with the vesting schedule set forth in the acquisition agreement. The purchase price liability will be converted to common stock upon issuance of any vested shares.

Total revenue of $240,965, and net loss of ($458,625), related to EnergyWyze, LLC, from the acquisition date of January 26, 2021, through December 31, 2021, is included in the Company’s accompanying consolidated statement of operations. EnergyWyze, LLC, had no operating results prior to the acquisition date.

Goodwill and Intangible Assets

The following table presents details of the Company’s goodwill as of December 31, 2021, and December 31, 2020:

	Direct Solar America	Box Pure Air	EnergyWyze	Total
Balances at December 31, 2019:	$1,966,340	$-	$-	$1,966,340
Aggregate goodwill acquired	-	-	-	-
Goodwill adjustments	(72,600)	-	-	(72,600)
Impairment losses	-	-	-	-
Balances at December 31, 2020:	1,893,740	-	-	1,893,740
Aggregate goodwill acquired	-	414,151	75,000	489,151
Impairment losses	(680,772)	-	-	(680,772)
Balances at December 31, 2021:	$1,212,968	$414,151	$75,000	$1,702,119

The Company periodically reviews the carrying value of intangible assets not subject to amortization, including goodwill, to determine whether impairment may exist. Goodwill and certain intangible assets are assessed annually, or when certain triggering events occur, for impairment using fair value measurement techniques. These events could include a significant change in the business climate, legal factors, a decline in operating performance, competition, sale, or disposition of a significant portion of the business, or other factors. Specifically, a goodwill impairment test is used to identify potential impairment by comparing the fair value of a reporting unit with its carrying amount, including goodwill. The Company uses level 3 inputs and a discounted cash flow methodology. A discounted cash flow analysis requires one to make various judgmental assumptions including assumptions about future cash flows, growth rates, and discount rates. The assumptions about future cash flows and growth rates are based on the Company’s budget and long-term plans. Discount rate assumptions are based on an assessment of the risk inherent in the respective reporting units.

The Company used the discounted cash flow method for the impairment testing as of December 31, 2021. The Company performed discounted cash flow analysis projected over three years to estimate the fair value of the reporting units, using management’s best judgement as to revenue growth rates and expense projections. These analyzes indicated cash flows (and discounted cash flows) were less than the book value of goodwill for Direct Solar America.   These analyzes factored the recent reduction in revenue and projected revenue compared to the Company’s initial projections. The Company determined these were indicators of impairment in goodwill during the year ended December 31, 2021, and impaired the goodwill by $680,772.

During the year ended December 31, 2020, the Company adjusted its goodwill related to Direct Solar of America to reflect its final valuation of its goodwill and intangible assets.  The adjustment decreased goodwill and increased intangible assets by $72,600, with no effect on total purchase price.  The gross intangible assets of $72,600 have an estimated useful life of five years, a net book value of $34,485 as of December 31, 2021, and amortization expense of $14,520 for the year ended December 31, 2021.

F-15

Proforma Information (unaudited)

Box Pure Air, LLC

The following unaudited pro forma information presents the consolidated results of the Company’s operations as if the acquisitions of Box Pure Air had been consummated on January 1, 2021. Such unaudited pro forma information is based on historical unaudited financial information with respect to the Box Pure Air acquisition and does not include operational or other charges which might have been affected by the Company. The unaudited pro forma information for the year ended December 31, 2021, presented below is for illustrative purposes only and is not necessarily indicative of the results which would have been achieved or results which may be achieved in the future:

Year Ended December 31,
2021
Net revenue	$466,705
Net loss	$(484,560)

NOTE 4 - CONVERTIBLE NOTES PAYABLE AND NOTES PAYABLE

Convertible notes payable consisted of the following:

	December 31, 2021	December 31, 2020

Convertible note payable to investor (the “UAHC Note”) dated October 10, 2017, with interest at 10%, an OID of $70,000, due October 6, 2019, convertible into shares of the Company’s common stock at a discount of 60% of the average of the three lowest closing bid prices of the Company’s common stock during the 20 trading days prior to conversion. The UAHC Note includes a warrant to purchase 5,000,000 shares of the Company’s common stock at a price of $0.10 per share. The UAHC Note is secured by substantially all assets of the Company. The investor converted a total of $37,767 of principal and accrued interest of this note into 37,767,405 shares of the Company’s common stock. This note was amended on October 12, 2020 whereby the maturity due date was extended to December 31, 2022 with monthly payments required commencing October 1, 2020. A final note settlement agreement was executed on January 27, 2021.

	-	581,723

Convertible note payable to investor (the “Iliad Note”) dated November 5, 2018 totaling $500,000, plus OID of $225,000 and legal fees of $20,000. The Iliad Note bears interest at 10% and matures on November 5, 2020. Total available under note is $5,520,000, including $500,000 OID (and $20,000 in legal fees applied to the first $500,000 tranche). The Iliad Note is convertible into shares of the Company’s common stock after 180 days at a discount of 35% of the average of the three lowest closing bid prices of the Company’s common stock during the 20 trading days prior to conversion. The Company borrowed $1,925,000 (including OID of $175,000) under this note during the year ended December 31, 2019. The investor converted a total of $458,360 of principal and accrued interest of this note into 214,880,617 shares of the Company’s common stock and was repaid $194,637 by the Company during the year ended December 31, 2020.  The Iliad Note is secured by substantially all assets of the Company.  This note was amended on October 12, 2020 whereby the maturity due date was extended to December 31, 2022 with monthly payments required commencing October 1, 2020. A final note settlement agreement was executed on January 27, 2021.

	-	1,842,003

Convertible note payable with an accredited investor dated October 31, 2016, with interest at 0%, due October 31, 2017, convertible at $0.007 per share. This note is currently in default.	$10,500	$10,500

Total convertible notes payable	10,500	3,225,225
Less debt discounts	-	(1,154,327)
Convertible notes payable, net	10,500	2,070,898
Less current portion of convertible notes, net	(10,500)	(2,070,898)
Long-term convertible notes payable, net	$-	$-

F-16

Accrued interest on the above notes payable totaled $0 and $581,366 as of December 31, 2021 and 2020, respectively. Interest expense for the above notes payable for the years ended December 31, 2021 and 2020 was $17,744 and $306,158, respectively. Total amortization of debt discounts was $0 and $2,174,273 for the years ended December 31, 2021 and 2020, respectively.

Short-term Notes Payable

In 2020, the Company received total loan proceeds of $332,737 under the SBA’s Paycheck Protection Program (“PPP”) and was included in short-term notes payable as of December 31, 2020. The two PPP loans included a promissory note with Direct Solar America with principal of $312,300 due May 7, 2022, and a promissory note with SinglePoint with principal of $20,437 due in 18 monthly installments beginning December 12, 2020. Both loans were forgiven in 2021. On January 27, 2021 Direct Solar America received a new PPP loan with principal of $311,070, due January 26, 2026, and bears interest at 1% (“New PPP Loan”). On August 16, 2021 the New PPP Loan to Direct Solar America was forgiven.

Long-term Note Payable

In July 2021 the Company entered into a Note Purchase Agreement with Bucktown Capital LLC (“BCL”) whereby the Company agreed to issue and sell to BCL a promissory note in the principal amount of $1,580,000 (the “Note”). The Note bears interest at the rate of Eight Percent (8%) per annum, and provides that for the calendar quarter beginning on January 1, 2022 and continuing for each calendar quarter thereafter until the Note is paid in full, the Company will make quarterly cash payments to BCL equal to $250,000. The Company may choose the frequency and amount of each payment (subject to a minimum payment of $50,000) during each applicable quarter so long as the aggregate amount paid during each quarter is equal to $250,000. The Note matures in July 2024. The Note contains the following covenants: (i) Company will timely file on the applicable deadline all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and will take all reasonable action under its control to ensure that adequate current public information with respect to Company, as required in accordance with Rule 144 of the 1933 Act, is publicly available, and will not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination; (ii) the Common Stock shall be listed or quoted for trading on any of (a) NYSE, (b) NASDAQ, (c) OTCQX, (d) OTCQB, or (e) OTC Pink; (iii) trading in Company’s Common Stock will not be suspended, halted, chilled, frozen, reach zero bid or otherwise cease trading on Company’s principal trading market for more than two (2) consecutive Trading Days; and (iv) Company will not enter into any financing transaction with John Kirkland or any of his affiliated entities. The Company was in compliance with these covenants at December 31, 2021. The Note is a long-term liability and not convertible into any securities of the Company.

In May 2020, the Company received loan proceeds of $150,000 under the SBA’s Economic Injury Disaster Loan program (“EIDL”).  The EIDL dated May 22, 2020, bears interest at 3.75%, has a 30-year term, is secured by substantially all assets of the Company, and is due in monthly installments of $731 beginning May 1, 2021.

Acquisition of EnergyWyze - Consideration Payables

Related to the acquisition of EnergyWyze, the Company issued a non-interest bearing note in the amount of $50,000 (See Note 3). This note was recorded at face value, which was considered the fair value of this short-term note. As of December 31, 2021, the balance of this note had been satisfied.

Also related to the acquisition of EnergyWyze, the Company incurred an initial purchase consideration obligation of $450,000 with a fair value of $339,599 (See Note 3), of which $60,371 is included in Short-term notes payable and $60,370 is included in Long-term notes payable as of December 31, 2021.

F-17

NOTE 5 - OBLIGATIONS UNDER OPERATING LEASE

The Company leases approximately 1,400 square feet of office space at 2999 North 44th Street, Phoenix, Arizona 85018, through January 31, 2023 at a monthly base rent of $3,688 through February 2022, then increasing to $3,758 per month beginning February 2022.

Box Pure Air leases approximately 1,653 square feet of office and warehouse space at 145 King Street, Charleston, South Carolina 29401, at a monthly base rent of $4,408.  The lease term is month to month.

On July 2, 2019, the Company executed a lease agreement for an industrial building space in California for 24 months at base rent of $2,400 per month through June 30, 2021, upon which the lease expired.

The above leases are classified as operating leases under ASC 842 which the Company adopted in 2019. The following is a summary of property held under these operating leases at December 31, 2021 and 2020:

	December 31,	December 31,
	2021	2020

Office and warehouse facilities	$172,026	$224,037
Accumulated amortization	(137,621)	(144,870)

Total	$34,405	$79,167

Future maturities of obligations under capital leases are as follows:

Twelve months ending December 31,
2022	$45,020
2023	3,758
2024	-

Total minimum lease payments	48,778
Amounts representing interest	(1,261)
$47,517

NOTE 6 - STOCKHOLDERS’ EQUITY

Class A Convertible Preferred Shares

As of December 31, 2021, and 2020, the Company had authorized 100,000,000 shares of preferred stock, $0.0001 per value per share, of which 60,000,000 shares are designated as Series A Convertible Preferred Stock (“Class A Stock”) with $0.0001 par value per share, of which 56,353,015 and 60,000,000 shares were issued and outstanding as of December 31, 2021 and December 31, 2020, respectively.

Each share of Class A Stock is convertible at any time into 25 shares of common stock, totaling 1,408,825,375 shares of common stock, as of December 31, 2021, assuming full conversion of all outstanding shares. No dividends are payable unless declared by the Board of Directors. Each share of Class A Stock votes with the shares of Common Stock, is entitled to 50 votes per share and ranks senior to all other classes of stock in liquidation in the amount of $1 per share.

F-18

Class B Preferred Stock

As of December 31, 2021, and 2020, the Company had authorized 1,500 shares of Class B Preferred Stock, $0.0001 par value per share, of which 48 shares and 408 shares were issued and outstanding, respectively.

Below is a summary description of the material rights, designations and preferences of the Class B Preferred Stock (all capitalized terms not otherwise defined herein shall have that definition assigned to them as per the Certificate of Designation).

The Company has the right to redeem the Class B Preferred Stock, in accordance with the following schedule:

i.

If all of the Class B Preferred Stock are redeemed within ninety (90) calendar days from the issuance date thereof, the Company shall have the right to redeem the Class B Preferred Stock upon three (3) business days of written notice at a price equal to one hundred and fifteen percent (115%) of the Stated Value together with any accrued but unpaid dividends;

ii.

If all of the Class B Preferred Stock are redeemed after ninety (90) calendar days and within one hundred twenty (120) calendar days from the issuance date thereof, the Company shall have the right to redeem the Class B Preferred Stock upon three (3) business days of written notice at a price equal to one hundred and twenty percent (120%) of the Stated Value together with any accrued but unpaid dividends; and

iii.

If all of the Class B Preferred Stock are redeemed after one hundred and twenty (120) calendar days and within one hundred eighty (180) calendar days from the issuance date thereof, the Company shall have the right to redeem the Class B Preferred Stock upon three (3) business days of written notice at a price equal to one hundred and twenty five percent (125%) of the Stated Value together with any accrued but unpaid dividends.

iv.

The Company shall redeem the Class B Preferred Stock on the date that is One (1) Calendar year from the issuance at an amount equaling the sum of the Stated Value and all accrued but unpaid dividends and all other amounts due pursuant to the Certificate of Designation.

The Company shall pay a dividend of eight percent (8%) per annum on the Class B Preferred Stock. Dividends shall be paid quarterly, and at the Company’s discretion, in cash or Class B Preferred Stock calculated at the purchase price. The Stated Value of the Class B Preferred Stock is $1,200 per share.

Following any Event of Default (as defined in the Certificate of Designation), all outstanding shares of Class B Preferred Stock shall come immediately due for redemption and the redemption amount shall accrue interest at the lesser of (a) 18% per annum or (b) the maximum legal rate. Redemption following an Event of Default shall occur at an amount equaling: one hundred and thirty five percent (135%), multiplied by the sum of the Stated Value, all accrued but unpaid dividends and all other amounts due pursuant to the Certificate of Designation for all shares of Class B Preferred Stock.

The Class B Preferred Stock will vote together with the common stock on an as-converted basis subject to the Beneficial Ownership Limitations (as set forth in the Certificate of Designation).

Each share of the Class B Preferred Stock is convertible, at any time and from time to time from and after the issuance at the option of the Holder thereof, into that number of shares of Common Stock (subject to Beneficial Ownership Limitations) determined by dividing the Stated Value of such share of Preferred Stock by $0.183.

From the date of issuance until the date when the Holder no longer holds any shares of Class B Preferred Stock, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, Indebtedness or a combination of units thereof (a “Subsequent Financing”), the Holder may elect, in its sole discretion, to exchange (in lieu of conversion), if applicable, all or some of the shares of Class B Preferred Stock then held for any securities or units issued in a Subsequent Financing on a $1.00 for $1.00 basis. Additionally, if in such Subsequent Financing there are any contractual provisions or side letters that provide terms more favorable in the aggregate discount to the investors than the terms provided for hereunder, then the Company shall specifically notify the Holder of such additional or more favorable terms and such terms, at Holder’s option, shall become a part of the transaction documents with the Holder.

F-19

Class C Preferred Stock

On January 28, 2021, the Company amended its Articles of Incorporation to designate 1,500 shares of undesignated preferred stock as Class C Preferred Stock, of which 760 shares were issued and outstanding as of December 31, 2021.

Below is a summary description of the material rights, designations and preferences of the Class C Preferred Stock (all capitalized terms not otherwise defined herein shall have that definition assigned to it as per the Certificate of Designation).

The Company has the right to redeem the Class C Preferred Stock, in accordance with the following schedule:

i.

If all of the Class C Preferred Stock are redeemed within ninety (90) calendar days from the issuance date thereof, the Company shall have the right to redeem the Class C Preferred Stock upon three (3) business days of written notice at a price equal to one hundred and fifteen percent (115%) of the Stated Value together with any accrued but unpaid dividends;

ii.

If all of the Class C Preferred Stock are redeemed after ninety (90) calendar days and within one hundred twenty (120) calendar days from the issuance date thereof, the Company shall have the right to redeem the Class C Preferred Stock upon three (3) business days of written notice at a price equal to one hundred and twenty percent (120%) of the Stated Value together with any accrued but unpaid dividends; and

iii.

If all of the Class C Preferred Stock are redeemed after one hundred and twenty (120) calendar days and within one hundred eighty (180) calendar days from the issuance date thereof, the Company shall have the right to redeem the Class C Preferred Stock upon three (3) business days of written notice at a price equal to one hundred and twenty five percent (125%) of the Stated Value together with any accrued but unpaid dividends.

iv.

The Company shall redeem the Class C Preferred Stock on the date that is One (1) Calendar year from the issuance at an amount equaling the sum of the Stated Value and all accrued but unpaid dividends and all other amounts due pursuant to the Certificate of Designation.

The Company shall pay a dividend of three percent (3%) per annum on the Class C Preferred Stock. Dividends shall be paid quarterly, and at the Company’s discretion, in cash or Class C Preferred Stock calculated at the purchase price. The Stated Value of the Class C Preferred Stock is $1,200 per share. The Class C Preferred Stock will vote together with the common stock on an as-converted basis subject to the Beneficial Ownership Limitations (as set forth in the Certificate of Designation).

Each share of the Class C Preferred Stock is convertible, at any time and from time to time from and after the issuance at the option of the Holder thereof, into that number of shares of Common Stock (subject to Beneficial Ownership Limitations) determined by dividing the Stated Value of such share by the lesser of (i) (a) $1.22 (a fixed price equaling ninety percent (90%) of the average daily volume weighted average price (“VWAP”) for the Company’s common stock for the five (5) trading days preceding the execution of definitive agreements); and (b) where applicable, a fixed price equaling ninety percent (90%) of the average daily VWAP for the five (5) trading days following a reverse split.

From the date of issuance until the date when the Holder no longer holds any shares of Class C Preferred Stock, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, Indebtedness or a combination of units thereof (a “Subsequent Financing”), the Holder may elect, in its sole discretion, to exchange (in lieu of conversion), if applicable, all or some of the shares of Class C Preferred Stock then held for any securities or units issued in a Subsequent Financing on a $1.00 for $1.00 basis. Additionally, if in such Subsequent Financing there are any contractual provisions or side letters that provide terms more favorable in the aggregate discount to the investors than the terms provided for hereunder, then the Company shall specifically notify the Holder of such additional or more favorable terms and such terms, at Holder’s option, shall become a part of the transaction documents with the Holder.

F-20

Class D Convertible Preferred Stock

On March 11, 2021, the Company amended its Articles of Incorporation to designate 2,000 shares of undesignated preferred stock as Class D Preferred Stock, of which 2,000 shares were issued and outstanding as of December 31, 2021.

Below is a summary description of the material rights, designations, and preferences of the Class D Preferred Stock (all capitalized terms not otherwise defined herein shall have that definition assigned to it as per the Certificate of Designation).

The Company has the right to redeem the Class D Preferred Stock, in accordance with the following schedule:

i.

If all of the Class D Preferred Stock are redeemed within ninety (90) calendar days from the issuance date thereof, the Company shall have the right to redeem the Class D Preferred Stock upon three (3) business days’ of written notice at a price equal to one hundred and fifteen percent (115%) of the Stated Value together with any accrued but unpaid dividends;

ii.

If all of the Class D Preferred Stock are redeemed after ninety (90) calendar days and within one hundred twenty (120) calendar days from the issuance date thereof, the Company shall have the right to redeem the Class D Preferred Stock upon three (3) business days of written notice at a price equal to one hundred and twenty percent (120%) of the Stated Value together with any accrued but unpaid dividends; and

iii.

If all of the Class D Preferred Stock are redeemed after one hundred and twenty (120) calendar days and within one hundred eighty (180) calendar days from the issuance date thereof, the Company shall have the right to redeem the Class D Preferred Stock upon three (3) business days of written notice at a price equal to one hundred and twenty five percent (125%) of the Stated Value together with any accrued but unpaid dividends.

iv.

The Company shall redeem the Class D Preferred Stock on the date that is One (1) Calendar year from the issuance at an amount equaling the sum of the Stated Value and all accrued but unpaid dividends and all other amounts due pursuant to the Certificate of Designation.

The Company shall pay a dividend of three percent (3%) per annum on the Class D Preferred Stock. Dividends shall be paid quarterly, and at the Company’s discretion, in cash or Class D Preferred Stock calculated at the purchase price. The Stated Value of the Class D Preferred Stock is $1,200 per share. The Class D Preferred Stock will vote together with the common stock on an as-converted basis subject to the Beneficial Ownership Limitations (as set forth in the Certificate of Designation).

Each share of the Class D Preferred Stock is convertible, at any time and from time to time from and after the issuance at the option of the Holder thereof, into that number of shares of Common Stock (subject to Beneficial Ownership Limitations) determined by dividing the Stated Value of such share by $1.73.

From the date of issuance until the date when the Holder no longer holds any shares of Class D Preferred Stock, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, Indebtedness or a combination of units thereof (a “Subsequent Financing”), the Holder may elect, in its sole discretion, to exchange (in lieu of conversion), if applicable, all or some of the shares of Class D Preferred Stock then held for any securities or units issued in a Subsequent Financing on a $1.00 for $1.00 basis. Additionally, if in such Subsequent Financing there are any contractual provisions or side letters that provide terms more favorable in the aggregate discount to the investors than the terms provided for hereunder, then the Company shall specifically notify the Holder of such additional or more favorable terms and such terms, at Holder’s option, shall become a part of the transaction documents with the Holder.

As of December 31, 2021, and December 31, 2020, a total of 39,995,000 and 39,998,500 shares of preferred stock remain undesignated and unissued, respectively.

Common Stock

As of December 31, 2021, and 2020, the Company’s authorized common stock was 5,000,000,000 shares, at $0.0001 par value per share, with 58,785,924 and 33,075,711 shares issued and outstanding, respectively.

F-21

Equity Financing Agreement

On September 16, 2021 (the “Effective Date”), the Company entered into an equity financing agreement (the “Equity Financing Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) with GHS Investments LLC (“GHS”), pursuant to which GHS shall purchase from the Company, up to that number of shares of common stock of the Company (the “Shares”) having an aggregate Purchase Price of Ten Million Dollars ($10,000,000), subject to certain limitations and conditions set forth in the Equity Financing Agreement from time to time over the course of twelve (12) months after an effective registration of the Shares with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement, is declared effective by the SEC (the “Contract Period”).

The Equity Financing Agreement grants the Company the right, from time to time at its sole discretion (subject to certain conditions) during the Contract Period, to direct GHS to purchase shares of Common Stock on any business day (a “Put”), provided that at least ten trading days has passed since the most recent Put. The purchase price of the shares of Common Stock contained in a Put will be 90% of the lowest daily volume weighted average price (VWAP) of the Company’s Common Stock during the five consecutive trading days preceding the receipt by GHS of the applicable Put notice. Such sales of Common Stock by the Company, if any, may occur from time to time, at the Company’s option, during the Contract Period. Subject to the satisfaction of certain conditions set forth in the Equity Financing Agreement, on each Put the Company will deliver an amount of Shares equaling one hundred and twelve percent (112%) of the dollar amount of each Put. The maximum dollar amount of each Put will not exceed two hundred percent (200%) of the average daily trading dollar volume for the Company’s Common Stock during the ten (10) trading days preceding the Trading day that GHS receives a Put. No Put will be made in an amount equaling less than ten thousand dollars ($10,000) or greater than three million dollars ($3,000,000). Puts are further limited to GHS owning no more than 4.99% of the outstanding stock of the Company at any given time. The Equity Financing Agreement and the Registration Rights Agreement contain customary representations, obligations, rights, warranties, agreements and conditions of the parties. The Equity Financing Agreement terminates upon any of the following events: when GHS has purchased an aggregate of Ten Million Dollars ($10,000,000) in the Common Stock of the Company pursuant to the Equity Financing Agreement; on the date that is twelve (12) calendar months from the date the Equity Financing Agreement was executed.

Actual sales of shares of Common Stock to GHS under the Equity Financing Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations.

Shares issued during the year ended December 31, 2021

On January 7, 2021, the Company issued 66,667 shares of common stock to consultants for services with a fair value of $18,000, or $0.27 per share.

On January 19 and 22, 2021, the Company issued 510 and 250 shares, respectively, of Class C Preferred Stock to GHS Investments, LLC for cash.

On January 26, 2021, the Company issued a total of 1,733,333 shares of common stock to UAHC and Iliad related to the convertible debt settlement agreement (See Note 4).

On February 8, 2021, the Company issued 333,333 shares of common stock to a former officer of the Company in exchange for conversion of Class A Preferred stock.

On March 27, 2021, the Company issued 168,350 shares of common stock for the $500,000 purchase consideration for 51% ownership in Box Pure Air (See Note 3).

On various dates in March and April 2021, the Company issued 2,000 shares of Class D Preferred stock to GHS Investment, LLC for cash.

On April 2, 2021, the Company issued 1,744,343 shares of common stock in order to round up shares to the nearest round lot in connection with the reverse split.

On May 18, 2021, the Company issued 362,987 shares of common stock to a former officer of the Company in exchange for conversion of Class A Preferred Stock.

On May 26, 2021, the Company issued 66,667 shares of common stock to consultants for services with a fair value of $35,866, or $0.538 per share.

F-22

On June 18, 2021, the Company issued 1,868,853 shares of common stock to GHS in exchange for conversion of their Class B Preferred Stock.

On June 24, 2021, the Company issued 1,375,000 shares of common stock each (for a total of 2,750,000) to two directors in exchange for conversion of their Class A Preferred Stock, and 2,461,715 shares of Class A Preferred Stock were cancelled.

On June 30, 2021, the Company issued 292,875 shares of common stock to a former officer of the Company in exchange for conversion of Class A Preferred Stock.

On July 1, 2021, the Company issued 87,776 shares of common stock to a former officer of a subsidiary for services previously accrued.

On July 14, 2021, the Company issued 4,225,000 shares of common stock related to a warrant settlement agreement.

On August 21, 2021, the Company issued 1,854,050 shares of common stock to a former officer of the Company in exchange for conversion of Class A Preferred Stock.

On October 7, 2021, 97,108 shares of Series A Preferred Stock were converted into 2,427,700 shares of common stock by a former officer of the Company.

On October 12, 2021, 75 shares of Series B Preferred Stock were converted into 661,765 shares of common stock.

On October 22, 2021, 655,936 shares of common stock were issued pursuant to existing agreements.

On November 1, 2021, 809,110 shares of common stock were issued pursuant to the S-1 Equity Line terms.

On November 15, 2021, the Company issued 1,475,000 shares of common stock related to a warrant settlement agreement.

On November 17, 2021, 1,788,874 shares of common stock were issued pursuant to the S-1 Equity Line terms.

On November 24, 2021, 14,000 shares of Series A Preferred Stock were converted into 350,000 shares of common stock.

On December 10, 2021, 1,612,593 shares of common stock were issued pursuant to the S-1 Equity Line terms.

NOTE 7 - RELATED PARTY TRANSACTIONS

Accrued Officer Compensation

As of December 31, 2021, and December 31, 2020, a total of $116,583 and $1,005,230, respectively, was accrued for unpaid officer wages and bonuses due the Company’s CEO, CFO and President under their respective employment agreements.

Other

On April 26, 2021, the Company completed a debt reduction through the sale of Jacksam Corporation owned by the Company with Gregory Lambrecht, former CEO, resulting in the decrease of $547,010 in current liabilities. No gain or losses were incurred with this debt settlement.

On May 18, 2021, the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) with Gregory Lambrecht. Pursuant to the Separation Agreement Mr. Lambrecht resigned as an officer and director of the Company and agreed to terminate his employment agreement with the Company. The Company agreed to pay Mr. Lambrecht $764,480 due in unpaid accrued compensation and $606,372 in indebtedness plus accrued interest through the date of the Agreement (the “Accrued Debt”) as follows: (i) the Company agreed to issue Mr. Lambrecht 362,987 shares of Common Stock (with standard restrictive legend) valued at $0.75 per share, equaling $272,240 (the “Shares”), (ii) the Company agreed to pay Mr. Lambrecht $250,000 within two business days of the date of the Separation Agreement, and (iii) the remaining amount of Accrued Debt of $848,612 will be satisfied through the issuance by the Company of a promissory note (the “Note”). The Note provides for ten percent (10%) per annum interest commencing as of August 1, 2021. The monthly payment amount of principal and interest shall be $21,523, with the first payment of $21,523 due September 1, 2021, and a final payment amount of $21,523 due on August 1, 2025.

F-23

As of December 31, 2021, a total of $109,385 was accrued for unpaid wages due to two EnergyWyze managers.

On May 24, 2021, the Seller Note related to the EnergyWyze acquisition was paid in full pursuant to the terms and conditions in the asset purchase and operating agreement.

On July 1, 2021, the Company issued 87,776 shares of common stock to a former officer of a subsidiary for services previously accrued.

On August 21, 2021, the Company issued 1,854,050 shares of common stock to a former officer of the Company in exchange for conversion of Class A preferred stock.

On October 7, 2021, the Company issued 2,427,700 shares of common stock to a former officer of the Company in exchange for conversion of Class A preferred stock.

On October 22, 2021, the Company issued 454,164 shares of common stock to the remaining sellers of EnergyWyze pursuant to the purchase agreement.

On November 24, 2021, the Company issued 350,000 shares of common stock to a director of the Company in exchange for conversion of Class A preferred stock.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

Litigation

From time to time, we are a party to claims and actions for matters arising out of our business operations. We regularly evaluate the status of the legal proceedings and other claims in which we are involved to assess whether a loss is probable or there is a reasonable possibility that a loss, or an additional loss, may have been incurred and determine if accruals are appropriate. If accruals are not appropriate, we further evaluate each legal proceeding to assess whether an estimate of possible loss or range of possible loss can be made for disclosure. Although the outcome of claims and litigation is inherently unpredictable, we believe that we have adequate provisions for any probable and estimable losses. It is possible, nevertheless, that our consolidated financial position, results of operations or liquidity could be materially and adversely affected in any particular period by the resolution of a claim or legal proceeding. Legal expenses related to defense, negotiations, settlements, rulings and advice of outside legal counsel are expensed as incurred.

On July 9, 2021 the Company and Singlepoint Direct Solar, LLC (“SDS” or “Direct Solar”) served a complaint (the “Company Complaint”) in the United States District Court for the District of Arizona against Pablo Diaz Curiel, Kjelsey Johnson, and Brian Odle alleging, amongst other things, that the aforementioned individuals: (i) Interference with Direct Solar America’s existing and prospective business opportunities; (ii) Made unauthorized use of, claims of ownership, and/or offers for sale under Direct Solar America’s commercial identity; (iii) Misappropriated trade secrets of Direct Solar America; (iv) Breach of the Asset Purchase Agreement originally entered into between the Company and Mr. Diaz and Ms. Johnson (Mr. Diaz and Ms. Johnson); and (v) Breach of the Employment Agreement originally entered into between Direct Solar America and Mr. Diaz.

Also on July 9, 2021 the Company was served with a Complaint by Mr. Diaz (and certain other parties) against the Company and certain officers (and former officers) of the Company (the “Diaz Complaint”). On August 11, 2021, an Order was issued consolidating the Company Complaint and the Diaz Complaint which results in the two legal actions being consolidated into one matter, and requiring Defendants to refile their Complaint as a counterclaim. A Counterclaim was submitted by Pablo Diaz Curiel, Kjelsey Johnson, Elijah Chaffino, Dan Shikiar, Jagusa Holdings, Inc. and Brian Odle against the Company and SDS, Greg Lambrecht, Wil Ralston and Corey Lambrecht. The Counterclaim includes but is not limited to the following material allegations: (i) violation of Section 10b-5 of the Exchange Act; (ii) Breach of Contract; (iii) Tortious Interference; (iv) Breach of Fiduciary Duty; (v) Unlawful diversion of ownership, earnings and monies; (vi) Intentional Misrepresentations; and (vii) Engaging in a pattern and practice of acquisitions based on false promises. The Counterclaim was filed September 11, 2021.

F-24

On July 14, 2021, the Company filed a First Amended Complaint (the “FAC”) adding parties Solar Integrated Roofing Corporation, USA Solar Network, LLC, David Massey, Christina Berume and Jessica Hernandez in addition to Pablo Diaz Curiel, Kjelsey Johnson and Brian Odle as defendants. In the FAC, the Company alleges (amongst other things) that the defendants: (i) Misappropriated trade secrets; (ii) Breached the Asset Purchase Agreement (Mr. Diaz and Ms. Johnson); (iii) Breached the Employment Agreement (Mr. Diaz); (iv) Breached the Implied Covenant of Good Faith and Fair Dealing (Mr. Diaz and Ms. Johnson); (v) Breached Fiduciary Duties (Mr. Diaz); (vi) Engaged in Unfair Competition; (vii) Violated the Arizona Uniform Trade Secrets Act; (viii) Intentionally Interfered with Contract/Business Expectancy; (ix) Converted assets of the Company; (x) Were Unjustly Enriched; and (xi) Committed Violations of the Lanham Act. On August 27, 2021, the Company filed a Second Amended Compliant which includes additional causes of action including Copyright Infringement (USA Solar Network, LLC) and Defamation (Mr. Diaz).

On September 10, 2021 Solar Integrated Roofing Corporation, USA Solar Network, LLC and David Massey filed a motion to dismiss the claims as it relates to such parties.

On February 22, 2022, a Senior Judge signed the order stating that Defendants SIRC and Massey's Motion to Dismiss was granted in part and denied in part. With respect to Defendant Massey, the Court dismissed all claims against him for lack of personal jurisdiction. With respect to Defendant SIRC, the Court dismissed the following claims from the Second Amended Complaint under Federal Rule of Civil Procedure 12(b)(6): (a) unfair competition (count seven); (b) intentional interference with contract/business expectancy (count nine); (c) conversion (count ten); and (d) unjust enrichment (count eleven). The remaining claims against Defendant SIRC survived the Motion to Dismiss and remain before the Court. The court ordered that Plaintiffs' Motion to Compel Arbitration of all of Defendant Diaz's counterclaims under his Employment Agreement with SDS was granted. The Court ordered the dismissal of the following claims from the FAC: count three in its entirety, count six as to Defendant Diaz, and counts five, nine, ten, eleven, and thirteen as to Diaz, to the extent those claims are based on Diaz's rights and responsibilities under the Employment Agreement subject to arbitration. The court further ordered that Counterdefendants' Motion to Dismiss was granted in part and denied in part.

Equity Incentive Plan

On January 30, 2020, the Company adopted the 2019 Equity Incentive Plan (the “Plan”) to provide additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons. As of the date of this report the Company has not issued any awards under the Plan.

Employment Agreements

Except for the following agreements, the Company does not have any written agreements with any of its executive officers. The following discussion is a summary of the material terms of the employment agreements and is subject to the full copy of the respective employment agreement (all capitalized terms not otherwise defined herein are defined in the respective employment agreement):

In November 2021 the Company entered into an Amendment to Employment Agreement with our CEO, Wil Ralston (the “Ralston Amendment”). The Ralston Amendment includes the following: (i) that the term of the original employment agreement is extended to May 30, 2024 (automatically be extended for additional three-year periods unless either party has provided written termination at least 90 days prior to the expiration of such Term), (ii) Base Salary equal to Two Hundred Eighty Thousand Dollars ($280,000.00) per year, with a minimum automatic Cost of Living increase of 3.0% per year, beginning on January 1, 2022, (iii) one-time cash retention bonus of $5,083,333 and (iv) waiver by Mr. Ralston of any unpaid allowances (estimated $61,500.00) afforded to Mr. Ralston through October 31, 2021

In November 2021 the Company entered into an Amendment to Employment Agreement with Corey Lambrecht (the “Lambrecht Amendment”). The Lambrecht Amendment includes the following: (i) that the term of the original employment agreement is extended to November 23, 2023 (automatically be extended for additional three-year periods unless either party has provided written termination at least 90 days prior to the expiration of such Term), (ii) Base Salary equal to Two Hundred Twenty Five Thousand Dollars ($225,000.00) per year, with a minimum automatic Cost of Living increase of 3.0% per year, beginning on January 1, 2022, (iii) one-time cash retention bonus equal to twenty percent (20%) of the Base Salary, and (iv) waiver by Mr. Lambrecht of any unpaid compensation owed by the Company through October 31, 2021. On January 17, 2020 the Company entered into an employment agreement with Corey Lambrecht to serve as the Chief Financial Officer. The term is for a period of one year; salary is Eighty Thousand Dollars ($80,000.00) per year; if employment is terminated as a result of his death or Disability, the Company shall pay the Base Salary and any accrued but unpaid Bonus and expense reimbursement amounts through the date of his Death or Disability and a lump sum payment equal to $40,000 (at the time his Death or Disability occurs) within 30 days of his Death or Disability; If employment is terminated by the Board for Cause, then the Company shall pay the Base Salary and Bonus earned through the date of his termination; If employment is terminated by the upon the occurrence of a Change of Control or within six (6) months thereafter, the Company (or its successor, as applicable) shall (i) continue to pay to the Base Salary for a period of six (6) months following such termination, (ii) pay any accrued and any earned but unpaid Bonus, (iii) pay the Bonus he would have earned had he remained with the Company for six (6) months from the date which such termination occurs, and (iv) pay expense reimbursement amounts through the date of termination.

F-25

NOTE 9 - REVENUE CLASSES AND CONCENTRATIONS

Selected financial information for the Company’s operating revenue for disaggregated revenue purposes are as follows:

	Year Ended December 31,	Year Ended December 31,
	2021	2020

Revenue by product/service lines:

Retail	$405,970	$85,428
Distribution	15,591	138,809
Services	387,341	2,653,924
Total	$808,902	$2,878,161

Revenue by subsidiary:

Singlepoint (parent company)	$35,326	$184,561
Direct Solar America	241,042	2,653,924
DIGS	37,358	39,676
EnergyWyze	146,299	-
Box Pure Air	348,877	-
Total	$808,902	$2,878,161

No customer comprised more than 10% of the Company’s revenue for years ended December 31, 2021.

Two customers comprised approximately 38% and 27% of the Company’s revenue for the year ended December 31, 2020.

NOTE 10 - INCOME TAXES

The components of income tax expense for the years ended December 31, 2021, and 2020 consist of the following:

	2021	2020
Federal tax statutory rate	21.0%	21.0%
Permanent differences	(0.2)%	(0)%

Temporary differences	(2.9)%	(0)%
Valuation allowance	(17.9)%	(21.0)%
Effective rate	0%	0%

F-26

Significant components of the Company’s estimated deferred tax assets and liabilities as of December 31, 2021, and 2020 are as follows:

	2021	2020
Deferred tax assets:
Net operating loss carryforwards	$2,440,000	$2,024,000
Temporary differences	(160,000)	457,000

Total deferred tax asset	2,280,000	2,481,000

Valuation allowance	(2,280,000)	(2,481,000)
	$-	$-

The Company has net operating losses (“NOLs”) as of December 31, 2021, of approximately $13,300,000 for federal tax purposes, which will expire in varying amounts through 2039. The Company may be able to utilize its NOLs to reduce future federal and state income tax liabilities. However, these NOLs are subject to various limitations under Internal Revenue Code ("IRC") Section 382. IRC Section 382 limits the use of NOLs to the extent there has been an ownership change of more than 50 percentage points. In addition, the NOL carry-forwards are subject to examination by the taxing authority and could be adjusted or disallowed due to such exams. Although the Company has not undergone an IRC Section 382 analysis, it is possible that the utilization of the NOLs could be substantially limited. The Company has no tax provision for the years ended December 31, 2021 and 2020 due to the net losses and full valuation allowances against net deferred tax assets.

NOTE 11 - SUBSEQUENT EVENTS

On January 6, 2022, 114,117 shares of Series A Preferred Stock were converted into 2,852,925 shares of common stock by a former officer and director.  On January 3, 2022, February 1, 2022, and February 15, 2022,  1,620,000 shares, 2,012,390 shares, and 3,000,000 shares, respectively, of common stock were issued to GHS Investments LLC, pursuant to the Form S-1 Registration Statement filed by the Company in October 2021.

F-27

SINGLEPOINT INC. AND SUBSIDIARIES

 CONDENSED CONSOLIDATED BALANCE SHEETS

 (Unaudited)

	September 30, 2022	December 31, 2021

ASSETS
CURRENT ASSETS:
Cash	$1,081,917	$191,485
Accounts receivable, net	2,790,316	90,763
Prepaid expenses	356,658	40,847
Inventory, net	2,568,956	70,250
Contract assets	311,911	-
Note receivable from related party	71,456	63,456
Current portion of deferred compensation, net of discount	60,373	60,373
Total Current Assets	7,241,587	517,174

NON-CURRENT ASSETS:
Property, net	242,060	54,105
Right of use asset	1,288,514	-
Investment, at fair value	75,000	-
Intangible assets, net	3,415,949	34,485
Goodwill	8,487,536	1,702,119
Deferred compensation, net of current portion	15,094	60,374
Total Assets	$20,765,740	$2,368,257

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITIES
CURRENT LIABILITIES:
Accounts payable	$5,094,204	$231,816
Accrued expenses, including accrued officer salaries	1,724,991	512,214
Current portion of convertible notes payable, net of debt discount	6,272,012	10,500
Unearned revenue	4,937,628	-
Lease liability, current portion	244,470	42,164
Advances from related party	618,509	415,068
Accrued preferred share dividends	190,068	-
Current portion of notes payable, net of debt discount	1,648,302	1,020,350
Total Current Liabilities	20,730,184	2,232,112

LONG-TERM LIABILITIES:
Convertible notes payable, net of current portion	966,689	-
Lease liability, net of current portion	1,071,091	5,353
Advances from related party, net of current portion	454,211	602,363
Long-term notes payable, net of debt discount	629,099	767,160
Total Liabilities	23,851,274	3,606,988

COMMITMENTS AND CONTINGENCIES (Note 9)

STOCKHOLDERS' EQUITY (DEFICIT)
Undesignated preferred stock, par value $0.0001; 19,995,000 shares authorized as of September 30, 2022, and December 31, 2021, respectively;

Class A convertible preferred stock, par value $0.0001; 80,000,000 shares authorized; 76,108,617 and 56,353,015 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	7,611	5,635

Class B convertible preferred stock, par value $0.0001; 1,500 shares authorized; 0 and 48 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	-	-

Class C convertible preferred stock, par value $0.0001; 1,500 shares authorized; 19 and 760 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	-	-

Class D convertible preferred stock, par value $0.0001; 2,000 shares authorized; 2,000 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	-	-

Class E convertible preferred stock, par value $0.0001; 1,550 shares authorized; 1,550 and no shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	-	-

Common stock, par value $0.0001; 5,000,000,000 shares authorized; 96,742,753 and 58,785,924 shares issued and outstanding as of September 30, 2022, and December 31, 2021, respectively	9,674	5,879

Additional paid-in capital	89,309,383	85,853,388
Accumulated deficit	(92,702,892)	(86,158,902)
Total Singlepoint Inc. stockholders' equity (deficit)	(3,376,224)	(294,000)
Non-controlling interest	290,690	(944,731)
Total Stockholders' Equity (Deficit)	(3,085,534)	(1,238,731)
Total Liabilities and Stockholders' Equity (Deficit)	$20,765,740	$2,368,257

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-28

SINGLEPOINT INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021

REVENUE	$6,589,227	$273,877	$12,675,450	$967,712

Cost of revenue	4,263,378	217,923	8,837,735	824,994

Gross profit	2,325,849	55,954	3,837,715	142,718

Selling, general and administrative expense ("SG&A")	3,689,463	1,584,002	9,831,209	3,914,927

INCOME (LOSS) FROM OPERATIONS	(1,363,614)	(1,528,048)	(5,993,494)	(3,772,209)

OTHER INCOME (EXPENSE):
Interest expense	(54,069)	(39,953)	(173,037)	(107,722)
Amortization of debt discounts	(454,808)	-	(803,261)	-
Other income	197,502	-	344,541	-
Gain (loss) on settlement of debt	-	626,349	-	474,622
Warrant expense	-	(322,338)	-	(322,338)
Gain (loss) on change in fair value of derivative liability and equity securities	-	-	-	(41,627)

Other income (expense)	(311,375)	264,058	(631,757)	2,935

INCOME (LOSS) BEFORE INCOME TAXES	(1,674,989)	(1,263,990)	(6,625,251)	(3,769,273)

Income taxes	-	-	-	-

NET INCOME (LOSS)	(1,674,989)	(1,263,990)	(6,625,251)	(3,769,273)

Loss (income) attributable to non-controlling interests	70,141	(145,437)	271,330	219,628

NET INCOME (LOSS) ATTRIBUTABLE TO SINGLEPOINT INC. STOCKHOLDERS	$(1,604,848)	$(1,409,427)	$(6,353,921)	$(3,549,645)

Net income (loss) per share - basic	$(0.02)	$(0.03)	$(0.08)	$(0.09)

Weighted average number of common shares outstanding - basic	91,131,459	47,313,641	82,561,761	40,091,601

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-29

SINGLEPOINT INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
(Unaudited)

	Preferred Stock Class A Par Value $0.0001		Preferred Stock Class B Par Value $0.0001		Preferred Stock Class C Par Value $0.0001		Preferred Stock Class D Par Value $0.0001		Preferred Stock Class E Par Value $0.0001		Common Stock Par Value $0.0001
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Additional paid-in Capital	Accumulated Deficit	Non-controlling Interest	Stock Holders (Deficit)

Balance, December 31, 2021	56,353,015	$5,635	48	$-	760	-	2,000	-	-	-	58,785,924	$5,879	$85,853,388	$(86,158,902)	$(944,731)	$(1,238,731)

Issuance of common shares for services	-	-	-	-	-	-	-	-	-	-	1,500,000	150	239,850	-	-	240,000
Issuance of common shares for cash	-	-	-	-	-	-	-	-	-	-	6,632,390	663	498,609	-	-	499,272
Conversion of preferred shares	(114,117)	(11)	-	-	-	-	-	-	-	-	2,852,925	285	(274)	-	-	-

Net loss														(1,422,463)	(75,310)	(1,497,773)

Balance, March 31, 2022	56,238,898	$5,624	48	$-	760	-	2,000	-	-	-	69,771,239	$6,977	$86,591,573	$(87,581,365)	$(1,020,041)	$(1,997,232)

Issuance of common shares for services and closing costs											9,626,000	963	870,075	-	-	871,038
Issuance of preferred shares for cash									1,550	-		-	1,488,000	-	-	1,488,000
Conversion of preferred shares	(130,281)	(13)	(48)	-	(478)	-					9,870,052	987	(974)	-	-	-
Issuance of common shares for convertible note											672,830	67	45,210	-	-	45,277
Accrued preferred stock dividends						-		-		-				(161,136)	-	(161,136)
Effect of acquisition on non-controlling interest														-	1,506,751	1,506,751
Net loss														(3,326,610)	(125,879)	(3,452,489)

Balance, June 30, 2022	56,108,617	$5,611	-	$-	282	-	2,000	-	1,550	-	89,940,121	$8,994	$88,993,884	$(91,069,111)	$360,831	$(1,699,791)

Issuance of common shares for services and closing costs											1,882,849	188	204,021	-	-	204,209
Issuance of common shares for cash										-	1,397,461	140	111,830	-	-	111,970
Conversion of preferred shares		-		-	(263)	-					3,522,322	352	(352)	-	-	-
Issuance of preferred shares for services	20,000,000	2,000										-		-	-	2,000
Accrued preferred stock dividends						-		-		-				(28,933)	-	(28,933)
Effect of acquisition on non-controlling interest														-	-	-
Net loss														(1,604,848)	(70,141)	(1,674,989)

Balance, September 30, 2022	76,108,617	$7,611	-	$-	19	-	2,000	-	1,550	-	96,742,753	$9,674	$89,309,383	$(92,702,892)	$290,690	$(3,085,534)

Balance, December 31, 2020	60,000,000	$6,000	408	$-	-	-	-	-	-	-	33,075,711	$3,308	$78,132,202	$(80,785,887)	$(553,799)	$(3,198,176)

Issuance of common shares for services											66,667	7	17,993	-	-	18,000
Issuance of preferred shares for cash					760	-	1,500	-		-			2,260,000	-	-	2,260,000
Issuance of common shares for acquisition											168,350	17	499,983	-	-	500,000
Issuance of common shares for principal and accrued interest on convertible notes											1,733,333	173	3,106,827	-	-	3,107,000
Conversion of preferred shares	(1,000,000)	(100)									333,333	33	67	-	-	-

Net loss														(1,141,731)	(219,408)	(1,361,139)

Balance, March 31, 2021	59,000,000	$5,900	408	$-	760	-	1,500	-	-	-	35,377,394	$3,538	$84,017,072	$(81,927,618)	$(773,207)	$1,325,685

Issuance of common shares for services											66,667	5	35,860	-	-	35,865
Issuance of preferred shares for cash							500	-		-			500,000	-	-	500,000
Issuance of common shares for principal and accrued interest on convertible notes											362,988	37	271,748	-	-	271,785
Conversion of preferred shares	(2,461,715)	(246)	(285)								5,286,728	529		-	-	283
Rounding adjustment in connection with reverse split											1,744,343	174		-	-	174
Net loss														(998,487)	(145,657)	(1,144,144)

Balance, June 30, 2021	56,538,285	$5,654	123	$-	760	-	2,000	-	-	-	42,838,120	$4,283	$84,824,680	$(82,926,105)	$(918,864)	$989,648

Issuance of common shares for services														-	-	-
Issuance of common shares for services previously accrued											87,776	9	51,266	-	-	51,275
Issuance of preferred shares for cash								-		-				-	-	-
Issuance of common shares for principal and accrued interest on convertible notes														-	-	-
Conversion of preferred shares	(74,162)	(8)									1,854,050	185	(177)	-	-	-
Warrants converted to common shares											4,225,000	423	321,916	-	-	322,339
Rounding adjustment in connection with reverse split														-	-	-
Net loss														(1,409,428)	145,437	(1,263,991)

Balance, September 30, 2021	56,464,123	$5,646	123	$-	760	-	2,000	-	-	-	49,004,946	$4,900	$85,197,685	$(84,335,533)	$(773,427)	$99,271

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-30

SINGLEPOINT INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended
	September 30, 2022	September 30, 2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to Singlepoint Inc. stockholders	$(6,353,921)	$(3,549,645)

Adjustments to reconcile net loss to net cash used in operating activities
Loss attributable to non-controlling interests	(271,330)	(219,628)
Common stock issued for services	1,315,247	105,141
Preferred stock issued for services	2,000	-
Bad debt expense	124,660	-
Depreciation	147,642	36,823
Amortization of intangibles	187,836	10,890
Amortization of debt discounts	803,261	10,474
Amortization of deferred compensation	45,280	90,559
(Gain) loss on change in fair value of equity securities	-	41,627
Goodwill impairment charge	28,005	-
(Gain) loss on debt settlement	-	(474,622)
Common stock issued for warrants	-	322,338
Changes in operating assets and liabilities (net of acquisitions):
Accounts receivable	(984,416)	(415,608)
Prepaid expenses	(104,848)	(51,995)
Inventory	(931,785)	(68,180)
Contract assets	(67,611)	-
Accounts payable	1,661,099	462,606
Accrued expenses	192,272	47,804
Unearned revenue	1,132,401	-

NET CASH USED IN OPERATING ACTIVITIES	(3,074,208)	(3,651,416)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, net of cash acquired	(1,283,613)	-
Cash paid for acquisition related expenses	-	(25,000)
Cash paid for investment	(75,000)	-
Cash paid for property	(92,922)	(16,702)

NET CASH USED IN INVESTING ACTIVITIES	(1,451,535)	(41,702)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	611,242	-
Proceeds from advances from related party	222,911	214,083
Proceeds from notes payable	-	1,811,070
Proceeds from issuance of convertible notes	3,777,500	-
Payments on advances to related party	(175,622)	(21,523)
Payments on convertible notes payable	-	(75,000)
Payments on capital lease obligations	(132,234)	(41,652)
Payments on notes payable	(375,622)	(286,518)
Proceeds from sale of preferred stock - Class C	-	760,000
Proceeds from sale of preferred stock - Class D	-	2,000,000
Proceeds from sale of preferred stock - Class E	1,488,000	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	5,416,175	4,360,460

NET CHANGE IN CASH	890,432	667,342

Cash at beginning of period	191,485	198,473

Cash at end of period	$1,081,917	$865,815

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Interest paid	$169,055	$7,072
Income tax paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Non-cash consideration given for acquisitions through issuance of common stock and notes payable	$2,422,836	$550,000
Original issue discount from issuance of notes payable	$1,523,198	$-
Common stock issued for conversion of debt and accrued interest	$45,277	$-
Conversion of preferred stock to common stock	$24	$107
Inventory transferred to related party for note receivable	$-	$63,456
Investment in Jacksam transferred for reduction in related party debt	$-	$547,010
Non-cash portion of termination agreement removing accrued compensation and related party debt in exchange for stock and new related party note	$-	$1,234,052
Deferred stock compensation recognized for acquisitions	$-	$450,000
Discount recognized on deferred stock compensation for acquisitions	$-	$110,402

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-31

SINGLEPOINT INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Corporate History

On May 14, 2019, Singlepoint Inc. (“Singlepoint” or “the Company”) established a subsidiary, Singlepoint Direct Solar LLC (“Direct Solar America”), completing the acquisition of certain assets of Direct Solar LLC and AI Live Transfers LLC. The Company owns Fifty One Percent (51%) of the membership interests of Direct Solar America. On January 26, 2021, the Company acquired 100% ownership of EnergyWyze, LLC, a limited liability company (“EnergyWyze”). On February 26, 2021, the Company purchased 51% ownership of Box Pure Air, LLC, (“Box Pure Air”). On April 21, 2022 the Company purchased 80.1% membership interests in The Boston Solar Company, LLC (“Boston Solar”).

Business

We are a company focused on providing renewable energy solutions and energy-efficient applications to drive better health and living. We currently have core subsidiaries specialized in solar energy and air purification. We built our portfolio through synergistic acquisitions and partnerships. The Company’s initial focus is on solar energy. Through technology solutions we believe we will increase efficiencies across various markets. We strive to create long-term value for our shareholders by helping our partner companies to increase their market penetration, grow revenue and improve cash flow. As of September 30, 2022, we have six subsidiaries, Boston Solar, 80.1% interest, EnergyWyze, 100% interest, Box Pure Air, 51% interest, Direct Solar America, 51% interest, Discount Indoor Garden Supply, Inc. (“DIGS”), 90% interest, and ShieldSaver, LLC (“ShieldSaver”), 51% interest. Our principal offices are located at 2999 North 44th Street Suite 530, Phoenix, AZ 85018, telephone: (888) 682-7464. In April 2021, we formalized and completed the spin-off of 1606 Corp. We intend to spin-off additional assets or non-core subsidiaries in the future, although there are no definitive arrangements in place.

Going Concern

The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As of September 30, 2022, the Company has yet to achieve profitable operations and is dependent on its ability to raise capital from stockholders or other sources to sustain operations and to ultimately achieve viable operations. The accompanying condensed consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties. These factors raise substantial doubt about the Company’s ability to continue as a going concern. As of September 30, 2022, the Company had $1,081,917 in cash. The Company’s net losses incurred for the nine months ended September 30, 2022, were $6,353,921 and working capital deficit was $13,488,597 at September 30, 2022.

The Company’s ability to continue in existence is dependent on the it’s ability to develop the Company’s businesses and to achieve profitable operations. Since the Company does not anticipate achieving profitable operations and/or adequate cash flows in the near term, management will continue to pursue additional debt and equity financing.

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying condensed consolidated financial statements contain all adjustments (consisting of normal recurring adjustments) necessary to present fairly our consolidated financial position as of September 30, 2022, and December 31, 2021, and the results of our consolidated operations for the interim periods presented. We follow the same accounting policies when preparing quarterly financial data as we use for preparing annual data. These statements should be read in conjunction with the consolidated financial statements and the notes included in our latest annual report on Form 10-K for the year ended December 31, 2021, and our other reports on file with the Securities and Exchange Commission (“SEC”).

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of Singlepoint, Direct Solar America, Box Pure Air, EnergyWyze, DIGS, and ShieldSaver as of September 30, 2022, and December 31, 2021, and for the three and nine months ended September 30, 2022 and 2021, and the accounts of Boston Solar as of September 30, 2022, and the period from April 21, 2022 (acquisition date) through September 30, 2022. All significant intercompany transactions have been eliminated in consolidation.

F-32

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

Cash

The Company considers all highly liquid investments with the original maturities of ninety days or less at the time of purchase to be cash equivalents. The Company maintains deposits in financial institutions which are insured by the Federal Deposit Insurance Corporation (“FDIC”). The Company had $465,270 deposits in excess of amounts insured by the FDIC as of September 30, 2022.

Reverse Stock-Split

On March 26, 2021, we affected a 1 for 75 reverse stock split of our common stock. At the effective time of the reverse stock split, every 75 shares of issued and outstanding common stock were converted into one (1) share of issued and outstanding common stock. The number of authorized shares and the par value per share of the common stock and the number of authorized or issued and outstanding shares of the Company’s preferred stock remained unchanged. The reverse stock split did not cause an adjustment to the par value or the authorized shares of the common stock. As a result of the reverse stock split, the Company further adjusted the share amounts under its employee incentive plan which had no outstanding options and common stock warrant agreements with third parties. All disclosures of common shares and per common share data in the accompanying condensed consolidated financial statements and related notes reflect this reverse stock split for all periods presented.

Revenues

The Company records revenue in accordance with ASC 606 by analyzing exchanges with its customers using a five-step analysis:

(1)	identifies the contract(s) with a customer;

(2)	identifies the performance obligations in the contract(s);

(3)	determines the transaction price;

(4)	allocates the transaction price to the performance obligations in the contract(s); and

(5)	recognizes revenue when (or as) the entity satisfies a performance obligation.

The Company incurs costs associated with product distribution, such as freight and handling costs. The Company has elected to treat these costs as fulfillment activities and recognizes these costs at the same time that it recognizes the underlying product revenue. In accordance with ASC 606, the Company recognizes revenue at an amount that reflects the consideration that the Company expects to be entitled to receive in exchange for transferring goods or services to its customers. The Company’s policy is to record revenue when control of the goods transfers to the customer.

The Company uses three categories for disaggregated revenue classification:

(1)	Retail Sales (Box Pure Air, DIGS, Singlepoint (parent company)),

(2)	Distribution (1606 Corp and related products through the date of spin-off, DIGS) and,

(3)	Services Revenue (Boston Solar, Direct Solar America, EnergyWyze).

Additionally, the Company also disaggregates revenue by subsidiary:

(1)	Singlepoint (parent company)

(2)	Direct Solar America

(3)	DIGS

(4)	EnergyWyze

(5)	Box Pure Air

(6)	Boston Solar

F-33

Retail Sales. Our retail sales include our products sold directly to consumers, with sales recognized upon delivery of the product to the customer, with the customer taking risk of ownership and assuming risk of loss. Payment is due upon delivery. Box Pure Air provides advanced air purification devices to businesses and consumers. DIGS operates an online store and sells nutrients, lights, HVAC systems and other products to consumers.

Distribution Revenue. Our distribution revenue includes Singlepoint’s 1606 Corp (through the date of the spin-off), DIGS, and related product sales to third-party resellers with revenue recognized upon delivery of the product to the reseller, with the reseller taking risk of ownership and assuming risk of loss. Payment is due upon delivery or within 30 days of invoicing, except for when sold direct to consumer upon which payment is due immediately.

Services Revenue. Our services revenue includes services provided by Boston Solar which provides installation of solar panels for residential and commercial properties. Direct Solar America, which earns commission revenue for solar services placed with third-party contractors and recognizes revenue upon date of completion of installation. Cash received in advance of contract completion is recognized as deferred revenue until contracts are complete. Singlepoint’s merchant services provides payment services to businesses with revenue recognized upon the close and remittance of commissions each month. EnergyWyze generates and sells marketing leads to the solar industry. Service revenue is recognized as the performance obligations are fulfilled, with the customer taking risk of ownership and assuming risk of loss. Payment for service revenue is generally due upon completion.

Construction Contract Performance Obligations, Revenues and Costs. A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account. The Company evaluates whether two or more contracts should be combined and accounted for as one performance obligation and whether the combined or single contract should be accounted for as more than one performance obligation. This evaluation requires significant judgment, and the decision to combine a group of contracts or separate a single contract into multiple performance obligations could change the amount of revenue and profit recorded in a given period. The Company’s installation contracts have a single performance obligation as the promise to transfer the individual goods or services is not separately identifiable from other promises in the contract and integrated and, therefore, not distinct. Less commonly, the Company may promise to provide distinct goods or services within a contract, in which case the contract is separated into more than one performance obligation. If a contract is separated into more than one performance obligation, the total transaction price is allocated to each performance obligation in an amount based on the estimated relative standalone selling prices of the promised goods or services underlying each performance obligation.

The primary method used to estimate standalone selling price of each performance obligation is the expected cost plus a margin approach, under which the Company estimates the costs of satisfying the performance obligations and then adds appropriate margins.

F-34

The Company recognizes revenue over time on its contracts when it satisfies a performance obligation by continuously transferring control to a customer. The customer typically controls the contract and related service, as evidenced by contractual termination clauses or by contract terms specifying the Company’s rights to payment for work performed to date, plus a reasonable profit to deliver products or services that do not have an alternative use to the Company.

Management has determined that using contract costs as an input method depicts the continuous transfer of control to customers as the Company incurs these costs from fixed-price or lump-sum contracts.

Under this method, actual direct contract costs incurred are compared to total estimated contract costs for each contract to determine a percentage depicting progress toward contract completion or satisfaction of performance obligations. This percentage is applied to the contract price or allocated transaction price to determine the amount of cumulative revenue to recognize.

Contract costs include all installed materials, direct labor and subcontract costs. Operating costs are charged to expense as incurred.

Contract costs incurred that do not contribute to satisfying performance obligations and are not reflective of transferring control to the customer, such as uninstalled materials and rework labor, are excluded from the percent complete calculation.

Contract Estimates

The estimation of total revenue and cost at completion requires significant judgment and involves the use of various estimation techniques. Management must make assumptions and estimates regarding labor productivity and availability, the complexity of the work to be performed, the cost and availability of materials, and the performance of subcontractors. Changes in job performance, job conditions and estimated profitability, including those changes arising from contract penalty provisions and final contract settlements, may result in revisions to costs and revenue. Such changes are recognized in the period in which the revisions are determined. If, at any time, the estimate of contract profitability indicates an anticipated loss on the contract, a provision for the entire loss is recognized in the period in which it is identified.

Contract Modifications

Contract modifications are routine in the performance of the Company’s contracts. Contracts are often modified to account for changes in the contract specifications or requirements. In most instances, contract modifications are for goods or services that are not distinct and are accounted for as part of the existing contract.

Contract Assets and Liabilities

Billing practices are governed by the contract terms of each project based primarily on costs incurred, achievement of milestones or predetermined schedules. Billings do not necessarily correlate with revenue recognized over time. Contract assets represent revenues recognized in excess of amounts billed. Contract liabilities represents billings in excess of revenues recognized.

Accrued revenue includes amounts which have met the criteria for revenue recognition and have not yet been billed to the client.

The Company’s residential contracts include payments terms that call for payment upon receipt of the invoice, and their commercial contracts call for payment between 15 and 60 days from the invoice date, primarily within 30 days.

F-35

Accounts Receivable

The Company carries its accounts receivable at the amount management expects to collect from outstanding receivables. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, when deemed necessary, based on historic write offs and collections and current credit conditions.

Accounts receivable is net of an allowance for doubtful accounts of $67,025 and $0 as of September 30, 2022, and December 31, 2021, respectively. During the three and nine months ended September 30, 2022, the Company did not write off any receivables.

Inventory

Inventory consists primarily of photovoltaic modules, inverters, racking and associated finished parts required for the assembly of photovoltaic systems. Inventories are valued at the lower of cost or net realizable value determined by the first-in, first-out method. The Company writes down its inventory for estimated obsolescence equal to the difference between the carrying value of the inventory and the estimated net realizable value based upon assumptions about future demand and market conditions. If actual future demand or market conditions are less favorable than those projected by management, additional inventory write-downs may be required.

Inventory is net of a reserve for obsolescence of $223,687 and $0 as of September 30, 2022, and December 31, 2021, respectively.

Accrued Warranty and Production Guarantee Liabilities

As a standard practice, the Company warranties its labor for ten years from the completion date of their installation projects and passes through manufacturer warranties on products installed. These warranties are not separately priced, therefore, costs related to the warranties are accrued when management determines they are able to estimate them. Management has not separately accounted for the actual warranty costs each year, and has accrued based on their best estimates as of each year end.

As a standard practice, the Company provides a two-year production guarantee on installed solar systems. These production guarantees are not separately priced, therefore, costs related to production guarantees are accrued based on management’s best estimates as of each year end. Separately, the Company offers customers an optional ten-year production guarantee that can be purchased for $1,000. Such amounts are deferred when received and recognized ratably over the guarantee period.

Returns and Other Adjustments

The Company records an estimate for provisions of discounts, returns, allowances, customer rebates and other adjustments for each shipment, which are netted with gross sales. The Company’s discounts and customer rebates are known at the time of sale and the Company appropriately debits net product revenues for these transactions based on the known discount and customer rebates. The Company provides for customer returns and allowances based on estimates of historical transactions and accounts for such provisions during the same period in which the related revenues are earned. Customer discounts, returns and rebates on product revenues during the three and nine-months ended September 30, 2022, are not material.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in its convertible instruments in accordance with the Accounting Standards Codification (“ASC”) 815 “Derivatives and Hedging”. It provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable GAAP with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative financial instrument and is marked-to-market at each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statement of operations as other income or other expense in the period the change occurs. Upon conversion or exercise of a derivative financial instrument, the instrument is marked to fair value at the conversion date and is reclassified to equity. The Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of notes redemption.

Leases

ASC 842, “Leases”, requires recognition of leases on the consolidated balance sheets as right-of-use (“ROU”) assets and lease liabilities. ROU assets represent the Company’s right to use underlying assets for the lease terms and lease liabilities represent the Company’s obligation to make lease payments arising from the leases. Operating lease ROU assets and operating lease liabilities are recognized based on the present value and future minimum lease payments over the lease term at commencement date. As the Company’s leases do not provide an implicit rate, the Company used its estimated incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. A number of the lease agreements may contain options to renew and options to terminate the leases early. The lease term used to calculate ROU assets and lease liabilities only includes renewal and termination options that are deemed reasonably certain to be exercised. The Company recognized lease liabilities, with corresponding ROU assets, based on the present value of unpaid lease payments for existing operating leases longer than twelve months. The ROU assets were adjusted per ASC 842 transition guidance for existing lease-related balances of accrued and prepaid rent, and unamortized lease incentives provided by lessors. Operating lease cost is recognized as a single lease cost on a straight-line basis over the lease term and is recorded in selling, general and administrative expenses. Variable lease payments for common area maintenance, property taxes and other operating expenses are recognized as expense in the period when the changes in facts and circumstances on which the variable lease payments are based occur. The Company has elected not to separate lease and non-lease components for all property leases for the purposes of calculating ROU assets and lease liabilities.

F-36

Income Taxes

The Company accounts for its income taxes in accordance with ASC 740 “Income Taxes”, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. The Company has net operating loss carryforwards, however, due to the uncertainty of realization, the Company has provided a full valuation allowance for all deferred tax assets, including those resulting from these net operating loss carryforwards.

Earnings (loss) Per Common Share

Basic loss per common share has been calculated based upon the weighted average number of common shares outstanding during the period in accordance with the ASC 260-10, “Earnings per Share”. Common stock equivalents are not used in the computation of loss per share, as their effect would be antidilutive. Diluted EPS includes the effect from potential issuance of common stock, including stock issuable pursuant to the assumed exercise of warrants and conversion of convertible notes and Preferred Stock Classes. Dilutive EPS is computed by dividing net income (loss) by the sum of the weighted average number of common stock outstanding, and the dilutive shares.

The following table summarizes the number of shares of common stock issuable pursuant to our convertible securities that were excluded from the diluted per share calculation because the effect of including these potential shares was antidilutive even though the exercise price could be less than the average market price of the common shares:

	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021

Class A Preferred Stock	1,902,715,425	1,411,603,075
Class B Preferred Stock	-	806,557
Class C Preferred Stock, including accrued dividends	364,533	747,540
Class D Preferred Stock, Including accrued dividends	24,990,298	1,395,349
Class E Preferred Stock, including accrued dividends	18,849,185	-
Convertible Notes	9,835,125	20,000
Warrants	4,129,091	-
Potentially dilutive securities	1,960,883,657	1,414,572,521

F-37

Fair Value Measurements

On January 1, 2011, the Company adopted guidance which defines fair value, establishes a framework for using fair value to measure financial assets and liabilities on a recurring basis, and expands disclosures about fair value measurements. Beginning on January 1, 2011, the Company also applied the guidance to non-financial assets and liabilities measured at fair value on a non-recurring basis, which includes goodwill and intangible assets. The guidance establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from independent sources. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy is broken down into three levels based on the reliability of the inputs as follows:

Level 1 - Valuation is based upon unadjusted quoted market prices for identical assets or liabilities in accessible active markets.

Level 2 - Valuation is based upon quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in inactive markets; or valuations based on models where the significant inputs are observable in the market.

Level 3 - Valuation is based on models where significant inputs are not observable. The unobservable inputs reflect a company’s own assumptions about the inputs that market participants would use.

The Company’s financial instruments consist of cash, accounts receivable, investments, accounts payable, convertible notes payable, advances from related parties, and derivative liabilities. The estimated fair value of cash, accounts receivable, accounts payable, convertible notes payable and advances from related parties approximate their carrying amounts due to the short-term nature of these instruments.

Certain non-financial assets are measured at fair value on a nonrecurring basis. Accordingly, these assets are not measured and adjusted to fair value on an ongoing basis but are subject to periodic impairment tests.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”), or other standard setting bodies and adopted by us as of the specified effective date. Unless otherwise discussed, the impact of recently issued standards that are not yet effective will not have a material impact on our financial position or results of operations upon adoption.

In June 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”. ASU 2016-13 significantly changes the impairment model for most financial assets and certain other instruments. ASU 2016-13 will require immediate recognition of estimated credit losses expected to occur over the remaining life of many financial assets, which will generally result in earlier recognition of allowances for credit losses on loans and other financial instruments. ASU 2016-13 is effective for the Company’s fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company is currently evaluating the impact the adoption of ASU 2016-13 will have on the Company’s consolidated financial statements.

In January 2017, the FASB issued ASU 2017-04, “Intangibles-Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment”. ASU 2017-04 simplifies the manner in which an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test. Under the amendments in ASU 2017- 04, an entity should (1) perform its annual or interim goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount, and (2) recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value, with the understanding that the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. Additionally, ASU 2017-04 requires any reporting unit with a zero or negative carrying amount to perform Step 2 of the goodwill impairment test. We adopted ASU 2017-04 effective January 1, 2020 (the first quarter of our 2021 fiscal year).

Subsequent Events

Other than the events described in Note 11, there were no subsequent events that required recognition or disclosure. The Company evaluated subsequent events through the date the accompanying condensed consolidated financial statements were issued and filed with the SEC.

F-38

NOTE 3 - CONTRACT ASSETS

Deferred costs and estimated earnings and billings on uncompleted contracts consist of the following as of September 30, 2022 and December 31, 2021:

	2022	2021
Deferred costs	$251,611	$-
Estimated earnings	-	-
	251,611	-
Add: billings to date	60,300	-
Deferred costs and costs and estimated earnings in excess of related billings on uncompleted contracts	$311,911	$-

Deferred costs include permitting costs to fulfill contracts on installations in progress

NOTE 4 - ACQUISITIONS, GOODWILL, AND INTANGIBLE ASSETS

Boston Solar Acquisition

On April 21, 2022, the Company completed the acquisition of 80.1% of the membership interests in Boston Solar, a leading residential, small commercial solar energy, procurement, and construction (“EPC”) company focused on customers in the greater Boston area. This acquisition solidifies the Company’s EPC acquisition strategy. The total consideration paid for the purchased interests was $6,064,858 consisting of: $2,287,168 of cash paid at closing; issuance of a note payable in 14,781,938 shares of Company common stock with a fair value of $1,252,273; issuance of a promissory note with a fair value of $897,306; issuance of a convertible promissory note with a fair value of $1,378,111 payable in cash or shares of Company common stock at the holder’s option; and a $250,000 holdback of additional cash. The Company incurred acquisition related expenses of approximately $615,000 during the nine months ended September 30, 2022, which were recognized in SG&A within the Company’s consolidated statement of operations.

The Company accounted for the acquisition as a purchase of a business and recorded the excess of the purchase price over the estimated fair value of the assets acquired and liabilities assumed as goodwill. The total purchase price was provisionally allocated as follows:

Goodwill	$6,785,416
Tangible assets	4,787,928
Intangible asset - tradename/trademarks (10-year life)	3,008,100
Intangible asset - IP/technology (7-year life)	438,000
Intangible asset - non-competes (3-year life)	123,200
Total liabilities	(7,571,036)
Non-controlling interest	(1,506,750)
Total consideration paid for 80.1% interest	$6,064,858

Revenue of $10,244,704 and a net loss of $x related to Boston Solar for the period from the April 21, 2022 acquisition date through the end September 30, 2022 are included in the Company’s accompanying consolidated statement of operations for the nine-months ended September 30, 2022. These results are prior to consideration for non-controlling interest.

The following supplemental unaudited pro forma information presents the consolidated results of the Company’s operations as if the acquisition of Boston Solar on April 21, 2022 had been consummated on January 1, 2021. This supplemental unaudited pro forma information is based solely on the historical unaudited financial results for the Boston Solar acquisition and does not include operational or other changes which might have been affected by the Company. The supplemental unaudited pro forma information presented below is for illustrative purposes only and is not necessarily indicative of the results which would have been achieved or results which may be achieved in the future:

	Three Months Ended September 30,
	2022	2021
Revenue, net	$5,333,803	$4,501,773
Net loss	$(3,348,902)	$(667,789)

F-39

Goodwill

The following table presents details of the Company’s goodwill as of September 30, 2022, and December 31, 2021:

	Boston Solar	Direct Solar America	Box Pure Air	EnergyWyze	Total
Balances at December 31, 2021:	$-	$1,212,969	$414,151	$75,000	$1,702,119
Aggregate goodwill acquired	6,785,416	-	-	-	6,785,416
Impairment losses	-	-	-	-	-
Balances at September 30, 2022:	$6,785,416	$1,212,969	$414,151	$75,000	$8,487,536

The Company periodically reviews the carrying value of intangible assets not subject to amortization, including goodwill, to determine whether impairment may exist. Goodwill and certain intangible assets are assessed annually, or when certain triggering events occur, for impairment using fair value measurement techniques. These events could include a significant change in the business climate, legal factors, a decline in operating performance, competition, sale or disposition of a significant portion of the business, or other factors. Specifically, a goodwill impairment test is used to identify potential impairment by comparing the fair value of a reporting unit with its carrying amount, including goodwill. The Company uses level 3 inputs and a discounted cash flow methodology to assess impairment. A discounted cash flow analysis requires various judgmental assumptions to be made including future cash flows, growth rates, and discount rates. The assumptions about future cash flows and growth rates are based on the Company’s budget and long-term plans. Discount rate assumptions are based on an assessment of the risk inherent in the respective reporting units.

Intangible Assets

The following table presents details of the Company’s intangible assets (excluding goodwill) as of September 30, 2022:

	IP/ Technology	Tradename Trademarks	Non- Competes	Other	Total
Balances at December 31, 2021:	$-	$-	$-	$34,485	$34,485
Intangibles acquired	438,000	3,008,100	123,200	-	3,569,300
Less: Amortization	27,374	131,606	17,966	10,890	187,836
Balances at September 30, 2022	$410,626	$2,876,494	$105,234	$23,595	$3,415,949

Estimated amortization expense:

Year Ending
December 31,
2022 (remainder)	$104,742
2023	418,968
2024	409,893
2025	376,224
2026	363,384
Thereafter	1,742,738
Total	$3,415,949

F-40

NOTE 5 - NOTES PAYABLE

Notes Payable

Seller Note Payable. On April 21, 2022 the Company entered into an unsecured note payable with a former owner of Boston Solar as part of the Boston Solar acquisition. The face value of the note is $1,000,000 with no stated interest. Principal payments are due as follows: $250,000 due October 31, 2022, $250,000 due April 30, 2023, and $500,000 due October 31, 2023. The fair value of the note was determined to be $897,306 at the date of acquisition with the difference between the stated value and the fair value being amortized to interest expense over the 18 month period. At September 30, 2022, $468,515 is included in current portion of notes payable and $468,515 is included long-term notes payable.

Note Purchase Agreement. In July 2021, the Company entered into a Note Purchase Agreement with Bucktown Capital LLC (“BCL”) whereby the Company agreed to issue and sell to BCL a promissory note in the principal amount of $1,580,000 (the “Note”). The Note bears interest at the rate of Eight Percent (8%) per annum, and provides that for the calendar quarter beginning on January 1, 2022 and continuing for each calendar quarter thereafter until the Note is paid in full, the Company will make quarterly cash payments to BCL equal to $250,000. The Company may choose the frequency and amount of each payment (subject to a minimum payment of $50,000) during each applicable quarter so long as the aggregate amount paid during each quarter is equal to $250,000. The Note matures in July 2023. The Note contains the following covenants: (i) Company will timely file on the applicable deadline all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and will take all reasonable action under its control to ensure that adequate current public information with respect to Company, as required in accordance with Rule 144 of the 1933 Act, is publicly available, and will not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination; (ii) the common stock shall be listed or quoted for trading on any of (a) NYSE, (b) NASDAQ, (c) OTCQX, (d) OTCQB, or (e) OTC Pink; (iii) trading in Company’s common stock will not be suspended, halted, chilled, frozen, reach zero bid or otherwise cease trading on Company’s principal trading market for more than two (2) consecutive Trading Days; and (iv) Company will not enter into any financing transaction with John Kirkland or any of his affiliated entities. The Company was in compliance with these covenants at September 30, 2022. The Note is not convertible into any securities of the Company. At September 30, 2022, all of the remaining balance, $1,159,830, is included in current portion of notes payable.

SBA Loan. In May 2020, the Company received loan proceeds of $150,000 under the SBA’s Economic Injury Disaster Loan program (“EIDL”). The EIDL dated May 22, 2020, bears interest at 3.75%, has a 30-year term, is secured by substantially all assets of the Company, and is due in monthly installments of $731 beginning May 1, 2021. At September 30, 2022, $12,427 is included current portion of notes payable and $137,573 is included in long-term notes payable.

Convertible Notes Payable

Purchase Agreement. On April 21, 2022, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Cameron Bridge LLC, Target Capital LLC, and Walleye Opportunities Master Fund Ltd. (collectively the “Investors”), whereby the Investors purchased from the Company, and the Company issued, an aggregate principal amount of $4,885,353 of 15% original issue discount convertible promissory notes (each, a “Note” and collectively, the “Notes”), and (ii) warrants to purchase shares of common stock of the Company (each, a “Warrant” and collectively, the “Warrants”). Pursuant to the terms of the Purchase Agreement the Company (and or Boston Solar) also entered into the following agreements (also collectively referred to as the “Transaction Documents”): Registration Rights Agreement, Assignment of Boston Solar Membership Interest, Guarantor Security Agreement, Guaranty, and Pledge and Escrow Agreement. In order to secure the full and timely payment and performance of all of the Company’s obligations to the Investors under the Transaction Documents, the Company agreed to transfer, pledge, assign, and grant to the Investors a continuing lien and security interest in all right, title and interest of the Company’s 80.1% of the issued and outstanding Membership Interests of Boston Solar. Boston Solar guaranteed the obligations of the Company under the Notes and granted the Investors a security interest in and pledged its assets as collateral for the Notes, in the event of a default on the terms of the Notes. The Company agreed that it will prepare and, as soon as practicable, but in no event later than the Filing Deadline (as defined below), file with the SEC a registration statement; registering for resale (a) at least the number of shares of common stock equal to 125% of the sum of the maximum number of shares of common stock issuable upon conversion of the Notes at the initial conversion price thereof, and (b) 100% of the Warrant Shares (the “Initial Required Registration Amount”). The Registration Statement filed hereunder shall be on Form S-1 in connection with the Liquidity Event. “Liquidity Event” means a public offering of common stock (or units consisting of common stock and warrants to purchase common stock), resulting in the listing for trading of the common stock on the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing). “Filing Deadline” means: (i) with respect to the Initial Registration Statement, the earlier of (a) the date that a Registration Statement is filed in connection with the Liquidity Event and (b) 180 days. Each Note was designated as a 15% Convertible Promissory Note due the earlier of January 21, 2023 or upon the occurrence of the Liquidity Event. Upon an Event of Default, interest on the Notes immediately accrues thereafter at a rate equal to 18% per annum which shall be paid in cash monthly until the Default is cured. The Company shall have the option to prepay the Notes at any time after the Original Issue Date prior to or on the Maturity Date at an amount equal to 120% of the Prepayment Amount. Upon or following the occurrence of a Liquidity Event or an Event of Default, at the option of the holder, the Notes are convertible into Conversion Shares. The number of Conversion Shares to be issued upon each conversion is determined by dividing the Conversion Amount by the applicable Conversion Price then in effect, if the holder does not exercise its option to convert this Note upon or following the occurrence of a Liquidity Event, the Company shall be required to pay the amounts owing thereunder on the Liquidity Date in cash, as required therein. The Company shall not affect any conversion of the Notes, and a holder shall not have the right to convert any portion of the Notes, to the extent that after giving effect to the conversion, the holder (together with the holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the holder’s Affiliates would beneficially own in excess of 4.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion thereof. The holder, upon notice to the Company, may increase or decrease such percentage, but in no event shall it exceed 9.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Note held by the holder. At September 30, 2022 all of the note, $4,422,000, net of the original issue discount and debt issuance costs, is included in current portion of convertible notes payable. Additionally, at September 30, 2022, there has been no Liquidity Event or event of default, and as such, the note is not convertible, and no warrants have been issued.

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Seller Note Payable in Shares. On April 21, 2022, the Company issued an unsecured 36-month seller note to the chief executive officer of Boston Solar in the amount of $1,940,423 payable in shares of the Company’s common stock based on the volume weighted average closing share price of the Company’s common stock over the 60 trading days prior to April 21, 2022. The payments begin six months after April 21, 2022 and are paid quarterly over 30 months. The fair value of the note was determined to be $1,252,272. The difference between the stated value and the fair value is being amortized to interest expense over the 36-month period. At September 30, 2022, $401,121 is included in current portion of convertible notes payable, and $951,506 is included in long-term portion of convertible notes payable.

Seller Convertible Note. On April 21, 2022, the Company issued an unsecured convertible note of $976,016 to the chief executive officer of Boston Solar, payable in cash or in shares of the Company’s common stock at the holder’s option at a 20% discount to the market based on a predetermined formula. The stated interest rate on the note is 12.5 percent. The fair value of the note on April 21, 2022, was determined to be $1,378,111, a premium of $409,095. The note is due March 31, 2023. At September 30, 2022, all of the note, $1,378,111 is included in current portion of convertible notes payable.

EnergyWyze. Related to the acquisition of EnergyWyze, the Company incurred an initial purchase consideration obligation of $450,000 with a fair value of $339,599. The remaining fair value amount of the purchase obligation at September 30, 2022, is $75,464, of which $60,280 is included in current portion of notes payable and $15,184 is included in long-term notes payable

Other. In October 2016 the Company issued a convertible note payable in the amount of $10,500 to an accredited investor with interest at 0%, due October 2017, convertible at $0.525 per share. This note is currently in default and included in current portion of convertible notes payable.

As of September 30, 2022, the Company was in compliance with all covenants of its debt agreements, except for the $10,500 convertible note that is currently in default and included in Current Portion of convertible notes payable.

NOTE 6 - LEASES

Boston Solar was acquired on April 21, 2022 and has fixed rate non-cancelable operating lease agreements for office, warehouse, and parking real estate, vehicles, and tools. The monthly operating lease payments for real estate are from $4,372 to $18,466 and end September 2027. Vehicle leases range from $644 to $821 per month, and their end dates from December 2023 to September 2026. Tools lease payments are $1,312 per month and end March 2027. Total lease expense for the three months ended September 30, 2022 was $81,420. At April 21, 2022, as part of the acquisition, the Company recognized initial ROU assets and lease liabilities related to Boston Solar of $1,400,278 and $(1,400,278), respectively.

Future minimum operating lease payments are as follows:
Year Ending
December 31
2022 (remainder)	$81,341
2023	325,363
2024	312,726
2025	308,740
2026	303,923
Thereafter	215,819
Total	1,547,912
Less: interest	(232,351)
Present value of lease liabilities	1,315,561
Less: current portion	(244,470)
Lease liability, net of current portion	$1,071,091

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NOTE 7 - STOCKHOLDERS’ EQUITY

Class A Convertible Preferred Shares

As of September 30, 2022, and December 31, 2021, the Company had authorized 100,000,000 shares of preferred stock, $0.0001 par value per share, of which 80,000,000 shares are designated as Class A Convertible Preferred Stock (“Class A Stock”) with $0.0001 par value per share, of which 76,108,617 and 56,353,015 shares were issued and outstanding as of September 30, 2022, and December 31, 2021, respectively.

Each share of Class A Stock is convertible at any time into 25 shares of common stock, totaling 1,902,715,425 shares of common stock assuming full conversion of all outstanding shares as of September 30, 2022. No dividends are payable unless declared by the Board of Directors. Each share of Class A Stock votes with the shares of common stock and is entitled to 50 votes per share and ranks senior to all other classes of stock in liquidation in the amount of $1 per share.

On July 12, 2022, the Company awarded a bonus to each of its Chief Executive Officer and President, of 10 million shares of Class A Preferred Stock (the “Preferred Stock”). On July 15, 2022 the Company entered into an agreement with its CEO and President whereby the CEO and President agreed to certain restrictive covenants relating to these shares of Preferred Stock including but not limited to: agreeing to a three year restriction on the ability to sell the Preferred Stock, and a reduction of the conversion ratio under certain circumstances.

On July 14, 2022 the Company filed with the State of Nevada an Amended Certificate of Designation for its Class A Preferred Stock of the Company which provided for an increase of the number of authorized shares of Class A Preferred Stock to 80 million

Class B Convertible Preferred Stock

As of September 30, 2022, and December 31, 2021, the Company had authorized 1,500 shares of Class B Preferred Stock, $0.0001 par value per share, of which 0 and 48 shares were issued and outstanding as of September 30, 2022, and December 31, 2021, respectively.

Class C Convertible Preferred Stock

On January 28, 2021, the Company amended its Articles of Incorporation to designate 1,500 shares of undesignated preferred stock as Class C Preferred Stock, of which 19 and 760 shares were issued and outstanding as of September 30, 2022 and December 31, 2021, respectively.

The Company has the right to redeem the Class C Preferred Stock, in accordance with the terms stated by the Certificate of Designation.

The Company shall pay a dividend of three percent (3%) per annum on the Class C Preferred Stock. Dividends shall be paid quarterly, and at the Company’s discretion, in cash or Class C Preferred Stock calculated at the purchase price. The Stated Value (as defined by the Certificate of Designation) of the Class C Preferred Stock is $1,200 per share.

On June 8, 2022, the Company amended the conversion rights so that each share of the Class C Preferred Stock is convertible, at any time and from time to time from and after the issuance at the option of the Holder thereof, into that number of shares of common stock (subject to Beneficial Ownership Limitations) determined by dividing the Stated Value of such share by the lesser of (a) $0.1055; and (b) where applicable, a fixed price equaling one hundred percent (100%) of the lowest traded volume weighted average price (“VWAP”) for the fifteen (15) trading days preceding a conversion.

Class D Convertible Preferred Shares

On March 11, 2021, the Company amended its Articles of Incorporation to designate 2,000 shares of undesignated preferred stock as Class D Preferred Stock, of which 2,000 shares were issued and outstanding as of September 30, 2022, and December 31, 2021.

The Company has the right to redeem the Class D Preferred Stock, in accordance with the terms stated by the Certificate of Designation.

The Company shall pay a dividend of three percent (3%) per annum on the Class D Preferred Stock. Dividends shall be paid quarterly, and at the Company’s discretion, in cash or Class D Preferred Stock calculated at the purchase price. The Stated Value of the Class D Preferred Stock is $1,200 per share.

On June 8, 2022, the Company amended the conversion rights so that each share of the Class D Preferred Stock is convertible, at any time and from time to time from and after the issuance at the option of the Holder thereof, into that number of shares of common stock (subject to Beneficial Ownership Limitations) determined by dividing the Stated Value of such share by (a) $0.1055; and (b) where applicable, a fixed price equaling one hundred percent (100%) of the lowest traded VWAP for the fifteen (15) trading days preceding a conversion.

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Class E Convertible Preferred Shares

On April 7, 2022, the Company entered into a Securities Purchase Agreement (the “GHS Purchase Agreement”) with GHS Investments, LLC (“GHS”), whereby GHS agreed to purchase, in tranches, up to One Million Five Hundred Thousand Dollars ($1,500,000) of the Company’s Class E Preferred Stock in exchange for One Thousand Five Hundred (1,500) shares of Class E Preferred Stock in three separate tranches. The first tranche (the “Initial Closing Date”), occurred upon execution of the GHS Purchase Agreement with the purchase of Seven Hundred Seven (707) shares of Class E Preferred Stock for Seven Hundred Seven Thousand Dollars ($707,000). The Company completed the second and third tranche of the transactions set forth in the GHS Purchase Agreement and issued 500 shares of Class E Preferred Stock on May 23, 2022 in exchange for Five Hundred Thousand ($500,000) Dollars, and 293 shares of Class E Preferred Stock on September 27, 2022 in exchange for Two Hundred Ninety Three Thousand ($293,000) Dollars. In addition the Company issued GHS fifty shares of Class E Preferred Stock upon the Initial Closing Date as an equity incentive, and warrants to purchase 4,129,091 shares of its common stock at a purchase price of $.114 per share for a period of five years.

The Company has the right to redeem the Class E Preferred Stock, in accordance with the following schedule:

i.

If all of the Class E Preferred Stock are redeemed within ninety (90) calendar days from the issuance date thereof, the Company shall have the right to redeem the Class E Preferred Stock upon three (3) business days’ of written notice at a price equal to one hundred and fifteen percent (115%) of the Stated Value, together with any accrued but unpaid dividends;

ii.

If all of the Class E Preferred Stock are redeemed after ninety (90) calendar days and within one hundred twenty (120) calendar days from the issuance date thereof, the Company shall have the right to redeem the Class E Preferred Stock upon three (3) business days of written notice at a price equal to one hundred and twenty percent (120%) of the Stated Value together with any accrued but unpaid dividends; and

The Company shall pay a dividend of eight percent (8%) per annum on the Class E Preferred Stock. Dividends shall be paid quarterly, and at the Company’s discretion, in cash or Class E Preferred Stock calculated at the purchase price. The Stated Value of the Class E Preferred Stock is $1,200 per share.The Class E Preferred Stock will vote together with the common stock on an as-converted basis subject to the Beneficial Ownership Limitations (as set forth in the Certificate of Designation).The conversion price (the “Conversion Price”) for the Class E Preferred Stock is the amount equal to the lower of (1) a fixed price equaling the closing price of the common stock on the trading day immediately preceding the date of the GHS Purchase Agreement, and (2) 100% of the lowest VWAP of the Company’s common stock during the fifteen (15) trading days immediately preceding, but not including, the Conversion Date.

From the date of issuance until the date when the original holder no longer holds any shares of Class E Preferred Stock, upon any issuance by the Company or any of its subsidiaries of common stock or common stock equivalents for cash consideration, Indebtedness or a combination of units thereof (a “Subsequent Financing”), such holder may elect, in its sole discretion, to exchange (in lieu of conversion), if applicable, all or some of the shares of Class E Preferred Stock then held for any securities or units issued in a Subsequent Financing on a $1.00 for $1.00 basis. Upon a Subsequent Financing, such holder of at least one hundred (100) shares of Class E Preferred Stock shall have the right to participate in up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing.

As of September 30, 2022, and December 31, 2021, a total of 19,995,000 shares of preferred stock remains undesignated and unissued.

Common Stock

As of September 30, 2022, and December 31, 2021, the Company’s authorized common stock was 5,000,000,000 shares, at $0.0001 par value per share, with 96,742,753 and 58,785,924 shares issued and outstanding, respectively.

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Equity Financing Agreement

On September 16, 2021, the Company entered into an equity financing agreement (the “Equity Financing Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) with GHS, pursuant to which GHS shall purchase from the Company, up to that number of shares of common stock of the Company (the “Shares”) having an aggregate Purchase Price of Ten Million Dollars ($10,000,000), subject to certain limitations and conditions set forth in the Equity Financing Agreement from time to time over the course of twelve (12) months after an effective registration of the Shares with the SEC pursuant to the Registration Rights Agreement, is declared effective by the SEC.

Shares issued during the three months ended September 30, 2022

In July 2022 the Company issued 208,551 shares of common stock to a former employee for services rendered.

In September 2022, the Company issued 3,522,322 shares of common stock of the Company to GHS in exchange for conversion of 263 shares of Class C Preferred Stock.

In September 2022, the Company issued a total of 1,397,461 shares of common stock to GHS in exchange for $111,970 of cash.

In September 2022 the Company issued 70,955 shares of common stock to a former employee for services rendered.

In September 2022 the Company issued 1,298,701 shares of common stock to an investor relations firm for services rendered.

In September 2022 the Company issued 304,642 shares of common stock to board members for board related services.

NOTE 8 - RELATED PARTY TRANSACTIONS

Accrued Officer Compensation

As of September 30, 2022, and December 31, 2021, a total of $15,431 and $116,583, respectively, was accrued for unpaid officer wages due the Company's CEO, CFO and President under their respective employment agreements.

Other

As of September 30, 2022, and December 31, 2021, a total of $237,469 and $109,385 was accrued for unpaid wages due to two EnergyWyze managers.

During the three months ended September 30, 2022, the Chief Executive Officer advanced $100,000 to Box Pure Air and such amount is included in advances from related party.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

Litigation

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Except as discussed below, we are not presently a party to any material litigation, nor to the knowledge of management is any litigation threatened against us, which may materially affect us

On July 9, 2021 the Company and Direct Solar America served a complaint (the “Company Complaint”) in the United States District Court for the District of Arizona against Pablo Diaz Curiel, Kjelsey Johnson, and Brian Odle alleging, amongst other things, that the aforementioned individuals: (i) Interference with Direct Solar America’s existing and prospective business opportunities; (ii) Made unauthorized use of, claims of ownership, and/or offers for sale under Direct Solar America’s commercial identity; (iii) Misappropriated trade secrets of Direct Solar America; (iv) Breach of the Asset Purchase Agreement originally entered into between the Company and Mr. Diaz and Ms. Johnson (Mr. Diaz and Ms. Johnson); and (v) Breach of the Employment Agreement originally entered into between Direct Solar America and Mr. Diaz.

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Also on July 9, 2021 the Company was served with a Complaint by Mr. Diaz (and certain other parties) against the Company and certain officers (and former officers) of the Company (the “Diaz Complaint”). On August 11, 2021, an Order was issued consolidating the Company Complaint and the Diaz Complaint which results in the two legal actions being consolidated into one matter, and requiring Defendants to refile their Complaint as a counterclaim. A Counterclaim was submitted by Pablo Diaz Curiel, Kjelsey Johnson, Elijah Chaffino, Dan Shikiar, Jagusa Holdings, Inc. and Brian Odle against the Company and Direct Solar America, Greg Lambrecht, Wil Ralston and Corey Lambrecht. The Counterclaim includes but is not limited to the following material allegations: (i) violation of Section 10b-5 of the Exchange Act; (ii) Breach of Contract; (iii) Tortious Interference; (iv) Breach of Fiduciary Duty; (v) Unlawful diversion of ownership, earnings and monies; (vi) Intentional Misrepresentations; and (vii) Engaging in a pattern and practice of acquisitions based on false promises. The Counterclaim was filed September 11, 2021.

On July 14, 2021, the Company filed a First Amended Complaint (the “FAC”) adding parties Solar Integrated Roofing Corporation (“SIRC”), USA Solar Network, LLC, David Massey (“Massey”), Christina Berume and Jessica Hernandez in addition to Pablo Diaz Curiel, Kjelsey Johnson and Brian Odle as defendants. In the FAC, the Company alleges (amongst other things) that the defendants: (i) Misappropriated trade secrets; (ii) Breached the Asset Purchase Agreement (Mr. Diaz and Ms. Johnson); (iii) Breached the Employment Agreement (Mr. Diaz); (iv) Breached the Implied Covenant of Good Faith and Fair Dealing (Mr. Diaz and Ms. Johnson); (v) Breached Fiduciary Duties (Mr. Diaz); (vi) Engaged in Unfair Competition; (vii) Violated the Arizona Uniform Trade Secrets Act; (viii) Intentionally Interfered with Contract/Business Expectancy; (ix) Converted assets of the Company; (x) Were Unjustly Enriched; and (xi) Committed Violations of the Lanham Act. On August 27, 2021, the Company filed a Second Amended Compliant which includes additional causes of action including Copyright Infringement (USA Solar Network, LLC) and Defamation (Mr. Diaz).

On September 10, 2021 SIRC, USA Solar Network, LLC and Massey filed a motion to dismiss the claims as it relates to such parties.

On February 22, 2022, a Senior Judge signed the order stating that Defendants SIRC and Massey’s Motion to Dismiss was granted in part and denied in part. With respect to Defendant Massey, the Court dismissed all claims against him for lack of personal jurisdiction. With respect to Defendant SIRC, the Court dismissed the following claims from the Second Amended Complaint under Federal Rule of Civil Procedure 12(b)(6): (a) unfair competition (count seven); (b) intentional interference with contract/business expectancy (count nine); (c) conversion (count ten); and (d) unjust enrichment (count eleven). The remaining claims against Defendant SIRC survived the Motion to Dismiss and remain before the Court. The court ordered that Plaintiffs’ Motion to Compel Arbitration of all of Defendant Diaz’s counterclaims under his Employment Agreement with Direct Solar America was granted. The Court ordered the dismissal of the following claims from the FAC: count three in its entirety, count six as to Defendant Diaz, and counts five, nine, ten, eleven, and thirteen as to Diaz, to the extent those claims are based on Diaz’s rights and responsibilities under the Employment Agreement subject to arbitration. The court further ordered that Counterdefendants’ Motion to Dismiss was granted in part and denied in part.

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NOTE 10 - REVENUE CLASSES AND CONCENTRATIONS

Selected financial information for the Company’s operating revenue for disaggregated revenue purposes are as follows:

	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021

Revenue by product/service lines:

Retail	$2,153,094	$398,471
Distribution	2,881	14,569
Services	10,519,475	554,672
Total	$12,675,450	$967,712

Revenue by subsidiary:

Singlepoint (parent company)	$21,778	$28,428
Boston Solar	10,244,703	-
Box Pure Air	2,126,821	350,395
Direct Solar America	119,412	448,267
DIGS	7,376	34,217
Energy Wyze	155,360	106,405
Total	$12,675,450	$967,712

One customer comprised 11% of the Company’s revenue for the nine months ended September 30, 2022. No customers comprised 10% or greater of the Company’s revenue for the nine months ended September 30, 2021.

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NOTE 11 - SUBSEQUENT EVENTS

Convertible Preferred Stock

On November 3, 2022, the Company entered a Securities Purchase Agreement (the “Purchase Agreement”) with GHS, whereby GHS agreed to purchase, Three Hundred Fifty (350) shares of the Company’s Class E Preferred Stock in two equal tranches of One Hundred Seventy Five Thousand ($175,000) Dollars. The first tranche (the “Initial Closing Date”), occurred promptly upon execution of the Purchase Agreement, is the purchase of One Hundred Seventy Five (175) shares of Class E Preferred Stock for One Hundred Seventy Five Thousand Dollars ($175,000). The second tranche, scheduled for Fifteen (15) trading days following the Initial Closing Date, upon satisfaction of the applicable deliveries and closing conditions set forth in the Purchase Agreement, is the purchase of One Hundred Seventy Five (175) shares of Class E Preferred Stock for One Hundred Seventy Five Thousand Dollars ($175,000). In addition the Company issued GHS ten shares of Class E Preferred Stock upon the Initial Closing Date as an equity incentive, and agreed to issue ten shares of Class E Preferred Stock upon the closing of the second tranche as an equity incentive.

On November 3, 2022 the Company filed with the State of Nevada, an Amended and Restated Certificate of Designation for the Class E Preferred Stock to increase the number of authorized shares of Class E Preferred Stock to 2,500. All other terms of the Certificate of Designation for the Class E Preferred Stock remain as originally provided.

The foregoing description of the terms of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the complete text of the document attached as an exhibit to the Company’s Current Report on Form 8-K.

Original Issue Discount Notes

On October 25, 2022, the Company entered a Securities Purchase Agreement (the “OID Purchase Agreement”) with 622 Capital, LLC (“622 Capital”), whereby 622 Capital purchased from the Company, and the Company issued, (i) an aggregate principal amount of $600,000 of 20% original issue discount senior notes (each, a “Note” and collectively, the “Notes”), and (ii) 2,620,545 shares of common stock, par value $0.0001 per share, of the Company.

Each Note was designated as a 20% Original Issue Discount Senior Note due the earlier of January 21, 2023 or upon the occurrence of the Liquidity Event (as defined in the Note). If the Notes remain outstanding after the Maturity Date or an Event of Default (each as defined in the Note), then the Notes are subject to an interest rate of 15% per annum, provided that if (x) the Liquidity Event occurs on or prior to January 21, 2023 and (y) the Company pays the outstanding principal of the Notes to the holder, then such interest will be waived retroactive to the date of the first issuance of the Notes (the “Original Issue Date”). Upon an Event of Default, the sum of the outstanding principal amount of the Notes and any accrued and unpaid interest thereon shall become, at the election of the holder of the Notes, immediately due and payable in cash. The Company shall have the option to prepay the Notes at any time after the Original Issue Date prior to or on the Maturity Date at an amount equal to the sum of the outstanding principal amount of the Notes and any accrued and unpaid interest thereon, without any prepayment premium or penalty.

The foregoing description of the terms of the OID Purchase Agreement and the Notes do not purport to be complete and is qualified in its entirety by the complete text of the documents attached as an exhibit to the Company’s Current Report on Form 8-K.

F-48

 Independent Auditors’ Report

Members of

The Boston Solar Company, LLC

Opinion

We have audited the financial statements of The Boston Solar Company, LLC (the Company), which comprise the balance sheets as of December 31, 2021 and 2020, and the related statements of operations, members’ deficit, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

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In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Turner, Stone & Company, L.L.P.

Dallas, Texas July 5, 2022

F-50

THE BOSTON SOLAR COMPANY, LLC
BALANCE SHEETS

	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$869,376	$495,683
Accounts receivable, net	1,229,058	2,052,777
Inventory, net	939,592	845,111
Contract assets	298,858	217,927
Prepaid expenses and other current assets	46,552	16,718
Total current assets	3,383,436	3,628,216

Property and equipment, net	60,609	54,474
Security deposits	26,419	26,419
Total assets	$3,470,464	$3,709,109

LIABILITIES AND MEMBERS' DEFICIT
Current liabilities:
Forgivable Debt	$-	$904,797
Current portion of long-term debt	192,023	350,401
Current portion of capital lease obligations	4,932	4,652
Accounts payable	2,421,087	1,982,358
Accrued expenses	592,004	429,328
Accrued warranty and production guarantee liabilities	150,199	131,570
Customer deposits	2,544,593	1,905,600
Total current liabilities	5,904,838	5,708,706

Long term debt, net	805,844	851,214
Capital lease obligations, net	7,016	11,948
Total liabilities	6,717,698	6,571,868

Members' deficit	(3,247,234)	(2,862,759)
Total liabilities and members' deficit	$3,470,464	$3,709,109

The accompanying notes are an integral part of these financial statements.

F-51

THE BOSTON SOLAR COMPANY, LLC
STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2021	2020

Revenue, net	$17,691,635	$15,298,238

Cost of goods sold	12,554,681	10,717,427

Gross profit	5,136,954	4,580,811

Operating expenses:
General and administrative	6,106,507	5,074,022
Advertising and marketing	397,920	414,947
Total operating expenses	6,504,427	5,488,969

Loss from operations	(1,367,473)	(908,158)

Other income (expense):
Debt forgiveness income	904,797	-
Other income	203,457	180,478
EIDL forgiveness income	-	10,000
Interest expense - amortization of debt issuance costs	(2,316)	(2,138)
Interest expense	(122,940)	(107,371)
Total other income (expense)	982,998	80,969

Net loss	$(384,475)	$(827,189)

The accompanying notes are an integral part of these financial statements.

F-52

THE BOSTON SOLAR COMPANY, LLC
STATEMENTS OF MEMBERS' DEFICIT

Balance at December 31, 2019	$(2,035,570)

Net loss year ended December 31, 2020	(827,189)

Balance at December 31, 2020	(2,862,759)

Net loss year ended December 31, 2021	(384,475)

Balance at December 31, 2021	$(3,247,234)

The accompanying notes are an integral part of these financial statements.

F-53

THE BOSTON SOLAR COMPANY, LLC
STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(384,475)	$(827,189)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	27,204	53,086
Interest expense - amortization of debt issuance costs	2,316	2,138
Debt forgiveness income	(904,797)	-
Bad debt expense	100,153	-
Changes in operating assets and liabilities
Accounts receivable	723,566	(972,128)
Accrued revenue	-	564,423
Inventory	(94,481)	209
Costs and estimated earnings in excess of related billings on uncompleted contracts	(80,931)	(24,554)
Prepaid expenses	(29,834)	(13,787)
Accounts payable	438,729	230,727
Accrued expenses	162,676	156,780
Accrued warranty and production guarantee liabilities	18,629	23,172
Customer deposits	638,993	29,180
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	617,748	(777,943)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	-	-
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from forgivable debt	-	904,797
Proceeds from long-term debt	-	150,000
Repayments of long-term debt	(206,064)	(290,183)
Prepayments on capital lease obligations	(37,991)	(4,387)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(244,055)	760,227

NET CHANGE IN CASH	373,693	(17,716)

Cash at beginning of period	495,683	513,399

Cash at end of period	$869,376	$495,683

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for interest	$122,940	$107,371

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Purchase of property and equipment on credit	$33,339	$-

The accompanying notes are an integral part of these financial statements.

F-54

THE BOSTON SOLAR COMPANY, LLC

NOTES TO THE FINANCIAL STATEMENTS

1. Organization and Basis of Presentation

Organization

The Boston Solar Company, LLC (the “Company”), is a limited liability company formed in May 2013 under the laws of the state of Delaware and is headquartered in Woburn, Massachusetts. It previously operated as The Boston Solar Company, Inc. from February 2011 to April 2013. The Company is a residential and commercial solar installer operating in Massachusetts.

Basis of Presentation

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP") as detailed in the Financial Accounting Standards Board's ("FASB") Accounting Standards Codification ("ASC").

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosures. Accordingly, the actual amounts could differ from those estimates. Any adjustments applied to estimated amounts are recognized in the year in which such adjustments are determined.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities at the date of purchase of three months or less to be cash equivalents. Cash and cash equivalents include bank demand deposits, marketable securities with maturities of three months or less at purchase, and money market funds that invest primarily in certificates of deposits, commercial paper and U.S. government and U.S. government agency obligations. Cash equivalents are reported at fair value. As of December 31, 2021, and 2020, there were $192,856 and $357,322 of cash equivalents, respectively.

Fair Value of Financial Instruments

In accordance with the reporting requirements of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 825, "Financial Instruments", the Company calculates the fair value of its assets and liabilities which qualify as financial instruments under this standard and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. The carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximates fair value due to the relatively short maturity of these instruments.

The carrying value of notes payable also approximate fair value since they bear market rates of interest and other terms. None of these instruments are held for trading purposes.

F-55

The measurement of fair value requires the use of techniques based on observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company's market assumptions. The inputs create the following fair value hierarchy:

•	Level 1 - Quoted prices for identical instruments in active markets.

•

Level 2 - Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and valuations where inputs are observable or where significant value drivers are observable.

•	Level 3 - Instruments where significant value drivers are unobservable to third parties.

Revenue Recognition

The Company adheres to the requirements of Financial Accounting Standards Board Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, and related guidance (Topic 606). Topic 606 establishes a core principle requiring the recognition of revenue to depict the transfer of promised goods or services to customers in an amount reflecting the consideration to which the entity expects to be entitled in exchange for such goods or services. The standard requires an entity to (1) identify the contract, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations, and (5) recognize revenue as each performance obligation is satisfied or completed.

Revenue is recognized upon the transfer of control of promised goods or services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products or services.

Construction Contract Performance Obligations, Revenues and Costs

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account. The Company evaluates whether two or more contracts should be combined and accounted for as one performance obligation and whether the combined or single contract should be accounted for as more than one performance obligation. This evaluation requires significant judgment, and the decision to combine a group of contracts or separate a single contract into multiple performance obligations could change the amount of revenue and profit recorded in a given period. The Company's installation contracts have a single performance obligation as the promise to transfer the individual goods or services is not separately identifiable from other promises in the contract and integrated and, therefore, not distinct. Less commonly, the Company may promise to provide distinct goods or services within a contract, in which case the contract is separated into more than one performance obligation. If a contract is separated into more than one performance obligation, the total transaction price is allocated to each performance obligation in an amount based on the estimated relative standalone selling prices of the promised goods or services underlying each performance obligation.

The primary method used to estimate standalone selling price of each performance obligation is the expected cost plus a margin approach, under which the Company estimates the costs of satisfying the performance obligations and then adds appropriate margins.

The Company recognizes revenue over time on its contracts when it satisfies a performance obligation by continuously transferring control to a customer. The customer typically controls the contract and related service, as evidenced by contractual termination clauses or by contract terms specifying the Company's rights to payment for work performed to date, plus a reasonable profit to deliver products or services that do not have an alternative use to the Company.

Management has determined that using contract costs as an input method depicts the continuous transfer of control to customers as the Company incurs these costs from fixed-price or lump-sum contracts.

Under this method, actual direct contract costs incurred are compared to total estimated contract costs for each contract to determine a percentage depicting progress toward contract completion or satisfaction of performance obligations. This percentage is applied to the contract price or allocated transaction price to determine the amount of cumulative revenue to recognize.

F-56

Contract costs include all installed materials, direct labor and subcontract costs. Operating costs are charged to expense as incurred.

Contract costs incurred that do not contribute to satisfying performance obligations and are not reflective of transferring control to the customer, such as uninstalled materials and rework labor, are excluded from the percent complete calculation.

Contract Estimates

The estimation of total revenue and cost at completion requires significant judgment and involves the use of various estimation techniques. Management must make assumptions and estimates regarding labor productivity and availability, the complexity of the work to be performed, the cost and availability of materials, and the performance of subcontractors. Changes in job performance, job conditions and estimated profitability, including those changes arising from contract penalty provisions and final contract settlements, may result in revisions to costs and revenue. Such changes are recognized in the period in which the revisions are determined. If, at any time, the estimate of contract profitability indicates an anticipated loss on the contract, a provision for the entire loss is recognized in the period in which it is identified.

Contract Modifications

Contract modifications are routine in the performance of the Company's contracts. Contracts are often modified to account for changes in the contract specifications or requirements. In most instances, contract modifications are for goods or services that are not distinct and are accounted for as part of the existing contract.

Contract Assets and Liabilities

Billing practices are governed by the contract terms of each project based primarily on costs incurred, achievement of milestones or predetermined schedules. Billings do not necessarily correlate with revenue recognized over time. Contract assets represent revenues recognized in excess of amounts billed. Contract liabilities represents billings in excess of revenues recognized.

Accrued revenue includes amounts which have met the criteria for revenue recognition and have not yet been billed to the client.

The January 1, 2020 balance in accounts receivable was $1,080,649 contract assets was $134,234, and the customer deposits liability account was $1,876,420.

The Company's residential contracts include payments terms that call for payment upon receipt of the invoice, and their commercial contracts call for payment between 15 and 60 days from the invoice date, primarily within 30 days.

Accounts Receivable

The Company carries its accounts receivable at the amount management expects to collect from outstanding receivables. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, when deemed necessary, based on historic write offs and collections and current credit conditions.

Accounts receivable is net of an allowance for doubtful accounts of $120,341 and $63,984 as of December 31, 2021 and 2020, respectively. During the years ended December 31, 2021 and 2020, the Company wrote off $100,154 and $52,834, respectively.

F-57

Inventory

Inventory consists primarily of photovoltaic modules, inverters, racking and associated finished parts required for the assembly of photovoltaic systems. Inventories are valued at the lower of cost or net realizable value determined by the first-in, first-out method. The Company writes down its inventory for estimated obsolescence equal to the difference between the carrying value of the inventory and the estimated net realizable value based upon assumptions about future demand and market conditions. If actual future demand or market conditions are less favorable than those projected by management, additional inventory write-downs may be required.

Inventory is net of a reserve for obsolescence of $105,293 and $100,941 as of December 31, 2021 and 2020, respectively.

Property and Equipment, Net

Property and equipment is stated at cost less accumulated depreciation. Depreciation is calculated using straight-line and accelerated methods over the estimated useful lives of such assets. Expenditures for maintenance and repairs are charged to expense as incurred.

Useful lives and residual values are reviewed and adjusted, if appropriate, at the end of each reporting period. An asset's carrying amount is written down immediately to its recoverable amount if the asset's carrying amount is greater than its estimated recoverable amount. The cost and accumulated depreciation of assets retired or sold are removed from the respective accounts and any gain or loss is recognized in operations.

The major classes and estimated useful lives of property and equipment are as follows at December 31:

	2021	2020	Estimated Useful Lives
Tools	$16,200	$16,200	5 years
Machinery and equipment	132,617	132,617	5 - 7 years
Computer equipment	102,685	102,685	5 years
Furniture and fixtures	49,690	49,690	7 years
Software	4,683	4,683	3 years
Vehicles	305,206	330,797	5 years
Leasehold improvements	40,100	40,100	5 - 8 years
	651,181	676,772
Less: accumulated depreciation	(590,572)	(622,298)

Property and equipment, net	$60,609	$54,474

Accrued Warranty and Production Guarantee Liabilities

As a standard practice, the Company warranties its labor for ten years from the completion date of their installation projects and passes through manufacturer warranties on products installed. These warranties are not separately priced, therefore, costs related to the warranties are accrued when management determines they are able to estimate them. Management has not separately accounted for the actual warranty costs each year, and has accrued based on their best estimates as of each year end.

As a standard practice, the Company provides a two-year production guarantee on installed solar systems. These production guarantees are not separately priced, therefore, costs related to production guarantees are accrued based on management's best estimates as of each year end. Separately, the Company offers customers an optional ten-year production guarantee that can be purchased for $1,000.

Income Taxes

The Company is treated as a partnership for both federal and state income tax purposes. In lieu of corporation income taxes, members of a partnership are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for income taxes has been recorded in the consolidated financial statements.

F-58

It is the Company's policy to recognize any interest and penalties in the provision for taxes when applicable.

Advertising

The Company's advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 2021 and 2020 was $206,483 and $196,289, respectively.

Forgivable Debt

Currently there is no authoritative guidance under U.S. GAAP that addresses accounting and reporting by a nongovernmental entity, that is a business entity, that receives forgivable debt from a government entity.

Management has elected to recognize forgivable debt received from a government entity as debt until debt extinguishment occurs when the Company is legally released from being the obliger. Under this method, upon legal release as obliger, the Company recognizes the forgiven amount as income in the statements of operations.

Recent Accounting Standards

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (FASB) or other standard setting bodies. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

3. Uncompleted Contracts

Deferred costs, costs, estimated earnings and billings on uncompleted contracts consist of the following as of December 31:

	2021	2020
Deferred costs	$116,024	$158,788
Estimated earnings
	116,204	158,788
Less: billings to date
Deferred costs and costs and estimated earnings in excess of related billings on uncompleted contracts	$116,204	$158,788

Deferred costs includes permitting costs to fulfill contracts on installations in progress as of December 31.

4. Forgivable Debt

In reaction to the coronavirus disease (COVID-19) outbreak, the U.S. government has responded with relief legislation. Certain legislation called the Coronavirus Aid, Relief, and Economic Security (CARES) Act, as amended and clarified in later legislation, authorized emergency loans to businesses by establishing, and providing funding for, forgivable bridge loans under the Paycheck Protection Program (PPP).In April 2020, the Company benefited from the CARES Act by receiving $904,797 under the PPP. Under the PPP, the Small Business Administration (SBA) will forgive the proceeds received if eligibility and other criteria are met, at which time the Company will recognize the forgiven amount as income. Once the SBA reviews and approves the forgiveness amount, the SBA has the right to audit the Company's compliance with the PPP for a period of up to six years. The Company received forgiveness of the entire loan from the SBA and its bank released the Company from repayment in March 2021.

F-59

5. Long-Term Debt

Long-term debt consists of the following at December 31:	2021	2020

Note payable to a finance company, due November 2021, payable in monthly installments of $1,782 including interest at 17.0%. The loan is collateralized by substantially all of the Company's assets.	-	17,528
Note payable to a bank, due December 2021, payable in monthly installments of $9,150 including interest at 4.50%. The loan is collateralized by substantially all of the Company's assets.	57,756	150,455
Unsecured note payable to an individual, due October 2022, payable in sixteen quarterly installments of $24,156 plus fixed monthly interest installments of $5,500 until the note is repaid in full.	72,469	169,094
Note payable to a bank, due August 2026, payable in monthly installments of $6,311 including interest at 6.50%. The loan is collateralized by substantially all of the Company's assets and guaranteed by a member of the Company.	349,723	380,068
Note payable to a bank, payable in monthly interest only installments through August 2024, then converting to a term loan maturing in August 2029. The loan is collateralized by substantially all of the Company's assets and guaranteed by a member of the Company.	348,901	348,901
Note payable to a bank, due February 2027, payable in monthly installments of $628 including interest at 8.55%. The loan is collateralized by a vehicle.	31,133	-
SBA EIDL loan payable to a bank due June 2050, payable in monthly installments of $731 including interest at 3.75%,	150,000	150,000
Total long-term debt	1,009,982	1,216,046
Less, unamortized debt issuance costs	(12,115)	(14,431)
Long-term debt, net of unamortized debt issuance costs	997,867	1,201,615
Less current portion of long-term debt	(192,023)	(350,401)

Long-term debt, net of current portion and unamortized debt issuance costs	$805,844	$851,214

Principal maturities of long-term debt are as follows:

Year Ending December 31,
2022	$192,023
2023	69,053
2024	84,820
2025	144,366
2026	175,122
Thereafter	344,598
$1,009,982

Debt Issuance Costs

The Company incurred debt issuance costs as part of entering into note payable agreements. These costs totaled $39,127 and are recorded net of accumulated amortization of $27,012 and $24,696 at December 31, 2021 and 2020, respectively.

The costs are being amortized to interest expense over the remaining life of the loans to which they relate, and are recorded as a reduction to long-term debt.

F-60

6. Commitments and Contingencies

From time-to-time, the Company may have certain contingent liabilities that arise in the ordinary course of business. The Company accrues for liabilities when it is probable that future expenditures will be made and such expenditures can be reasonably estimated. For all periods presented, other than as set forth below, the Company was not a party to any pending material litigation or other material legal proceedings.

Obligations Under Capital Leases

The Company leases certain office and warehouse equipment under capital leases. The economic substance of these leases is that the Company is financing the acquisition of the equipment through the leases, and accordingly, the equipment is recorded as assets and the payments due on the leases are recorded as liabilities.

The following is an analysis of the leased assets included in property and equipment at December 31:

	2021	2020
Equipment under capital leases	$24,382	$24,382
Less: accumulated depreciation	(12,434)	(7,782)
	$11,948	$16,600

Obligations under capital leases require monthly payments ranging from $258 to $465, including interest ranging from 5.00% to 6.50%, and both mature during the year ended December 31, 2024.

Future minimum payments under these leases are as follows for the years ending December 31:

2022	5,495
2023	5,495
2024	1,374
12,364
Less amount representing interest	(416)
Present value of minimum lease payments	11,948
Less current portion	(4,932)
Obligations under capital leases, net of current portion	$7,016

Operating Leases

The Company is party to non-cancellable leases for office space, warehouse space, tools and vehicles, and also occasionally leases vehicles under short-term agreements.

Total rent expense under these agreements was $283,559 and $301,917, respectively, for the years ended December 31, 2021 and 2020.

Future minimum lease payments for noncancelable leases with terms exceeding one year from the most recent balance sheet date are as follow for the year ending December 31:

2022	211,700
2023	44,304
2024	29,536
$285,540

Real estate taxes, insurance and maintenance expenses and other related operating expenses of the facilities are generally obligations of the Company and, accordingly, are not part of the minimum rent payable.

7. Employee Retirement Plan

The Company maintains an employee retirement plan under which eligible employees may defer a portion of their annual compensation, pursuant to section 401(k) of the Internal Revenue Code. The Company may make a discretionary matching contribution to the plan on behalf of its employees. There was no such employer matching contribution made in 2021 or 2020.

F-61

8. Members' Deficit

The members of the Company are not required to make any additional capital contributions to the Company and are generally not personally liable for obligations or liabilities of the Company.

9. Concentrations

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable.

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. As of December 31, 2021, the Company's cash balance exceeded the federally insured limit by $426,521. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash.

As of December 31, 2021, no customer represented 10% or more of total accounts receivable. As of December 31, 2020, one customer represented 13% of total accounts receivable.

Major Vendors

During the year ended December 31, 2021, the Company purchased approximately 85% of its materials from five suppliers. During the year ended December 31, 2020, the Company purchased approximately 86% of its materials from five suppliers. However, other suppliers could provide similar products at comparable prices.

10. Risks and Uncertainties

During 2020, local, U.S., and world governments have encouraged self-isolation to curtail the spread of the global pandemic, COVID-19, by mandating the temporary shut-down of business in many sectors and imposing limitations on travel and size and duration of group meetings. Most industries are experiencing disruption to business operations and the impact of reduced consumer spending. There is unprecedented uncertainty surrounding the duration of the pandemic, its potential economic ramifications, and any government actions to mitigate them. Accordingly, while management cannot quantify the financial and other impact to the Company, management believes that a material impact on the Company's financial position and results of future operations is reasonably possible.

11. Subsequent Events

The Company as evaluated all subsequent events and transactions through July 5, 2022, the date that the financial statements were available to be issued and noted no subsequent events requiring financial statement recognition or disclosure, except as noted below.

The SinglePoint Transaction

On April 21, 2022, SinglePoint Inc. purchased an aggregate of 80.1% of the outstanding membership interests (the “Purchased Interests”) of the Company. The aggregate purchase price for the Purchased Interests is $6,453,608 excluding closing adjustments for working capital, debt reduction, and other holdbacks.

New Lease Agreement

Effective April 15, 2022, the Company entered into a lease extension to secure parking, warehouse, and office facilities. The lease runs through October 30, 2027 with a monthly cost of $22,838.00.

F-62

THE BOSTON SOLAR COMPANY, LLC
BALANCE SHEETS
(unaudited)

	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$690,667	$869,376
Accounts receivable, net	2,229,089	1,229,058
Inventory, net	811,699	939,592
Contract assets	241,712	298,858
Prepaid expenses and other current assets	218,747	46,552
Total current assets	4,191,914	3,383,436

Property and equipment, net	124,125	60,609
Security deposits	26,419	26,419
Total assets	$4,342,458	$3,470,464

LIABILITIES AND MEMBERS' DEFICIT
Current liabilities:
Current portion of long-term debt	$192,023	$192,023
Current portion of capital lease obligations	4,932	4,932
Accounts payable	2,595,598	2,421,087
Accrued expenses	860,767	592,004
Accrued warranty and production guarantee liabilities	150,199	150,199
Customer deposits	3,478,553	2,544,593
Total current liabilities	7,282,072	5,904,838

Long term debt, net	798,911	805,844
Capital lease obligations, net	7,016	7,016
Total liabilities	8,087,999	6,717,698

Members' deficit	(3,745,541)	(3,247,234)
Total liabilities and members' deficit	$4,342,458	$3,470,464

The accompanying notes are an integral part of these financial statements.

F-63

THE BOSTON SOLAR COMPANY, LLC
STATEMENTS OF OPERATIONS
(unaudited)

	For the Three Months Ended March 31,
	2022	2021
Revenue, net	$4,799,780	$3,717,745

Cost of goods sold	3,595,887	2,389,682

Gross profit	1,203,893	1,328,063

Operating expenses:
General and administrative	1,651,765	1,358,179
Advertising and marketing	80,449	112,886
Total operating expenses	1,732,214	1,471,065

Loss from operations	(528,321)	(143,002)

Other income (expense):
Debt forgiveness income	-	904,797
Other income	44,187	64,444
Interest expense	(14,173)	(8,416)
Total other income (expense)	30,014	960,825

Net loss	$(498,307)	$817,823

The accompanying notes are an integral part of these financial statements.

F-64

THE BOSTON SOLAR COMPANY, LLC
STATEMENTS OF MEMBERS' DEFICIT
(unaudited)

Balance at December 31, 2021	$(3,247,234)

Net loss for the three months ended March 31, 2022	(498,307)

Balance at March 31, 2022	$(3,745,541)

Balance at December 31, 2020	$(2,862,759)

Net income for the three months ended March 31, 2021	817,823

Balance at March 31, 2021	$(2,044,936)

The accompanying notes are an integral part of these financial statements.

F-65

THE BOSTON SOLAR COMPANY, LLC
STATEMENTS OF CASH FLOWS
(unaudited)

	For the Three Months Ended March 31,
	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(498,307)	$817,823
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	(84,812)	(25,994)
Interest expense - amortization of debt issuance costs	5,277	1,943
Debt forgiveness income	-	(904,797)
Changes in operating assets and liabilities
Accounts receivable	(1,000,031)	510,923
Inventory	127,893	(56,751)
Costs and estimated earnings in excess of related billings on uncompleted contracts	57,146	118,092
Prepaid expenses	(172,195)	(152,587)
Accounts payable	174,511	(357,026)
Accrued expenses	268,763	78
Customer deposits	933,960	27,161
NET CASH USED IN OPERATING ACTIVITIES	(187,795)	(21,135)

CASH FLOWS FROM INVESTING ACTIVITIES:
Disposal of property and equipment	21,296	-
NET CASH PROVIDED BY INVESTING ACTIVITIES	21,296	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt	-	20,208
Repayments of long-term debt	(12,210)	-
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(12,210)	20,208

NET CHANGE IN CASH	(178,709)	(927)

Cash at beginning of period	869,376	495,683

Cash at end of period	$690,667	$494,756

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$27,054	$26,842

The accompanying notes are an integral part of these financial statements.

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THE BOSTON SOLAR COMPANY, LLC

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

1. Organization and Basis of Presentation

Organization

The Boston Solar Company, LLC (the Company), is a limited liability company formed in May 2013 under the laws of the state of Delaware and is headquartered in Woburn, Massachusetts. It previously operated as The Boston Solar Company, Inc. from February 2011 to April 2013. The Company is a residential and commercial solar installer operating in Massachusetts.

Basis of Presentation

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP") as detailed in the Financial Accounting Standards Board's ("FASB") Accounting Standards Codification ("ASC").

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosures. Accordingly, the actual amounts could differ from those estimates. Any adjustments applied to estimated amounts are recognized in the year in which such adjustments are determined.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities at the date of purchase of three months or less to be cash equivalents. Cash and cash equivalents include bank demand deposits, marketable securities with maturities of three months or less at purchase, and money market funds that invest primarily in certificates of deposits, commercial paper and U.S. government and U.S. government agency obligations. Cash equivalents are reported at fair value. As of March 31, 2022 and December 31, 2021, there were $66,505 and $192,856 of cash equivalents. respectively.

Fair Value of Financial Instruments

In accordance with the reporting requirements of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 825, "Financial Instruments", the Company calculates the fair value of its assets and liabilities which qualify as financial instruments under this standard and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. The carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximates fair value due to the relatively short maturity of these instruments.

The carrying value of notes payable also approximate fair value since they bear market rates of interest and other terms. None of these instruments are held for trading purposes.

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The measurement of fair value requires the use of techniques based on observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company's market assumptions. The inputs create the following fair value hierarchy:

•	Level 1 - Quoted prices for identical instruments in active markets.

•

Level 2 - Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations where inputs are observable or where significant value drivers are observable.

•	Level 3 - Instruments where significant value drivers are unobservable to third parties.

Revenue Recognition

The Company adheres to the requirements of Financial Accounting Standards Board Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, and related guidance (Topic 606). Topic 606 establishes a core principle requiring the recognition of revenue to depict the transfer of promised goods or services to customers in an amount reflecting the consideration to which the entity expects to be entitled in exchange for such goods or services. The standard requires an entity to (1) identify the contract, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations, and (5) recognize revenue as each performance obligation is satisfied or completed.

Revenue is recognized upon the transfer of control of promised goods or services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products or services.

Construction Contract Performance Obligations, Revenues and Costs

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account. The Company evaluates whether two or more contracts should be combined and accounted for as one performance obligation and whether the combined or single contract should be accounted for as more than one performance obligation. This evaluation requires significant judgment, and the decision to combine a group of contracts or separate a single contract into multiple performance obligations could change the amount of revenue and profit recorded in a given period. The Company's installation contracts have a single performance obligation as the promise to transfer the individual goods or services is not separately identifiable from other promises in the contract and integrated and, therefore, not distinct. Less commonly, the Company may promise to provide distinct goods or services within a contract, in which case the contract is separated into more than one performance obligation. If a contract is separated into more than one performance obligation, the total transaction price is allocated to each performance obligation in an amount based on the estimated relative standalone selling prices of the promised goods or services underlying each performance obligation.

The primary method used to estimate standalone selling price of each performance obligation is the expected cost plus a margin approach, under which the Company estimates the costs of satisfying the performance obligations and then adds appropriate margins.

The Company recognizes revenue over time on its contracts when it satisfies a performance obligation by continuously transferring control to a customer. The customer typically controls the contract and related service, as evidenced by contractual termination clauses or by contract terms specifying the Company's rights to payment for work performed to date, plus a reasonable profit to deliver products or services that do not have an alternative use to the Company.

Management has determined that using contract costs as an input method depicts the continuous transfer of control to customers as the Company incurs these costs from fixed-price or lump-sum contracts.

Under this method, actual direct contract costs incurred are compared to total estimated contract costs for each contract to determine a percentage depicting progress toward contract completion or satisfaction of performance obligations. This percentage is applied to the contract price or allocated transaction price to determine the amount of cumulative revenue to recognize.

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Contract costs include all installed materials, direct labor and subcontract costs. Operating costs are charged to expense as incurred.

Contract costs incurred that do not contribute to satisfying performance obligations and are not reflective of transferring control to the customer, such as uninstalled materials and rework labor, are excluded from the percent complete calculation.

Contract Estimates

The estimation of total revenue and cost at completion requires significant judgment and involves the use of various estimation techniques. Management must make assumptions and estimates regarding labor productivity and availability, the complexity of the work to be performed, the cost and availability of materials, and the performance of subcontractors. Changes in job performance, job conditions and estimated profitability, including those changes arising from contract penalty provisions and final contract settlements, may result in revisions to costs and revenue. Such changes are recognized in the period in which the revisions are determined. If, at any time, the estimate of contract profitability indicates an anticipated loss on the contract, a provision for the entire loss is recognized in the period in which it is identified.

Contract Modifications

Contract modifications are routine in the performance of the Company's contracts. Contracts are often modified to account for changes in the contract specifications or requirements. In most instances, contract modifications are for goods or services that are not distinct and are accounted for as part of the existing contract.

Contract Assets and Liabilities

Billing practices are governed by the contract terms of each project based primarily on costs incurred, achievement of milestones or predetermined schedules. Billings do not necessarily correlate with revenue recognized over time. Contract assets represent revenues recognized in excess of amounts billed. Contract liabilities represents billings in excess of revenues recognized.

Accrued revenue includes amounts which have met the criteria for revenue recognition and have not yet been billed to the client.

The January 1, 2022 balance in accounts receivable was $1,349,399, contract assets was $211,674, and the customer deposits liability account was $2,544,594.

The Company's residential contracts include payments terms that call for payment upon receipt of the invoice, and their commercial contracts call for payment between 15 and 60 days from the invoice date, primarily within 30 days.

Accounts Receivable

The Company carries its accounts receivable at the amount management expects to collect from outstanding receivables. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, when deemed necessary, based on historic write offs and collections and current credit conditions.

Accounts receivable is net of an allowance for doubtful accounts of $120,341 as of March 31, 2022 and December 31, 2021. During the three months ended March 31, 2022 and 2021, the Company wrote off $0 and $8,577, respectively.

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Inventory

Inventories are valued at the lower of cost or net realizable value determined by the first-in, first-out method. The Company writes down its inventory for estimated obsolescence equal to the difference between the carrying value of the inventory and the estimated net realizable value based upon assumptions about future demand and market conditions. If actual future demand or market conditions are less favorable than those projected by management, additional inventory write-downs may be required.

Inventory is net of a reserve for obsolescence $105,293 as of March 31, 2022 and December 31, of 2021.

Property and Equipment, Net

Property and equipment is stated at cost less accumulated depreciation. Depreciation is calculated using straight-line and accelerated methods over the estimated useful lives of such assets. Expenditures for maintenance and repairs are charged to expense as incurred.

Useful lives and residual values are reviewed and adjusted, if appropriate, at the end of each reporting period. An asset's carrying amount is written down immediately to its recoverable amount if the asset's carrying amount is greater than its estimated recoverable amount. The cost and accumulated depreciation of assets retired or sold are removed from the respective accounts and any gain or loss is recognized in operations.

Accrued Warranty and Production Guarantee Liabilities

As a standard practice, the Company warranties its labor for ten years from the completion date of their installation projects and passes through manufacturer warranties on products installed. These warranties are not separately priced, therefore, costs related to the warranties are accrued when management determines they are able to estimate them. Management has not separately accounted for the actual warranty costs each year, and has accrued based on their best estimates as of each year end.

As a standard practice, the Company provides a two-year production guarantee on installed solar systems. These production guarantees are not separately priced, therefore, costs related to production guarantees are accrued based on management's best estimates as of each year end. Separately, the Company offers customers an optional ten-year production guarantee that can be purchased for $1,000.

Income Taxes

The Company is treated as a partnership for both federal and state income tax purposes. In lieu of corporation income taxes, members of a partnership are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for income taxes has been recorded in the consolidated financial statements.

It is the Company's policy to recognize any interest and penalties in the provision for taxes when applicable.

Advertising

The Company's advertising costs are expensed as incurred. Advertising expense for the three months ended March 31, 2022 and 2021 was $35,955 and $50,869, respectively.

Forgivable Debt

Currently there is no authoritative guidance under U.S. GAAP that addresses accounting and reporting by a nongovernmental entity, that is a business entity, that receives forgivable debt from a government entity.

Management has elected to recognize forgivable debt received from a government entity as debt until debt extinguishment occurs when the Company is legally released from being the obliger. Under this method, upon legal release as obliger, the Company recognizes the forgiven amount as income in the statements of operations.

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Recent Accounting Standards

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (FASB) or other standard setting bodies. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

3. Uncompleted Contracts

Deferred costs, costs, estimated earnings and billings on uncompleted contracts consist of the following as of March 31, 2022, and December 31, 2021:

	2022	2021
Deferred costs	$330,795	$116,024
Estimated earnings
	330,795	116,024
Less: billings to date

Deferred costs and costs and estimated earnings in excess of related billings on uncompleted contracts	$330,795	$116,204

Deferred costs include permitting costs to fulfill contracts on installations in progress as of March 31, 2022 and December 31, 2021.

4. Forgivable Debt

In reaction to the coronavirus disease (COVID-19) outbreak, the U.S. government has responded with relief legislation. Certain legislation called the Coronavirus Aid, Relief, and Economic Security (CARES) Act, as amended and clarified in later legislation, authorized emergency loans to businesses by establishing, and providing funding for, forgivable bridge loans under the Paycheck Protection Program (PPP).In April 2020, the Company benefited from the CARES Act by receiving $904,797 under the PPP. Under the PPP, the Small Business Administration (SBA) will forgive the proceeds received if eligibility and other criteria are met, at which time the Company will recognize the forgiven amount as income. Once the SBA reviews and approves the forgiveness amount, the SBA has the right to audit the Company's compliance with the PPP for a period of up to six years. The Company received forgiveness of the entire loan from the SBA and its bank released the Company from repayment in March 2021.

5. Commitments and Contingencies

From time-to-time, the Company may have certain contingent liabilities that arise in the ordinary course of business. The Company accrues for liabilities when it is probable that future expenditures will be made and such expenditures can be reasonably estimated. For all periods presented, other than as set forth below, the Company was not a party to any pending material litigation or other material legal proceedings.

Obligations Under Capital Leases

The Company leases certain office and warehouse equipment under capital leases. The economic substance of these leases is that the Company is financing the acquisition of the equipment through the leases, and accordingly, the equipment is recorded as assets and the payments due on the leases are recorded as liabilities.

F-71

The following is an analysis of the leased assets included in property and equipment at March 31, 2022 and December 31, 2021:

	March 31, 2022	December 31, 2021
Equipment under capital leases	$24,382	$24,382
Less: accumulated depreciation	(12,434)	(12,434)
	$11,948	$11,948

Obligations under capital leases require monthly payments ranging from $258 to $465, including interest ranging from 5.00% to 6.50%, and both mature during the year ended December 31, 2024.

Future minimum payments under these leases are as follows for the years ending December 31:

2022	5,495
2023	5,495
2024	1,374
12,364
Less amount representing interest	(416)
Present value of minimum lease payments	11,948
Less current portion	(4,932)
Obligations under capital leases, net of current portion	$7,016

Operating Leases

The Company is party to non-cancellable leases for office space, warehouse space, tools and vehicles, and also occasionally leases vehicles under short-term agreements.

Total rent expense under these agreements was $55,685 and $58,655, respectively, for the three months ended March 31, 2022 and 2021.

Future minimum lease payments for noncancelable leases with terms exceeding one year from the most recent balance sheet date are as follow for the year ending December 31:

2022	211,700
2023	44,304
2024	29,536
$285,540

Real estate taxes, insurance and maintenance expenses and other related operating expenses of the facilities are generally obligations of the Company and, accordingly, are not part of the minimum rent payable.

6. Employee Retirement Plan

The Company maintains an employee retirement plan under which eligible employees may defer a portion of their annual compensation, pursuant to section 401(k) of the Internal Revenue Code. The Company may make a discretionary matching contribution to the plan on behalf of its employees. There was no such employer matching contribution made in the periods ending March 31, 2022 or December 31, 2021, respectively.

7. Members' Deficit

The members of the Company are not required to make any additional capital contributions to the Company and are generally not personally liable for obligations or liabilities of the Company.

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8. Concentrations

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable.

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. As of March 31, 2022, the Company's cash balance exceeded the federally insured limit by $440,667. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash.

As of March 31, 2022, one customer represented 14% of total accounts receivable.

Major Vendors

During the three months ended March 31, 2022, the Company purchased approximately 70% of its materials from three suppliers. During the three months ended March 31, 2021, the Company purchased approximately 70% of its materials from two suppliers. However, other suppliers could provide similar products at comparable prices.

9. Risks and Uncertainties

During 2020, local, U.S., and world governments have encouraged self-isolation to curtail the spread of the global pandemic, COVID-19, by mandating the temporary shut-down of business in many sectors and imposing limitations on travel and size and duration of group meetings. Most industries are experiencing disruption to business operations and the impact of reduced consumer spending. There is unprecedented uncertainty surrounding the duration of the pandemic, its potential economic ramifications, and any government actions to mitigate them. Accordingly, while management cannot quantify the financial and other impact to the Company, management believes that a material impact on the Company's financial position and results of future operations is reasonably possible.

10. Subsequent Events

The Company has evaluated all subsequent events and transactions through July 5, 2022, the date that the consolidated financial statements were available to be issued and noted no subsequent events requiring financial statement recognition or disclosure, except as noted below.

The SinglePoint Transaction

On April 21, 2022, SinglePoint Inc. purchased an aggregate of 80.1% of the outstanding membership interests (the “Purchased Interests”) of the Company. The aggregate purchase price for the Purchased Interests is $6,453,608 excluding closing adjustments for working capital, debt reduction, and other holdbacks.

New Lease Agreement

Effective April 15, 2022, the Company entered into a lease extension to secure parking, warehouse, and office facilities. The lease runs through October 30, 2027 with a monthly cost of $22,838.

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Up to 240,000,000 Shares of Common Stock

PROSPECTUS

February 14, 2023

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